AMENDED AND RESTATED

CONSTRUCTION LOAN AGREEMENT

MADE BY AND BETWEEN

CJUF II STRATUS BLOCK 21 LLC
c/o
Stratus Properties Inc.

98 San Jacinto, Suite 200

Austin, Texas 78701

AND

BEAL BANK NEVADA, as Lender
6000 Legacy Drive
Plano, Texas 75024

Dated as of October 21, 2009

TABLE OF CONTENTS
Page
Article 1 INCORPORATION OF RECITALS AND EXHIBITS	2
1.1 Incorporation of Recitals	2
1.2 Incorporation of Exhibits	2
Article 2 DEFINITIONS	3
2.1 Defined Terms	3
2.2 Other Definitional Provisions	15
Article 3 BORROWER'S REPRESENTATIONS AND WARRANTIES	15
3.1 Representations and Warranties	15
3.2 Survival of Representations and Warranties	20
Article 4 LOAN AND LOAN DOCUMENTS	21
4.1 Agreement to Borrow and Lend; Lender's Obligation to Disburse; Excess Disbursements	21
4.2 Loan Documents	22
4.3 Term of the Loan	23
4.4 Prepayments	23
4.5 Required Principal Payments	24
4.6 Receipt of Payments	24
4.7 Termination of Lender's Unfunded Commitment	24
4.8 Lender's Inability to Fund	25
Article 5 INTEREST	25
5.1 Interest Rate	25
Article 6 COSTS OF MAINTAINING LOAN	25
6.1 Increased Costs and Capital Adequacy	25
6.2 Borrower Withholding	26
Article 7 LOAN EXPENSE AND ADVANCES	26
7.1 Loan and Administration Expenses	26
7.2 Loan Fees	27
7.3 Loan Administration Fees	27
7.4 Reserved	27
7.5 Lender's Attorneys' Fees and Disbursements	27
7.6 Time of Payment of Fees and Expenses	27
7.7 Expenses and Advances Secured by Loan Documents	28
7.8 Right of Lender to Make Advances to Cure Borrower's Defaults	28
Article 8 NON-CONSTRUCTION REQUIREMENTS PRECEDENT	28
8.1 Non-Construction Conditions Precedent	28
Article 9 CONSTRUCTION REQUIREMENTS PRECEDENT	34
9.1 Construction Documents Required as of Closing	34
9.2 Construction Deliveries Required as of Full Loan Opening	36
Article 10 BUDGET, CONTINGENCY FUND AND CHANGE ORDERS	37
10.1 Budget	37

  (i)

10.2 Budget Line Items	37
10.3 Owner's Contingency	39
10.4 Optional Method for Payment of Interest / Additional Interest Reserve	39
10.5 Change Orders	40
Article 11 SUFFICIENCY OF LOAN	40
11.1 Loan In Balance	40
Article 12 CONSTRUCTION PAYOUT REQUIREMENTS	42
12.1 Applicability of Sections	42
12.2 Monthly Payouts	42
12.3 Documents to be Furnished for Each Disbursement	43
12.4 Retainages	45
12.5 Disbursements for Materials Stored On-Site	45
12.6 Disbursements for Off-site Materials	45
12.7 Specific Limitation on Disbursements	46
12.8 Disbursements Related to Commercial Space Leases	46
Article 13 FINAL DISBURSEMENT FOR CONSTRUCTION	47
13.1 Final Disbursement for Construction	47
Article 14 SALE OF RESIDENTIAL UNITS	48
14.1 Price List Schedule	48
14.2 Sales Agreements	48
14.3 Purchaser Deposits	49
14.4 Residential Unit Sales	50
14.5 Sales Operations and Seller's Obligations; Amendment and Termination of Sales Agreements	53
14.6 Delivery of Sales Information and Documents	53
14.7 Borrower's Acknowledgment Regarding Buyer Financing	54
14.8 Condominium Regime	54
14.9 Release of Residential Units	59
14.10 Application of Sales Proceeds	60
Article 15 OTHER COVENANTS	60
15.1 Borrower further covenants and agrees as follows:	60
15.2 Single Purpose Entity Covenants	71
15.3 Authorized Representative	73
Article 16 CASUALTIES AND CONDEMNATION	74
16.1 Lender's Election to Apply Proceeds on Indebtedness	74
16.2 Borrower's Obligation to Rebuild and Use of Proceeds Therefor	75
Article 17 ASSIGNMENTS BY LENDER AND BORROWER	75
17.1 Assignments and Participations	75
17.2 Prohibition of Assignments and Transfers by Borrower	75
17.3 Prohibition of Transfers in Violation of ERISA	76
17.4 Successors and Assigns	77
Article 18 TIME OF THE ESSENCE	77
18.1 Time is of the Essence	77

(ii)

Article 19 EVENTS OF DEFAULT	77
19.1 Events of Default	77
Article 20 LENDER'S REMEDIES IN EVENT OF DEFAULT	80
20.1 Remedies Conferred Upon Lender	80
Article 21 GENERAL PROVISIONS	81
21.1 Captions	81
21.2 Modification; Waiver	81
21.3 Governing Law	81
21.4 Acquiescence Not to Constitute Waiver of Lender's Requirements	81
21.5 Disclaimer by Lender	82
21.6 Partial Invalidity; Severability	82
21.7 Definitions Include Amendments	83
21.8 Execution in Counterparts	83
21.9 Entire Agreement	83
21.10 Waiver of Damages and Limitation of Liability	83
21.11 Reserved	85
21.12 Jurisdiction	85
21.13 Set-Offs	85
21.14 Binding Effect	86
21.15 Waiver of Accord and Satisfaction	86
Article 22 NOTICES	86
Article 23 WAIVER OF JURY TRIAL	88

  (iii)

EXHIBITS TO LOAN AGREEMENT

Exhibit A	Legal Description of Land
Exhibit B	Construction Schedule
Exhibit C	Permitted Exceptions
Exhibit D	Litigation
Exhibit E	Insurance Requirements
Exhibit F	Architect's Certificate
Exhibit G	Budget
Exhibit H	Draw Request Form
Exhibit I	Approved Plans and Specifications and Approved Finish Standards
Exhibit J	Subcontracts
Exhibit K	Bailment Letter (Warehousemen)
Exhibit L	Bailment Letter (Other Than Warehousemen)
Exhibit M	List of Sales Agreements
Exhibit M-1	List of Sales Agreements Discrepancy Items
Exhibit M-2	Price List Schedule
Exhibit N	Required Changes to Condominium Documents
Exhibit O	Approved Form of Sales Agreement
Exhibit P	Materials Purchases Not Subject to Retainage
Exhibit Q	Leasing Parameters and Allowable Tenant Improvements
Exhibit R	List of Change Orders
Exhibit S	Form of Fourth Estoppel and Agreement from City of Austin
Exhibit T	Due Diligence materials provided to Lender

(iv)

AMENDED AND RESTATED

CONSTRUCTION LOAN AGREEMENT
Project Commonly Known as
"W Hotel and Residences"
Block 21, Austin, Texas

THIS AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT ("Agreement") is made as of October 21, 2009, by and between CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company ("Borrower"), and BEAL BANK NEVADA, a Nevada thrift, its successors and assigns ("Lender").

W I T N E S S E T H:

RECITALS

A.           Borrower is the owner in fee simple of an approximately 76,176 square foot parcel of land commonly known as "Block 21," bounded by Second, Third, Guadalupe and Lavaca Streets, City of Austin, County of Travis, State of Texas, and legally described in Exhibit A attached hereto (the "Land").  Borrower proposes to construct on the Land a mixed use project to be known as the "W Hotel and Residences," consisting of a building of thirty-six (36) stories (the "Building") and other facilities containing: (i) one hundred fifty-nine (159) residential condominium units (each, a "Residential Unit") on twenty (20) floors, from floor 18 through floor 37 of the Building, containing at least 272,272 Saleable Square Feet (with each capitalized term used and not defined in these Recitals being defined hereinbelow) of interior space and with interior finished ceiling heights of at least ten (10) feet (outside of areas containing mechanical runs), (ii) a "W" flagged hotel with two hundred fifty-two (252) guest rooms, situated on ten (10) floors, from floor 6 through floor 16 of the Building, to be furnished and managed pursuant to the Hotel Operating Agreement (as hereinafter defined), and containing at least 100,408 square feet of interior room space and 88,212 square feet of hotel operating space, collectively with, on floor 2 through floor 4 of the Building, 9,583 square feet of meeting space, a 8,060 square foot fitness facility, a 9,935 square foot pool and pool deck, and a business center (collectively, the "Hotel"), (iii) on floor 1 through floor 3 of the Building, 18,341 net Rentable Square Feet of retail space (the "Retail Space") and restaurant space (provided that such restaurant space will not consist of more than 15,900 net Rentable Square Feet exclusive of any outdoor space and Hotel kitchen space) (the "Restaurant Space") and 37,382 net Rentable Square Feet of office space (the "Office Space"), (iv) a live performance venue, on the top three (3) floors of an attached 4-story structure, containing at least 86,750 square feet and a minimum capacity of 2,480 people, with seating for approximately 2,160 people (the "Venue"), (v) 10,995 square feet of storage space, and (vi) a three (3)-level subterranean parking garage (the "Parking Garage"), with a direct connection to elevators servicing the Residential Units, and containing parking spaces for at least 480 automobiles (each, a "Parking Space"), of which, 300 Parking Spaces shall be allocated for the Residential Units, and 122 Parking Spaces shall be allocated, collectively, for the Hotel, the Commercial Space, and the Venue.  The Residential Units shall have a la carte access to the Hotel amenities on a pay-by-use basis, as provided in the Hotel Operating Agreement.

B.           Borrower and Corus Bank, N.A. ("Corus") previously entered into a Construction Loan Agreement (the "Existing Loan Agreement"), dated as of May 2, 2008, pursuant to which Corus agreed, provided certain conditions were satisfied, to make a loan to Borrower in the aggregate amount of up to One Hundred Sixty-Five Million Dollars ($165,000,000) to fund construction, development and marketing costs of the Project.

C.           Corus became unable to fund such loan and, as a result, Stratus Partnership Investments, L.P. ("SPI"), an affiliate of Borrower, purchased all right, title and interest of Corus in and to such loan, including, without limitation, all rights of Corus under the Existing Loan Agreement and the Loan Documents, as such term is defined in the Existing Loan Agreement (the "Existing Loan Documents").

D.           Borrower has requested that Lender provide the Loan, as hereinafter defined, to Borrower and Lender has agreed to do so. Borrower, the Guarantors, as hereinafter defined, and Lender have entered into that certain Commitment Letter, dated September 14, 2009, relating to the Loan (as amended, the "Commitment Letter").  Contemporaneously with the execution of this Agreement, Borrower has caused SPI to sell, assign, transfer and convey to Lender all right, title and interest SPI acquired from Corus in regard to the loan contemplated by the Existing Loan Agreement, including, without limitation, all right, title and interest of the Lender, as defined in the Existing Loan Agreement, under the Existing Loan Agreement and the Existing Loan Documents, together with all other rights, titles and interests of SPI in and to the loan contemplated by the Existing Loan Agreement.

E.           Borrower and Lender have agreed to amend and restate the Existing Loan Agreement as provided herein and amend and restate and/or amend the Existing Loan Documents, to evidence, secure, govern and otherwise relate to the Loan, and as contemplated by the Commitment Letter.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto amend and restate the Existing Loan Agreement, and agree, as follows:

Article 1

INCORPORATION OF RECITALS AND EXHIBITS

1.1	Incorporation of Recitals.

The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

1.2	Incorporation of Exhibits.

Exhibits A through T to this Agreement, attached hereto, are incorporated in this Agreement and expressly made a part hereof by this reference.

Article 2

DEFINITIONS

2.1	Defined Terms.

The following terms as used herein shall have the following meanings:

Additional Interest Reserve:  An interest bearing account of Borrower with Lender or, at Lender's option, Beal Bank, an Affiliate of Lender, which must be first established and funded on the earliest to occur of (i) January 15, 2011, (ii) Substantial Completion or (iii) within ten (10) days following the date Lender first provides a Funding Notice to Borrower as a result of Lender having determined that the unfunded balance of the Interest Reserve Budget Line Item contains less than the amount of interest anticipated to accrue on the Loan over the succeeding three (3) months based on the then applicable Interest Rate and the then outstanding principal balance of the Loan, and into which from time to time Borrower will deposit funds sufficient to satisfy the Interest Reserve Funding Requirement.

Affiliate:  With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

Agreement:  This Amended and Restated Construction Loan Agreement.

Allowable Tenant Improvements:  As such term defined in Section 12.8.

Applicable Condominium Laws:   As such term is defined in Section 14.8(c).

Appraisal:  An MAI certified appraisal of the Project performed in accordance with FIRREA and Lender's appraisal requirements by an appraiser selected and retained by Lender.

Approved Finish Standards:  As such term is defined in Section 9.1(f).

Approved Lease:  As such term is defined in Section 15.1(m).

Approved Plans and Specifications:  As such term is defined in Section 9.1(f).

Architect:  BOKA Powell, L.L.C.

Architect's Certificate:  A certificate in the form of Exhibit F attached hereto executed by the Architect in favor of Lender.

Associations:   As such term is defined in Section 14.8(d).

Authorized Representative:  William H. Armstrong, an individual, or such other individual that is designated in accordance with Section 15.3 of this Agreement.

Available Sources of Funds:  As such term is defined in Section 11.1(c).

Bankruptcy Code:  Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto or any other present or future bankruptcy or insolvency statute.

Base Rate:  As such term is defined in the Note.

Borrower:  As such term is defined in the opening paragraph of this Agreement.

Budget:  The budget for the Project specifying all costs and expenses of every kind and nature whatsoever to be incurred by Borrower in connection with the Project (including, the Loan) prior to the Maturity Date, as approved by Lender as set forth in Section 10.1.

Budget Line Item:  As such term is defined in Section 10.2.

Building:  As such term is defined in Recital A.

Business Day:  Any Monday through Friday, excluding days on which Lender is closed for business.

Change Order:  Shall mean any of the following: (i) a request for changes in the Approved Plans and Specifications (other than minor field changes involving no extra cost) or for a change to the General Contract Price, (ii) an amendment to the General Contract, (iii) a construction change directive or (iv) a written order for a minor change in the work issued by the architect.

City Documents: Declaration of Restrictive Covenants (as amended, the "Declaration") dated as of December 15, 2006, by the City of Austin, a Texas home rule city and municipal corporation, recorded in the Official Public Records of Travis County, Texas as Document No. 2006240877; and Special Warranty Deed (as amended, the "Deed") dated as of December 15, 2006, by the City, in favor of Stratus Block 21 Investments, L.P., a Texas limited partnership, recorded in the Official Public Records of Travis County, Texas as Document No. 2006240878, as both were amended by Estoppel Certificate and Agreement dated April 26, 2008 and recorded in the Official Public Records of Travis County, Texas under Document No. 2008078527 and by Estoppel Certificate and Agreement dated May 13, 2008 and recorded in the Official Public Records of Travis County, Texas under Document No. 2008085863

CJUF:  Canyon-Johnson Urban Fund II L.P., a Delaware limited partnership.

Closing: The date of the Closing Funding.

Closing Funding: The first disbursement of Loan proceeds in an amount of $3,348,457.08, which shall be advanced on or about the date hereof.

Collateral Assignment of Hotel Documents:  That certain Amended and Restated Assignment of Hotel Documents collaterally assigning Borrower's interests in the Hotel Documents (and related documents) to Lender.

Commercial Space:  Together, the Office Space, the Restaurant Space and the Retail Space.

Commitment:  Lender's maximum aggregate funding obligation hereunder of up to One Hundred Twenty Million Dollars ($120,000,000), less any reduction thereof in accordance with the terms of this Agreement.

Commitment Letter:  As such term is defined in Recital D.

Completion Date:  With respect to the Residential Units, July 25, 2011; with respect to the Hotel, January 7, 2011; with respect to the Venue May 25, 2011; with respect to the Commercial Space, January 7, 2011; and with respect to the entire Project, December 31, 2011.

Condominiums:   All condominium units, including, without limitation, Residential Units, included within the Project.

Condominium Documents:  As such term is defined in Section 8.1(s).

Condominium Marketing License Agreement:  That certain Condominium Marketing License Agreement dated as of October 26, 2006 by and between Stratus Block 21 Investments, L.P. (predecessor in interest to Borrower), and Starwood Hotels & Resorts Worldwide, Inc.

Construction or construction:  The construction and equipping of the Improvements in accordance with the Approved Plans and Specifications, and related improvements required to be performed by Borrower under Sales Agreements (including all off-site improvements reasonably required for use and operation of the Improvements) and the installation of all personal property, fixtures and equipment required for the operation of the Project or required under Sales Agreements.

Construction Disbursement:  As such term is defined in Section 7.3.

Construction Schedule:  The schedule attached hereto as Exhibit B establishing a timetable for completion of the Construction, showing, on a monthly basis, the anticipated progress of the Construction, and showing that the Improvements can be completed on or before the applicable Completion Date and that the Residential Units will be delivered prior to any outside dates, if any, provided for in the Sales Agreements.

Contractor's Contingency:  As such term is defined in Section 10.3.

Control:  As such term is used with respect to any person or entity, including the correlative meanings of the terms "controlled by" and "under common control with," shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

Declaration of Condominium:  The Master Condominium Declaration and the Residential Condominium Declaration, individually or collectively, as the context shall infer.

Deed of Trust:  That certain Amended and Restated Construction Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, executed by Borrower for the benefit of Lender and its successors and assigns, securing this Agreement, the Note, and all obligations of Borrower in connection with the Loan, granting a first priority lien on Borrower's fee interest in the Project, subject only to the Permitted Exceptions.

Default or default:  Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

Default Rate:  As such term is defined in the Note.

Deficiency Deposit:  As such term is defined in Section 11.1(b).

Deposits:  The Earnest Money Deposits and the Upgrade Deposits.

Design Professionals:  As such term is defined in Section 9.1(a).

Earnest Money Deposits:  As such term is defined in Section 14.3 (a).

Environmental Indemnity:  An environmental indemnity from Borrower and Guarantor, jointly and severally, indemnifying Lender with regard to all matters related to Hazardous Material and other environmental matters.

Environmental Proceedings:  Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to the Project.

Environmental Report:  An environmental report prepared at Borrower's expense by a qualified environmental consultant approved by Lender in its sole discretion addressed to Lender (or subject to separate letter agreement permitting Lender to rely on such environmental report), or otherwise delivered to Lender, which complies with the USEPA "all appropriate inquiry" rule contained in 40 CRF Part 312.

Equity Investment:  The sum of the Initial Equity Investment plus all other amounts of equity required to be provided by Borrower pursuant to this Agreement to keep the Loan In Balance and otherwise complete Construction and perform all other obligations of Borrower in regard to the Loan and/or under this Agreement and the other Loan Documents.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

Escrow Agent:  As such term is defined in Section 14.3(a).

Escrow Agreement:  As such term is defined in Section 8.1(w).

Event of Default:  As such term is defined in Section 19.1.

Excess Parking Spaces: As such term is defined in Section 14.1.

Existing Loan Documents:  As such term is defined in Recital C.

FIRREA:  The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

Full Loan Opening Date:  The date of Full Loan Opening.

Full Loan Opening or Full Opening of the Loan:  The second disbursement of Loan proceeds, being the first disbursement of Loan proceeds other than the Closing Funding.

Funding Notice:    As such term is defined in Section 10.4.

General Contract:  As such term is defined in Section 9.1(a).

General Contract Price:  As such term is defined in Section 9.1(a).

General Contractor:  Austin Building Company.

Governmental Approvals:  Collectively, all consents, licenses, and permits and all other authorizations or approvals required from any Governmental Authority for the Construction in accordance with the Approved Plans and Specifications or the sale of the Residential Units.

Governmental Authority:  Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

Guarantor and Guarantors:  Stratus Properties and CJUF Stratus Properties and CJUF are referred to herein individually as a "Guarantor".

Guarantor Financial Covenants: The covenants of Guarantors set forth in Section 25 of the Guaranty.

Guaranty:  That certain Amended and Restated Guaranty Agreement, of even date herewith, executed by each Guarantor in favor of Lender, by which each Guarantor jointly and severally guarantees the payment and performance of all obligations of Borrower with regard to the Loan, including, without limitation, (i) payment of all amounts due with regard to the Loan and (ii) the lien-free and timely completion of the Project in accordance with all provisions of this Agreement and Borrower's obligation to keep the Loan In Balance and to pay for all cost overruns.

Hard Costs:  Any and all costs related to or incurred in connection with the construction of the Project, including, without limitation, the cost of all labor, materials and equipment, but excluding any fees for architectural and engineering services, marketing fees, financing costs, developers' fees and other similar soft fees and costs.  The Hard Costs include the items delineated as such on the Budget.

Hazardous Material:  Means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any

Governmental Authority having jurisdiction over the Project or any portion thereof or its use, including: (i) any "hazardous substance" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof; (ii) any "pollutant or contaminant" as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (vii) any mold or fungus that may cause an allergic, toxic or inflammatory response in humans arising from exposure to such mold or fungus in indoor air; and (viii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority.  Any reference above to a Law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

Hotel:  As such term is defined in Recital A.

Hotel Documents: The Condominium Marketing License Agreement, the Hotel Operating Agreement, and/or the Technical Services Agreement, individually or collectively, as the context may infer.

Hotel Operator:  W Hotel Management, Inc., a Delaware corporation, an Affiliate of Starwood Hotel & Resorts Worldwide, Inc.,

Hotel Operating Agreement:  That certain W Austin Hotel Operating Agreement by and between Stratus Block 21 Investments, L.P., and Starwood Hotel & Resorts Worldwide, Inc., dated as of October 26, 2006, as amended by First Amendment to Operating Agreement dated January 30, 2008, and Second Amendment to W Austin Hotel Operating Agreement, dated May 6, 2008, as such agreement was assigned by Stratus Block 21 Investments, L.P. to Borrower by virtue of that certain Assignment and Assumption Agreement dated as of July 30, 2007; and as such agreement was assigned by Starwood Hotel & Resorts Worldwide, Inc. to Hotel Operator by virtue of that certain Assignment and Assumption Agreement dated as of July 30, 2007.

HUD:  United States Department of Housing and Urban Development.

ILSA:  The Interstate Land Sales Full Disclosure Act, 42 USC 1701 et. seq., as amended.

Improvements:  All of the improvements referred to in Recital A hereto and more particularly described in the Approved Plans and Specifications and any offsite improvements reasonably required to be constructed by Borrower for the use or operation of the improvements described in Recital A.

In Balance or in balance:  As such term is defined in Article 11.

Including or including:  Means "including, but not limited to" of determination in question.

Indemnified Party:  As such term is defined in Section 15.1(t).

Initial Equity Investment:  As such term is defined in Section 8.1(a) .

Insurance Policy:  As such term is defined in Section 8.1(e).

Interest Rate:  The interest rate in effect from time to time under the Note.

Interest Reserve Budget Line Item:  As such term is defined in Section 10.4.

Interest Reserve Funding Requirement:  The amount required from time to time to be in the Additional Interest Reserve which will be equal to three (3) months of interest on the Loan at the Interest Rate applicable as of the date of determination on the then outstanding principal balance of the Loan, less any funds then remaining unfunded under the Interest Reserve Budget Line Item calculated and adjusted as provided in Section 10.4 as of the first (1st) day of each calendar month.

Internal Revenue Code:  The Internal Revenue Code of 1986, as amended from time to time.

Land:  As such term is defined in Recital A.

Laws:  Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction.

Lease and Leases:  The collective reference to all leases, subleases and occupancy agreements affecting the Project or any part thereof now existing or hereafter executed and all amendments, modifications or supplements thereto approved in writing by Lender. Lease refers to any of such leases, subleases or occupancy agreements.

Lender:  As such term is defined in the opening paragraph of this Agreement and including any successor owner or holder of the Loan or any part of the Loan (other than a participation interest in the Loan) from time to time.

Lender's Consultant:  An independent consulting architect, inspector, and/or engineer designated by Lender in Lender's sole discretion.

Lender's Estimate of Remaining Costs:  As such term is defined in Section 11.1(d).

List Price:  As such term is defined in Section 14.1.

Loan:  The loan, in the maximum principal amount of $120,000,000.00 to be provided by Lender to Borrower pursuant to this Agreement and which is evidenced by the Note.

Loan Commitment Fee:  As such term is defined in the Commitment Letter.

Loan Documents:  The collective reference to this Agreement, the documents and instruments listed in Section 4.2, and all the other documents and instruments entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or per-

formance of Borrower's or Guarantor's obligations in connection with the transaction contemplated hereunder, each as amended and/or amended and restated. Without limitation of the foregoing, the Loan Documents include the Existing Loan Documents to the extent they have been amended and/or amended and restated by Borrower and Lender.

Loan Origination Fee:                                           As such term is defined in the Commitment Letter.

Loan Term:  The period of time commencing on the date of this Agreement through and including the date the Loan is repaid in full.

Margin:  As such term is defined in the Commitment Letter.

Master Association:                                As such term is defined in Section 14.8(d).

Master Condominium:   As such term is defined in Section 14.8(c).

Master Condominium Declaration:  That certain Declaration of Condominium Regime for Block 21 Master Condominiums to be recorded against the Project upon completion thereof, which will subdivide the Project into eleven (11) "Master Units."

Material Adverse Change or material adverse change:  If, in Lender's sole and reasonable discretion, the operations or financial condition of a person, entity, or property has changed in a manner likely to impair materially the value of Lender's security for the Loan, prevent timely repayment of the Loan, or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

Material Contracts:                                The City Documents, the Hotel Documents, the General Contract, each Sale Agreement,

Maturity Date:  As such term is defined in Section 4.3.

Net Operating Income:  For the applicable month, the gross income from the Project less, to the extent actually paid during the applicable period, a prorated management fee (not to exceed 4% of annual gross revenues), customary monthly operating expenses (not including accrued, unpaid interest on the Loan), and reasonable prorated tax and insurance reserves; provided, however, for the Hotel, Net Operating Income shall be deemed the amount distributable by Hotel Operator to Borrower pursuant to the Hotel Operating Agreement.

Net Sales Proceeds:  The greater of (i) gross sales price paid by any Residential Unit Purchaser for its respective Residential Unit (exclusive of Residential Unit customization items paid for from Upgrade Deposits, but inclusive of all Upgrade Profits and inclusive of all fees and other amounts paid by Residential Unit Purchasers in excess of the purchase price) minus brokerage commissions (limited to 3% of such gross sales price if no Residential Unit Purchaser's broker is to be paid by Borrower and 6% of such gross sales price if both the Residential Unit Purchaser's broker and Borrower's broker are to be paid by Borrower), Starwood Hotels & Resorts Worldwide, Inc. licensing fees in the amount of 4.5% of the gross sales price for each Residential Unit sold, title costs, legal fees and other customary closing costs associated with the sale of such Residential Unit that are paid or incurred by Borrower, provided that in calculating Net Sales Proceeds closing costs shall be excluded from this clause to the extent funded from the Loan (rather than being paid from gross sales proceeds) or (ii) 89% of such gross sales price if both the Residential Unit Purchaser's broker and Borrower's broker are to be paid by Borrower and 92% of such gross sales price if the Residential Unit Purchaser's broker is not to be paid by Borrower.

Non-Disturbance Agreement:  That certain Subordination and Non-Disturbance Agreement by and among Hotel Operator, Lender and Borrower, dated as of October 21, 2009.

Note:  That certain Amended and Restated Promissory Note, of even date herewith, in the amount of One Hundred Twenty Million Dollars ($120,000,000), executed by Borrower and payable to the order of Lender, evidencing the Loan.

OFAC:  As such term is defined in Section 3.1(y).

Office Space:  As such term is defined in Recital A.

Owner's Contingency:  As such term is defined in Section 10.3.

Parking Garage:  As such term is defined in Recital A.

Parking Space:  As such term is defined in Recital A.

Permitted Affiliate Expenses:  As such term is defined in Section 12.7.

Permitted Exceptions:  Those matters listed on Exhibit C attached hereto, to which title to the Project may be subject at the Closing, and thereafter such other title exceptions as are acceptable to Lender in its sole discretion and approved by Lender in writing.

Person:  Any natural person, partnership, limited liability company, corporation, trust, Governmental Authority or other entity.

Plans and Specifications:  As such term is defined in Section 9.1(f).

Pledge Agreement:  That certain Pledge and Security Agreement to be executed and delivered at or prior to the Closing by the Pledgors to Lender by which all ownership interests in Borrower are pledged to Lender as security for the Loan.

Pledgor and Pledgors:  Stratus Block 21 Investments, L.P. and CJUF II Block 21 Member, LLC and each other owner of any interest in Borrower.

Pre-sale Requirement:  As such term is defined in Section 8.1(v).

Price List Schedule:  As such term is defined in Section 14.1.

Proceeding:  As such term is defined in Section 21.12.

Proceeds:  As such term is defined in Section 16.1(a).

Project:  The collective reference to (i) the Land, together with all buildings, structures and improvements located or to be located thereon, including the Improvements, (ii) all rights, privileges, easements and hereditaments relating or appertaining thereto, including, without limitation, all of Borrower's right, title and interest under the Condominium Documents, including, without limitation, all telecommunication easements, development rights and Declarant/special Declarant rights, and (iii) all personal property, fixtures and equipment required or beneficial for the operation thereof.

Qualifying Sales Agreement:  As such term is defined in Section 14.4.

Release Price:  As such term is defined in Section 14.9 for the  Residential Unit being released.

Remaining Units:  Residential Units which have not been conveyed to Residential Unit Purchasers as of the time of determination of the Remaining Units (and, therefore, remain as collateral for the Loan).

Rentable Square Feet:  The number of indoor net rentable square feet in any particular portion of the Commercial Space or other space, as measured from the interior of the glass in the exterior walls, the middle of demising walls between rentable spaces and to the public side of any common area walls, but excluding balconies, terraces, hallways, common areas, lobbies, loft space or "loft walls" and the structural walls and areas of exit stairs, elevator shafts, and common mechanical shafts.  (One such rentable square foot is referred to in the singular as a "Rentable Square Foot".)

Required Permits:  Each building permit, environmental permit, utility permit, land use permit and any other permits, approvals or licenses issued by any Governmental Authority that are required in connection with the Construction, marketing, sale or operation of the Project.

Residential Association:  As such term is defined in Section 14.8(d).

Residential Condominium:  As such term is defined in Section 14.8(c).

Residential Condominium Declaration:  That certain sub-condominium declaration, entitled the "Subordinate Declaration of Condominium Regime for Block 21 Hotel Residential Condominiums," to be recorded against the Residential Units and Hotel.

Residential Unit:  As such term is defined in Recital A.  For the sake of clarity, the Hotel is not included in the defined term "Residential Units."

Residential Unit Purchaser:  The contract purchaser(s) under each Sales Agreement.

Restaurant Space:  As such term is defined in Recital A.

Retail Space:  As such term is defined in Recital A.

Retainage:  As such term is defined in Section 12.4.

Saleable Square Feet:  The number of indoor net saleable square feet in a Residential Unit or other space, as measured from the exterior of the exterior walls, the middle of demising walls between Residential Units and to the public side of any common area walls, but excluding balconies, terraces, common hallways, common mechanical shafts, lobbies, loft space or "loft walls" and the structural walls and areas of exit stairs, elevator shafts, and other common areas.  (One such saleable square foot is referred to in the singular as a "Saleable Square Foot".)

Sales Agreement:  As such term is defined in Section 14.2.

Sales Notice:  As such term is defined in Section 14.9.

Sales Report:  As such term is defined in Section 14.6.

Soft Costs:  All costs incurred or to be incurred in connection with the Project, other than the Hard Costs, including, without limitation, interest on the Loan, fees incurred in connection with the Loan, commissions, appraisal fees, architectural and engineering fees, title and recording charges, legal fees, real estate taxes and other impositions and sales and marketing costs.  Soft Costs shall only include the items delineated as such on the Budget.

Soil Report:  A soil test report prepared by a licensed engineer satisfactory to Lender indicating to the satisfaction of Lender that the soil and subsurface conditions underlying the Project will support the Improvements.

Spa Amendment:  As such term is defined in Section 9.2(g).

Spa Plans and Specifications:  As such term is defined in Section 9.2(g).

State:  The State of Texas.

Stratus Properties:  Stratus Properties Inc., a Delaware corporation.

Subcontracts:  Subcontracts for labor or materials to be furnished to the Project.

Substantial Completion:  The satisfaction of all of the following conditions: (a) the date when the Construction shall have been completed (except for Punch List Items and minor items which can be fully completed without material interference with the use and operation of the Project) in accordance with the Approved Plans and Specifications; and (b) all material permits and approvals required for the normal use and occupancy of the Project (including a temporary certificate of occupancy) shall have been issued by the appropriate Governmental Authority and shall be in full force and effect to such extent under items (a) and (b) so that Borrower has the absolute right and ability under applicable Laws to convey and deliver Residential Units to the respective Residential Unit Purchasers and open and operate the Hotel.

Technical Services Agreement: That certain Technical Services Agreement dated as of October 26, 2006 by and between Stratus Block 21 Investments, L.P. (predecessor in interest to Borrower), and Starwood Hotels & Resorts Worldwide, Inc.

Tenant:  The tenant under a Lease.

Title Insurer:  Land America/Commonwealth Land Title Insurance Company, or such other title insurance company licensed in the State as may be approved in writing by Lender.

Title Policy:  That certain Lender's Title Insurance Policy, dated May 2, 2008, issued by the Title Insurer to Corus with regard to the Existing Loan Agreement, as endorsed as required by Lender to confirm that Lender is now the insured thereunder, insuring the lien of the Deed of Trust as a valid first, prior and paramount lien upon the Project and all appurtenant easements, and subject to no other exceptions other than the Permitted Exceptions.

Transfer:  Any sale, transfer, lease (other than a Lease approved by Lender), conveyance, alienation, pledge, assignment, mortgage, encumbrance, hypothecation or other disposition of (a) all or any portion of the Project or any portion of any other security for the Loan, (b) all or any portion of Borrower's right, title and interest (legal or equitable) in and to the Project or any portion of any other security for the Loan, or (c) any interest in Borrower or any interest in any entity, including, without limitation, any Pledgor, which directly or indirectly holds an interest in, or directly or indirectly controls, Borrower.

TUCA:   As such term is defined in Section 14.8(c).

Unavoidable Delay:  Any delay in the construction of the Project, caused by natural disaster, fire, earthquake, hurricanes, tropical storms, floods, war, acts of terrorism, explosion, extraordinary adverse weather conditions, inability to procure or a general shortage of labor, equipment, facilities, energy, materials or supplies in the open market, failure of transportation, strikes or lockouts, or like causes, so long as such cause is not within the reasonable control of Borrower, but in no event to exceed ninety (90) days in the aggregate.  In no event shall lack of funds be deemed an Unavoidable Delay.

Unfunded Commitment:  The Commitment less all disbursements of the Loan made prior to the date on which the amount of the Unfunded Commitment is being calculated.

Upgrade Deposit:  As such term is defined in Section 14.3(c).

Upgrade:  As such term is defined in Section 14.3(c).

Upgrade Profit:  The amount by which Borrower's costs of providing any Upgrade is less than the cost charged to the Residential Unit Purchaser for such Upgrade.

Venue:  As such term is defined in Recital A.

Venue Documents:  The documents hereafter entered into by Borrower as herein provided for the operation of the Venue.  It is currently contemplated that the Venue Documents will include a Management Agreement with Live Nation Worldwide, Inc. and a Block 21 Master Agreement with Capital of Texas Telecommunications Council.

Waste Management Plan: As such term is defined in Section 9.2(c).

2.2	Other Definitional Provisions.

All terms defined in this Agreement shall have the same meanings when used in the Note, Deed of Trust, any other Loan Document, or any certificate or other document made or delivered pursuant hereto.  The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement.

Article 3

BORROWER'S REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties.

To induce Lender to execute this Agreement and perform its obligations hereunder, Borrower hereby represents and warrants to Lender as follows:

(a) Borrower has good and indefeasible fee simple title to the Project, subject only to the Permitted Exceptions.

(b) Except as described on Exhibit D hereto, no litigation or proceeding is pending, or to the best of Borrower's actual knowledge threatened in writing, against Borrower, either Pledgor or either Guarantor, that could, if adversely determined, be reasonably expected to cause a Material Adverse Change with respect to Borrower, either Pledgor, either Guarantor or the Project.  There are no pending Environmental Proceedings and Borrower has no actual knowledge of any threatened Environmental Proceedings or any facts or circumstances that are reasonably likely give rise to any future Environmental Proceedings.

(c) Borrower is a duly organized and validly existing limited liability company and has full power and authority to execute, deliver and perform all Loan Documents to which Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower; Borrower has been a single purpose entity in compliance with Section 15.2 hereof since its formation.

(d) No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor, partner, member or shareholder of Borrower, either Pledgor or either Guarantor, is required in connection with the execution, delivery and performance of this Agreement or any of the Loan Documents other than the recordation of the Deed of Trust and the Declaration of Condominium for the Project and the filing of UCC-1 Financing Statements, except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity where the failure to so obtain would not have a material adverse effect on Borrower, either Pledgor or either Guarantor or which have been obtained as of any date on which this representation is made or remade.

(e) The execution, delivery and performance of this Agreement, the execution and payment of the Note and the granting of the Deed of Trust and other security interests under the other Loan Documents have not constituted and will not constitute, upon the giving of notice or lapse of time or both, a breach or default under any other agreement to which Borrower, either

Pledgor or either Guarantor is a party or may be bound or affected, or a violation of any law or court order that may affect the Project, any part thereof, any interest therein, or the use thereof.

(f) Each of the Material Contracts, other than the Hotel Documents, is in full force and effect.  There is no Default or Event of Default under the Existing Loan Agreement, any of the Existing Loan Documents, this Agreement, the other Loan Documents, or, to the knowledge of Borrower, any of the Material Contracts (other than the Hotel Documents), nor, to Borrower's knowledge, is there any condition that, after notice or the passage of time or both, would constitute a Default or an Event of Default under any of said documents.  No counterparty to any Material Contract has sent to Borrower any notice alleging a default on the part of Borrower under any Material Contract or any other material notice of an adverse matter relating to any such Material Contract, except for the notices, if any, which have been provided by Borrower to Lender.  Borrower is not aware of any material default or failure to perform which exists under any Material Contract on the part of any party to such Material Contract.  Certain Residential Unit Purchasers have not yet fully funded the required Earnest Money Deposit as reflected on Exhibit M-1.

(g) (i) No condemnation of any portion of the Project, (ii) no condemnation or relocation of any roadways abutting the Project, and (iii) no proceeding to deny access to the Project from any point or planned point of access to the Project, has commenced or, to Borrower's actual knowledge, is contemplated by any Governmental Authority.

(h) The amounts set forth in the Budget present a full and complete itemization by category of all costs, expenses and fees that Borrower reasonably expects to pay or reasonably anticipates becoming obligated to pay with respect to the Loan and to complete the Construction (including all off-site improvements to be paid for by Borrower), operate the Project and market and sell the Residential Units.  Borrower is unaware of any other such costs, expenses or fees that are material and are not covered by the Budget.  Borrower further warrants that neither Borrower, either Pledgor, either Guarantor, nor any of their respective Affiliates are receiving any other payments, distributions, or other consideration directly or indirectly from Borrower, the Project, its seller, contractors or any other party associated with the Project other than the Permitted Affiliate Expenses.

(i) Neither the construction of the Improvements nor the use of the Project when completed in accordance with the Approved Plans and Specifications and the contemplated accessory uses will violate (i) any Laws (including subdivision, zoning, building, environmental protection and wetland protection Laws), or (ii) any building permits, restrictions of record, or agreements affecting the Project or any part thereof.  Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Project is to any extent dependent upon or related to any real estate other than the Land.  All Governmental Approvals required for the Construction in accordance with the Approved Plans and Specifications have been obtained (except for those Governmental Approvals that cannot or need not be obtained until a later stage of the Construction or completion of Construction, in which case such Governmental Approvals will be obtained by Borrower on a timely basis and copies will be delivered to Lender on the earliest possible date) and all Laws relating to the Construction and operation of the Improvements have been complied with in all material respects and to Borrower's knowledge, after due inquiry, all permits and licenses, required for the operation of the Project that cannot be obtained until the Construction is completed can be obtained if the Improvements are completed in accordance with the Approved Plans and Specifications.

(j) The Project will have adequate water, gas, if applicable, and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of access between the Project and public highways, and none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Laws.

(k) No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder, other than to Holliday Fenoglio Fowler, who will be paid by Borrower using Loan proceeds from the Closing Funding.

(l) All financial statements and other information previously furnished by Borrower, either Pledgor or either Guarantor to Lender in connection with the Loan are true, complete and correct in all material respects and fairly present the financial conditions of the subjects thereof as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no Material Adverse Change with respect to Borrower, either Pledgor or either Guarantor has occurred since the respective dates of such statements and information.  Neither Borrower, either Pledgor nor either Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements and all charges payable with respect to the Project are current and not in default.  Except as previously disclosed in writing to Lender, neither Borrower, either Pledgor nor either Guarantor, nor any officer or director of Borrower, nor any equity owner of Borrower, either Pledgor or either Guarantor, or any of Borrower's, either Pledgor's or either Guarantor's respective Affiliates (excluding investors in CJUF and any shareholders of either Guarantor other than those that are considered "insiders" under SEC regulations): (i) has ever been the subject of any criminal proceedings (other than minor traffic violations); (ii) has ever been the owner, whether directly or indirectly, of a parcel of real property when it was the subject of foreclosure proceedings (whether judicial or non-judicial); (iii) has ever been a party, whether directly or indirectly, to a deed in lieu of foreclosure; or (iv) is currently a party to any material pending litigation or administrative proceedings, or subject to any judicial or non-judicial orders or consent agreements.

(m) Except as disclosed in any Environmental Report delivered by Borrower to Lender prior to the date hereof, (i) to Borrower's actual knowledge, the Project is in a safe condition, and, except for small quantities of Hazardous Materials lawfully used in the ordinary course of construction, maintenance and operation of the Project, is free of all Hazardous Material and is in compliance with all applicable Laws; (ii) except for small quantities of Hazardous Materials lawfully used in the ordinary course of construction, maintenance and operation of the Project, neither Borrower nor, to the actual knowledge of Borrower, any other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect the Project, or any part thereof, and the Project has never been used (whether by Borrower or, to the actual knowledge of Borrower, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material; (iii) neither the Project nor Borrower is subject to any existing, pending, or, to Borrower's actual knowledge, threatened investigation or inquiry by any Governmental Authority, and the Project is not subject to any remedial obligations under any applicable Laws pertaining to health or the environment; and (iv) to the actual knowledge of Borrower, there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Materials of any sort on, under or affecting the Project.

(n) For all purposes the Project may be mortgaged, conveyed and otherwise dealt with as an independent parcel and is a separate real estate tax parcel.

(o) Borrower and its agents have not entered into any Leases, subleases or other arrangements for occupancy of space within the Project (other than Sales Agreements that permit occupancy by the Residential Unit Purchasers following closing thereunder and the Hotel Operating Agreement).

(p) When the Construction is completed substantially in accordance with the Approved Plans and Specifications, no building or other improvement will encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) in violation thereof.

(q) The Loan is not being made for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System.

(r) Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not "plan assets" of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

(s) Borrower is not a "foreign person" within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

(t) Borrower uses no trade name other than (i) its actual name set forth herein,  (ii) "W Hotel and Residences"  and (iii) "W Austin Hotel".  The principal place of business of Borrower is as stated in Article 22.

(u) Borrower's place of organization is Delaware.

(v) Except as set forth in Exhibit M, there are no Sales Agreements to purchase Residential Units.  The Sales Agreements listed on Exhibit M are in full force and effect and such Sales Agreements are not subject to any rights of rescission.  Borrower hereby represents that Exhibit M is a true, accurate and complete schedule of all Sales Agreements and sets forth:  (i) the name of Residential Unit Purchaser, (ii) the Residential Unit being purchased, (iii) any Upgrades, (iv) any Upgrade Deposit, (v) the purchase price, and (vi) the Earnest Money Deposit. All Sales Agreements are (or when entered into, and after expiration of statutory rescission periods, will be) Qualifying Sales Agreements.  Except for the Sales Agreements referenced on Exhibit M-1 where delinquent Earnest Money Deposit installments are noted, no event of default, or any event that, with the passage of time or the giving of notice, or both, would constitute an event of default, has occurred pursuant to the terms of any of the Sales Agreements on the part of Borrower or, to Borrower's actual knowledge, the other parties thereto.  No Residential Unit Purchaser under the Sales Agreements listed on Exhibit M has terminated its respective Sales Agreement and there are no side agreements with any Residential Unit Purchasers modifying any of the terms of the Sales Agreements or otherwise.

(w) All Sales Agreements are exempt from or will comply with the requirements of ILSA, and Laws of the State (and any applicable local Laws), so that (i) the sale of the Residential Units is lawful and will not be subject to interruption due to a violation of Laws, (ii) no Sales Agreement is terminable under any of such Laws (other than the termination rights contained in such Sales Agreement), and (iii) neither Borrower nor the Project will be subject to any civil or criminal penalties by reason of failure to comply with such Laws.  The marketing and sale of Residential Units by Borrower (and any marketing or sales of Residential Units) is, and at all times has been, in compliance with all Laws pertaining to the sale of condominiums (and/or residential real estate generally).  All consents and approvals needed for the sale of Residential Units under applicable federal, state and local Laws have been received and remain in full force and effect.

(x) The Hotel Documents are in full force and effect.  No event of default, or any event that, with the passage of time or the giving of notice, or both, would constitute an event of default, has occurred pursuant to the terms of the Hotel Documents, either on the part of Borrower or, to Borrower's actual knowledge, the other parties thereto.  Hotel Operator, or any other party to any Hotel Document, has not sent to Borrower any notices of default under any Hotel Document, nor has Hotel Operator, or any other party to any Hotel Document, sent to Borrower any other written notices of a material nature.  The Hotel Documents have not been amended (except as set forth in the definition of Hotel Documents).  There are no other agreements, written or oral, with Hotel Operator, Starwood Hotels & Resorts Worldwide, Inc., or any Affiliates of the foregoing, that supplement or modify any of the terms of any of the Hotel Documents or otherwise.

(y) Neither Borrower, either Pledgor, either Guarantor nor any other person owning an interest in Borrower is (or will be) a person with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury of the United States of America (including, those persons named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not knowingly engage in any dealings or transactions or otherwise be associated with such persons.  In addition, Borrower hereby agrees to provide Lender with any additional information that Lender deems reasonably necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

(z) Borrower shall have complied, in all respects, with the provisions of the USA PATRIOT Act of 2001, as applicable to Borrower and the Project.

(aa) The Project complies and, when constructed, shall comply with all requirements of (i) the City Documents, (ii) that certain Restrictive Covenant by Zoning Case No. C14-06-0190, dated December 5, 2006 by The City of Austin recorded as Instrument No. 200634734, and (iii) that certain Restrictive Covenant Regarding Unified Development and Maintenance of Drainage Facilities, dated January 9, 2008 by CJUF II Stratus Block 21, LLC recorded as Instrument No. 2008013723.

(bb) All statements set forth in the Recitals are true and correct in all material respects.

(cc) Construction of the Improvements to date is in compliance with the Approved Plans and Specifications, the Governmental Approvals and the requirements of each applicable Material Contract. To date, Borrower has utilized $105,918,438.51 of its Initial Equity Investment to pay Budget Line Item Costs as shown on Exhibit G.

(dd) To Borrower’s actual knowledge, all factual information with respect to the Borrower, the Guarantors, the Project, the loan evidenced by the Existing Loan Documents and/or the Loan, set forth in the Existing Loan Documents or in the reports, other papers and data set forth in the items listed on Exhibit T (the “Due Diligence Materials”) and, to Borrower’s actual knowledge, all factual statements and representations made to the Lender by or on behalf of the Borrower in the Due Diligence Materials, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished in connection with this Agreement and the Loan and all such other factual statements and representations previously so made in connection with this Agreement and the Loan, complete and correct in all material respects, and, to Borrower’s actual knowledge, did not as of the date so furnished or made and as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.  Borrower has not intentionally withheld any material information from Lender concerning the Borrower, the Guarantors, the Project or the loan evidenced by the Existing Loan Documents.

3.2	Survival of Representations and Warranties.

Borrower agrees that all of the representations and warranties set forth in Section 3.1 and elsewhere in this Agreement are true in all material respects as of the date hereof, will be true in all material respects at Closing and, except for matters that have been disclosed by Borrower and approved by Lender in writing or otherwise permitted by this Agreement, will be true in all material respects at all times thereafter (including at Full Loan Opening) until the Loan has been repaid and Borrower's obligations hereunder have been satisfied in full.  Each request for a disbursement under the Loan Documents shall constitute a reaffirmation of such representations and warranties, as deemed modified in accordance with the disclosures made and approved as aforesaid, as of the date of such request.  It shall be a condition precedent to the Closing Funding and each subsequent disbursement that each of said representations and warranties is true and correct in all material respects as of the date of such requested disbursement.  In addition, at Lender's request, Borrower shall reaffirm such representations and warranties in writing prior to each disbursement hereunder.

Article 4

LOAN AND LOAN DOCUMENTS

4.1	Agreement to Borrow and Lend; Lender's Obligation to Disburse; Excess Disbursements.

Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower the Loan, for the purposes and subject to all of the terms, provisions and conditions contained in this Agreement.  If Lender consists of more than one party, the obligations of each such party with respect to the amount it has agreed to loan to Borrower shall be several (and not joint and several) and each lending party's obligations shall be limited to its proportionate share of the Loan and of each advance.

(a) The maximum aggregate principal amount of the Loan to be funded hereunder shall be the lesser of (i) $120,000,000.00, or (ii) the total costs associated with the Project (as described in the Budget) less the required Equity Investment.

(b) Lender agrees, upon Borrower's compliance with and satisfaction of all conditions precedent to the Closing Funding set forth in this Agreement and provided (i) the Loan is In Balance, (ii) no Material Adverse Change has occurred and is continuing with respect to Borrower, either Guarantor or the Project, (iii) no material casualty to the Project has occurred that has not been repaired and there is no existing or threatened condemnation or taking which could cause a Material Adverse Change with respect to the Project and (iv) no Default or Event of Default has occurred and is continuing hereunder, to make the Closing Funding.  As a result of Lender's purchase from SPI of the loan made pursuant to the Existing Loan Agreement, the outstanding balance of such loan, as of the date of the closing of Lender's purchase thereof from SPI, which outstanding principal balance was $25,000.00, will be outstanding under the Note.  In addition, the amounts advanced by Lender to or for the account of Borrower as part of the Closing Funding will also be considered outstanding under the Note. Accordingly, immediately following the completion of the Closing Funding the outstanding principal balance of the Loan and the Note is $3,373,457.08.

(c) After the Closing Funding, Borrower shall be entitled to receive further successive disbursements of the proceeds of the Loan in accordance with Articles 8, 9, 12 and 13 following compliance with all conditions precedent thereto set forth in this Agreement, provided that (i) the Loan remains In Balance, (ii) Borrower has complied with all conditions precedent to disbursement from time to time set forth in this Agreement including the requirements of Section 3.2 and Articles 8, 9, 12 and 13, (iii) no Material Adverse Change has occurred and is continuing with respect to Borrower, either Guarantor or the Project, (iv) no material casualty to the Project has occurred that has not been repaired or is not being repaired in accordance with Article 16 hereof, and there is no existing or threatened condemnation or taking which could cause a Material Adverse Change with respect to the Project and (v) no Event of Default and no material Default has occurred and is continuing hereunder or under any other Loan Document.  Lender shall make commercially reasonable efforts to fund such subsequent disbursements within ten (10) Business Days after receipt of all of the documents required under this Agreement, including a draw request together with all items listed in Section 12.3.

(d) To the extent that Lender may acquiesce in noncompliance with any requirements set forth in this Agreement precedent to the Closing Funding, the Full Opening of the Loan, or any subsequent disbursement of Loan proceeds, such acquiescence shall not constitute a waiver by Lender, and Lender may at any time after such acquiescence require Borrower to comply with all such requirements.

(e) All payments by Borrower on account of the Loan shall be made as such amounts become due or are declared due pursuant to the terms of this Agreement and the other Loan Documents.  All payments shall be made without deduction, defense, setoff or counterclaim as follows:

For payments made by Regular Mail:

Beal Bank Nevada
6000 Legacy Drive
Plano, Texas 75024

For payments made by Federal Express:

Beal Bank Nevada
6000 Legacy Drive
Plano, Texas 75024

For payments made by Wire Transfer and ACH:

ABA 111040195
TO CREDIT ACCOUNT 4991001
ACCOUNT NAME: BEAL BANK NEVADA
FOR FURTHER CREDIT TO: CJUFFII STRATUS BLOCK 21 LLC
Attn: Anthony Sassine

4.2	Loan Documents.

Borrower agrees that it will, on or before the date hereof, execute and deliver or cause to be executed and delivered to Lender the following documents in form and substance acceptable to Lender:

(a) The Note.

(b) The Deed of Trust.

(c) The Guaranty.

(d) The Environmental Indemnity.

(e) The Collateral Assignment of Hotel Documents.

(f) A collateral assignment, to the extent assignable, of construction documents, including, without limitation, the General Contract, all architecture, Design Professional and engineering contracts, Plans and Specifications, permits, licenses, approvals and development rights, together with consents to the assignment and continuation agreements from the General Contractor, the architect, real estate broker and other parties reasonably specified by Lender.

(g) A collateral assignment, to the extent assignable, of all Sales Agreements, Earnest Money Deposits, Upgrade Deposits and all other documents relating to the establishment of a condominium regime at the Project.

(h) Such UCC financing statements as Lender determines are advisable or necessary to perfect or notify third parties of the security interests intended to be created by the Loan Documents.

(i) A collateral assignment, to the extent assignable, of any management contract entered into with respect to the Project.

(j) Estoppel Agreement with the City of Austin.

(k) The Pledge Agreement.

(l) A Pledge and Security Agreement.

(m) Such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as Lender in its reasonable discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the Loan Documents, and to comply with the laws of the State.

4.3	Term of the Loan.

(a) All principal, interest and other sums due under the Loan Documents shall be due and payable in full on the fifth (5th) anniversary of the date hereof (the "Maturity Date").  The Loan may become due and payable prior to the Maturity Date as a result of an acceleration thereof as provided in the Loan Documents.

4.4	Prepayments.

Except for offered prepayments the Lender agrees to accept as described in Section 4.5 below and except for any insurance proceeds or condemnation awards that are applied to the payment of the Loan pursuant to the Loan Documents, the Loan may not be prepaid, in whole or in part, at any time prior to the third (3rd) anniversary of the date of Full Loan Opening.  The Loan may be prepaid in whole or in part subsequent to the third (3rd) anniversary of the date of Full Loan Opening and on or prior to the fourth (4th) anniversary of the date of Full Loan Opening provided Borrower pays to Lender with each such prepayment a prepayment fee equal to one percent (1%) of the amount of principal then being prepaid.  Subsequent to the fourth (4th) anniversary of the date of Full Loan Opening, Borrower may prepay the Loan, in whole or in part, without premium or fee.  Except for offered payments Lender agrees to accept as described in Section 4.5 below and except for any insurance proceeds or condemnation awards that are applied to the payment of the Loan pursuant to the Loan Documents, Borrower must provide to the Lender at least ten (10) business days prior written notice of each prepayment.

4.5	Required Principal Payments.

The unpaid Principal Balance of and all accrued and unpaid interest on the Loan shall be due and payable on the Maturity Date. In addition, (i) as and when Residential Units are sold, as permitted by the Loan Documents, all Net Sales Proceeds from the sale of the Residential Unit sold, and (ii) all Net Operating Income, must be offered to Lender as a principal prepayment on the Loan.  Lender, in its sole discretion, may at any time elect to accept or reject some or all of each such offered prepayment(s).  Within thirty (30) days following the end of each month during which there is Net Operating Income, Borrower will provide to Lender a written report (the "NOI Report") which will include the amount of Net Operating Income for the month in question and the calculation of same.  Within seven (7) Business Days following Lender's receipt of, as applicable (a) a Sales Notice or (b) a NOI Report, Lender fails to notify Borrower in writing of the acceptance or rejection of some or all of the Net Sales Proceeds or Net Operating Income in question, Lender will be deemed to have elected to accept all of the Net Sales Proceeds and/or Net Operating Income in question, as a prepayment on the Loan.  Provided the Loan is then In Balance, no Default or Event of Default then exists under any Loan Document and Borrower has deposited with Lender in cash such amounts (x) as are necessary to satisfy the Interest Reserve Funding Requirement and (y) as are to be retained as otherwise provided in this Agreement, Borrower may retain such Net Sales Proceeds and/or Net Operating Income, as applicable, that Lender does not require as a prepayment on the Loan for use at Borrower's discretion; provided, however, if a Default exists but such Default is cured before such Default becomes an Event of Default, then upon the curing of such Default and so long as all other conditions set forth above are satisfied, Borrower may retain the related Net Sales Proceeds and related Net Operating Income Lender does not require as a prepayment on the Loan for use at Borrower's discretion.  Subject to the terms of this Section 4.5, Borrower may transfer Net Sales Proceeds and Net Operating Income that is released to Borrower hereunder to a Borrower account that is not pledged to Lender to secure the Loan.

4.6	Receipt of Payments.

All payments received by Lender prior to or at 2:00 p.m. (Dallas time) on a Business Day shall be credited to Borrower on the day of receipt; all payments received after 2:00 p.m. (Dallas time) on a Business Day shall be deemed received on the next succeeding Business Day.

4.7	Termination of Lender's Unfunded Commitment.

Upon the repayment in full of the outstanding principal balance of the Loan, Lender's obligation to fund the Unfunded Commitment shall thereupon terminate and Lender shall have no further obligation to fund Loan proceeds hereunder.  Upon request by Borrower, if agreed to in writing by Lender, in Lender's sole discretion, that the Commitment shall not so terminate, all Release Prices for the sale of Residential Units shall be escrowed with Lender until such time as Lender's obligation to fund the Commitment expires or is terminated and the Loan has been repaid.

       4.8   Lender's Inability to Fund.

If Lender is prevented from funding the Unfunded Commitment by reason of bankruptcy or insolvency proceedings or an order from regulatory authorities in connection with Lender's insolvency or failure to meet regulatory requirements, then Lender shall notify Borrower and, so long as no Event of Default exists, Borrower may prepay the Loan in full without the payment of any prepayment premium or fee.  This Section 4.8 is in addition to the legal rights and remedies of Borrower under Section 21.10 below.

Article 5

INTEREST

5.1	Interest Rate.

The Loan shall bear interest as set forth in the Note.  Interest shall be paid on the Loan when and as set forth in the Note.

Article 6

COSTS OF MAINTAINING LOAN

6.1	Increased Costs and Capital Adequacy.

(a) Borrower recognizes that the cost to Lender of maintaining the Loan or any portion thereof may fluctuate, and Borrower agrees to pay Lender additional amounts to compensate Lender for any increase in its actual costs incurred in maintaining the Loan or any portion thereof outstanding or for the reduction of any amounts received or receivable from Borrower as a result of any change after the date hereof in any applicable Law, regulation or treaty, or in the interpretation or administration thereof, or by any domestic or foreign court, (i) changing the basis of taxation of payments under this Agreement and/or the Note to Lender (other than taxes imposed on all or any portion of the overall net income or receipts of Lender), or (ii) imposing, modifying or applying any reserve (other than a loan loss reserve), special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Lender (which includes the Loan or any applicable portion thereof) or (iii) imposing on Lender any other condition affecting the Loan, provided that the result of the foregoing is to increase the cost to Lender of maintaining the Loan or any portion thereof or to reduce the amount of any sum received or receivable from Borrower by Lender under the Loan Documents.

(b) If the adoption after the date hereof of any Law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing, or in the interpretation or administration thereof by any domestic or foreign Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on Lender's capital to a level below that which Lender would have achieved but for such application, adoption, change or compliance, then, from time to time Borrower shall pay to Lender such additional amounts as will compensate Lender for such reduction with respect to any portion of the Loan outstanding.

(c) Any amount payable by Borrower under subsection (a) or subsection (b) of this Section 6.1 shall be paid within ten (10) Business Days of receipt by Borrower of a certificate signed by an authorized officer of Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower absent manifest error.  Lender shall also provide to Borrower copies of any applicable invoices, bills, demands or statements of account.  Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period.

6.2	Borrower Withholding.

If by reason of a change in any applicable Laws occurring after the date hereof, Borrower is required by Law to make any deduction or withholding in respect of any taxes (other than taxes imposed on or measured by the net income of Lender or any franchise tax imposed on Lender), duties or other charges from any payment due under the Note to the maximum extent permitted by law, the sum due from Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender receives and retains a net sum equal to the sum that it would have received had no such deduction or withholding been required to be made.

Article 7

LOAN EXPENSE AND ADVANCES

7.1	Loan and Administration Expenses.

Borrower unconditionally agrees to pay all reasonable expenses of the Loan, including all amounts payable pursuant to Sections 7.2 and 7.3 and any and all other fees owing to Lender pursuant to the Loan Documents, and also including, without limiting the generality of the foregoing, all recording, filing and registration fees and charges, mortgage, intangible or documentary taxes, escrow charges, title charges, all insurance premiums, title insurance premiums and other charges of the Title Insurer, printing and photocopying expenses, survey fees and charges, cost of certified copies of instruments, cost of premiums on the Title Policy, charges of the Title Insurer or other escrowee for administering disbursements, all reasonable fees and disbursements of Lender's Consultant, all appraisal fees, insurance consultant's fees, investigator's fees, environmental consultant's fees, reasonable travel related expenses and all reasonable costs and expenses incurred by Lender in connection with the determination of whether or not Borrower has performed the obligations undertaken by Borrower hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder.  Borrower shall pay the airfare and other reasonable travel expenses for each officer or analyst of Lender who inspects the Project as part of Lender's due diligence.  The amount charged for airfare shall be the lesser of (i) the actual cost thereof incurred by Lender, or (ii) $500.00 per person per visit.  Borrower agrees to pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify, defend, and hold Lender harmless against all claims, liabilities, costs and expenses (including attorneys' fees and expenses) incurred in relation to any such claim by broker, finder or similar person alleging to have dealt with Borrower in connection with this transaction.

7.2	Loan Fees.

Borrower shall pay to Lender on or before the date of this Agreement (i) the balance of the Loan Commitment Fee, in the amount of Nine Hundred Thousand Dollars ($900,000), and (ii) the Loan Origination Fee, in the amount of One Million Two Hundred Thousand Dollars ($1,200,000).  Such Fees are fully earned and non-refundable.  Lender will advance the Loan Fees and any costs due from Borrower to Lender as part of the Closing Funding.

7.3	Loan Administration Fees.

The first disbursement of Loan proceeds for Hard Costs associated with construction and each such disbursement thereafter shall be referred to as a "Construction Disbursement."  In addition to amounts due from Borrower pursuant to Section 7.5 below, Borrower shall pay to Lender on each date on which an interest payment is due on the Loan a Loan administration fee in the amount of $3,000.00 per month in connection with Lender's reimbursement for reviewing and processing each Construction Disbursement and other materials relating to the Loan and/or the Project, including, without limitation, proposed Sales Agreements and Leases.  Borrower hereby authorizes Lender to retain such fee from each Construction Disbursement without further direction from Borrower but without limitation of Borrower's obligation to pay such fee if it is not so retained by Lender.

7.4	Reserved.

7.5	Lender's Attorneys' Fees and Disbursements.

Borrower agrees to pay Lender's reasonable attorneys fees and disbursements incurred in connection with this Loan both before and after the date hereof (and whether or not the Loan closes), including (i) the preparation of this Agreement, any intercreditor agreements and the other Loan Documents and the preparation of the closing binders, (ii) the disbursement and administration of the Loan and (iii) the enforcement of the terms of this Agreement and the other Loan Documents.  The reasonable legal fees and disbursements to be paid by Borrower under this Section 7.5 and the reasonable legal fees and disbursements to be paid by Borrower under all other applicable provisions of this Loan Agreement and the other Loan Documents shall include the reasonable fees and expenses of Lender's inside counsel charged at a rate not higher than the rate charged by Lender's outside counsel for an attorney with equivalent experience.

7.6	Time of Payment of Fees and Expenses.

Borrower shall pay all expenses and fees incurred by Lender in connection with the Loan as of the date of this Agreement at Closing.  At Closing, Lender will pay from the Closing Funding all reasonable Loan expenses and all fees payable to Lender and not previously paid.  Lender may require the payment of outstanding fees and expenses as a condition to any disbursement of proceeds of the Loan.  Lender is hereby authorized, without any specific request or direction by Borrower, to make disbursements from time to time in payment of or to reimburse Lender for all reasonable Loan expenses and fees (whether or not, at such time, there may be any undisbursed amounts of the Loan allocated in the Budget for the same).  Following Lender's receipt of a request from Borrower, Lender shall provide to Borrower copies of all applicable invoices (redacted as Lender deems reasonably appropriate) relating to such expenses and fees.  Lender may charge any such disbursement to any applicable Budget Line Item or, if in Lender's judgment there is no available source of funds in the Budget, may require Borrower to pay excess expenses from Borrower's own funds.  If the actual amount of charges are not ascertainable at Closing, then Lender may charge the same, at its option, at Full Loan Opening or to the Owner's Contingency or other applicable Budget Line Item, and Borrower shall pay within ten (10) days of written demand any excess monies due.

7.7	Expenses and Advances Secured by Loan Documents.

Any and all advances or payments made by Lender under this Article 7 from time to time, and any amounts expended by Lender pursuant to Section 20.1(a), shall, as and when advanced or incurred, constitute additional indebtedness evidenced by the Note and secured by the Deed of Trust and the other Loan Documents and shall bear interest at the rate then applicable under the Note (including the Default Rate, when applicable).

7.8	Right of Lender to Make Advances to Cure Borrower's Defaults.

In the event that Borrower fails to perform any of Borrower's covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (and applicable grace or cure periods have expired, unless in Lender's judgment an emergency or other exigent circumstance exists, in which case Lender need not wait for such period to expire), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any reasonable amounts expended by Lender in so doing shall constitute additional indebtedness evidenced by the Note and secured by the Deed of Trust and the other Loan Documents and shall bear interest at the Default Rate.  Lender may expend any such amounts even if such advance would result in the balance owing to Lender exceeding the stated amount of the Note.

Article 8

NON-CONSTRUCTION REQUIREMENTS PRECEDENT

8.1	Non-Construction Conditions Precedent.

Borrower agrees that Lender's obligation to make the Loan is conditioned upon Borrower's delivery, performance and satisfaction of the following conditions precedent in form and substance satisfactory to Lender in its reasonable discretion (except as otherwise expressly set forth herein) prior to (or at the time of) Closing, with the exception of the conditions listed in Section 8.1(a), Section 8.1(f), Section 8.1(q), Section 8.1(w), Section 8.1(y) and Section 8.1(z) (iii) hereunder that must be satisfied at such other time as is set forth therein:

(a) Equity:  Borrower shall have provided to Lender prior to the Closing evidence satisfactory to Lender in its sole discretion of (i) the amount of the Initial Equity Investment that has been expended as of the date which is ten (10) Business Days prior to the Closing for the payment of costs included in the Budget and (ii) the sources of and unconditional availability of all remaining amounts of the Initial Equity Investment.  In addition, Borrower shall have provided evidence satisfactory to Lender in its sole discretion prior to Full Loan Opening (which, for the avoidance of doubt, shall exclude the Closing Funding) that Borrower's equity invested in the Project for costs in the Budget is not less than $175,570,670.00 in cash (the "Initial Equity Investment"). Such Initial Equity Investment must be used to pay Project costs contained in the

Budget and approved by Lender, with evidence of payment of the Initial Equity Investment to be delivered to Lender prior to Full Loan Opening.  In all events, any equity contribution shall be subordinate to the rights of Lender and general unsecured creditors of Borrower.  Borrower may not be indebted to any Person for any equity contribution.  Borrower shall provide Lender with documentation identifying all equity investors and supporting the actual Land cost, predevelopment expenses and Budgeted costs paid prior to x) Closing and (y) Full Loan Opening, as applicable (which actual cost and expenses shall be credited against the Initial Equity Investment, provided same appear in the Project Budget and such expenditures are validated by Lender in its reasonable discretion), such documentation to be in form and substance acceptable to Lender, in its sole discretion.

Borrower's Equity Investment requirement shall be increased as a result of any changes to the Budget and as necessary to maintain the Loan In Balance as described in Section 11.1 and to satisfy the Interest Reserve Funding Requirement.  Lender shall not be required to disburse any Loan proceeds to reimburse Borrower for its Equity Investment unless Lender has determined that Borrower has invested amounts in excess of its required Equity Investment and all conditions to Borrower's right to request or receive and Lender's obligation to make an advance of Loan proceeds have been satisfied.  In the event that Borrower, or such other Person on behalf of Borrower, invests such funds that render the total actual Equity Investment to be in excess of the required Equity Investment (excluding any equity deposited as a result of the Loan being not In Balance or to satisfy the Interest Reserve Funding Requirement), the Commitment shall be permanently reduced by such excess investment, unless Borrower delivers to Lender a written request for a refund of such excess within thirty (30) days of such excess investment, but in no event shall such a request be required sooner than thirty (30) days after the date hereof.

(b) Fees and Expenses:  Borrower shall have paid all of Lender's fees and expenses as required by Article 7 or elsewhere in this Agreement, to the extent due and payable.

(c) Title and Other Documents:  Borrower shall have furnished to Lender an Endorsement to the Title Policy, in form as required by Lender, with the premium for such Endorsement paid in full, together with legible copies of all documents creating Permitted Exceptions and all other legal documents affecting the Project or the use thereof.  The Title Policy, as endorsed, shall be subject only to the Permitted Exceptions.  Any exception for the rights of Residential Unit Purchasers shall only be permissible if the Title Insurer insures such rights are subordinate to the Deed of Trust.

(d) Survey:  Borrower shall have furnished to Lender an ALTA/ACSM "Class A" Land Title Survey of the Project prepared by a licensed surveyor satisfactory to Lender.  Said survey shall be dated no earlier than thirty (30) days prior to the date hereof, shall be made (and certified to have been made) in accordance with the requirements set forth in the Commitment Letter.  Such survey shall be sufficient to permit issuance of the Title Policy in the form required by this Agreement.  Such survey shall include the legal description of the Land.

(e) Insurance Policies:  Borrower shall have furnished to Lender, prior to the date hereof, certificates evidencing that insurance coverages are in effect with respect to the Project and Borrower, in accordance with the Insurance Requirements attached hereto as Exhibit E and incorporated herein by reference as if fully set forth herein (or such other insurance coverages reasonably acceptable to Lender), for which the premiums have been prepaid, and with endorsements satisfactory to Lender.  On or before the date hereof, Borrower shall provide a copy of the insurance policy with respect to the Project and Borrower in accordance with Exhibit E (the "Insurance Policy").

(f) No Litigation:  Prior to the Closing and in connection with each request from Borrower for an advance of Loan proceeds at and subsequent to Full Loan Opening, Borrower shall have furnished evidence that no litigation or proceedings shall be pending or threatened that is reasonably likely to cause a Material Adverse Change with respect to Borrower, either Pledgor, either Guarantor or the Project, other than litigation that is disclosed on Exhibit D attached hereto.  A sworn certificate, in form as reasonably required by Lender, executed by an officer or manager of Borrower will serve as the evidence of no litigation or proceeding hereunder for each advance of Loan proceeds.

(g) Utilities:  Borrower shall have furnished to Lender (by way of utility letters or otherwise) evidence establishing to the reasonable satisfaction of Lender that the Project, when constructed, will have adequate water supply, storm and sanitary sewerage facilities, telephone, gas (if applicable), electricity, fire and police protection, means of ingress and egress to and from the Project and public highways and any other required public utilities and that the Project is benefited by insured easements as may be required for any of the foregoing.

(h) Attorney Opinions:  Borrower shall have furnished to Lender an opinion from counsel for Borrower, each Pledgor and each Guarantor, in a form satisfactory to Lender, covering due authorization, execution and delivery and enforceability of the Loan Documents and also containing such other legal opinions as Lender shall reasonably require, with customary assumptions and qualifications, as described in the Commitment Letter.

(i) Appraisal:  Lender shall have obtained, at Borrower's expense, an Appraisal acceptable to Lender in all respects, in Lender's sole discretion.  A copy of such Appraisal will be supplied to Borrower upon request, subsequent to Closing.

(j) Searches:  Borrower shall have furnished to Lender current bankruptcy, federal tax lien and judgment searches and searches of all Uniform Commercial Code financing statements filed in each place UCC Financing Statements are to be filed hereunder for Borrower, each Pledgor and each Guarantor, demonstrating the absence of (i) any UCC Financing Statement that reflect Borrower as debtor other than those filed in connection with the Existing Loan Agreement and (ii) any materially adverse claims.

(k) Financial Statements; Tax Returns:  Borrower shall have furnished to Lender current annual financial statements of Borrower, each Pledgor and each Guarantor, each in form and substance and certified by such individual as is acceptable to Lender.  Borrower shall have furnished to Lender any federal and state tax returns of Borrower, each Pledgor and each Guarantor for the past two (2) years.  Borrower, each Pledgor and Stratus Properties shall have signed and delivered to Lender an Internal Revenue Service Tax Return Verification Form (IRS Form 4506-T).  Borrower, each Pledgor and each Guarantor shall provide such other additional financial information as Lender reasonably requires, including financial statements of income and expenses for the Project and tax returns for all entities reporting the income and expenses on the Project.  The foregoing notwithstanding, Lender has approved the form tax returns previously provided by CJUF without K-1 Schedules to Lender as satisfying the requirements of this paragraph.

(l) Price List Schedule.  Borrower shall have furnished to Lender the Price List Schedule, as approved by Lender.

(m) Other Agreements:  Borrower shall have delivered to Lender executed copies of any material marketing, brokerage and development agreements entered into by Borrower in connection with the Project, the Construction and/or the sale of Residential Units, each of which Lender shall have approved in Lender's reasonable discretion.

(n) Flood Hazard:  Lender has received evidence that the Project is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, or flood hazard insurance acceptable to Lender in its reasonable discretion.

(o) Zoning:  The Title Policy shall include an ALTA 3.1 zoning endorsement modified for plans and specifications, or, if not available in the State, Borrower shall have furnished to Lender a legal opinion that provides the same zoning compliance assurance as an ALTA 3.1 zoning endorsement subject to customary qualifications, clarifications and assumptions.

(p) Organizational Documents:  Borrower shall have furnished to Lender proof satisfactory to Lender of authority, formation, organization and good standing in the state of its incorporation or formation and, if applicable, qualification as a foreign entity in good standing in the state of its incorporation or formation, of all corporate, partnership, trust and limited liability company entities (including Borrower, each Pledgor and each Guarantor) executing any Loan Document, whether in their own name or on behalf of another entity.  Borrower shall also provide an organizational chart as well as certified resolutions in form and content satisfactory to Lender, authorizing execution, delivery and performance of the Loan Documents, and such other documentation as Lender may require to evidence the authority of the persons executing the Loan Documents.

(q) No Default; No Material Adverse Change; No Condemnation; etc.:  There shall be no Default or continuing Event of Default by Borrower under the Existing Loan Agreement, under any of the Existing Loan Documents, hereunder or under any other Loan Document; there shall have not occurred a Material Adverse Change in the financial condition of Borrower, any Pledgor or either Guarantor or the condition of the Project that has not been cured or satisfied; and neither the Project nor any part thereof shall have suffered any material casualty or be subject to any existing or threatened condemnation or taking by eminent domain proceeding or otherwise.

(r) Easements:  Borrower shall have furnished to Lender all easements reasonably required for the construction, maintenance or operation of the Project, and such easements shall be insured by the Title Policy.

(s) Condominium Documents:  Borrower shall have delivered to Lender a copy of all proposed and/or executed condominium information statements, condominium plats and/or plans, declarations (including exhibits), budgets, owners' association certificates of formation, bylaws, resolutions, rules and regulations, agreements regarding cost sharing, filings, escrow agreements and other documents pertaining to the establishment of the condominium regimes at the Project or relating to the Project's compliance with all applicable local, state and federal Laws relating to condominiums (collectively, the "Condominium Documents"), including, without limitation, the draft Master Condominium Declaration and Residential Condominium Declaration. The Condominium Documents previously provided to Lender for review will be revised, in a manner reasonably acceptable to Lender, as further described in Section 14.8.  Borrower agrees that it shall not record any Declaration of Condominium or other Condominium Document without the prior written consent of Lender, as further described in Section 14.8.  Without limiting the foregoing, Borrower agrees that it shall deliver the final form of Condominium Documents, including, without limitation, condominium plats and plans for both the Block 21 Master and Block 21 Hotel/Residential Condominiums, not later than 30 days prior to the date that Borrower desires to record any Declaration of Condominium or other Condominium Document.

(t) General Contractor and Design Professional Agreements.  Borrower shall have provided to Lender agreements, in form as required by Lender, executed by the General Contractor and each Design Professional confirming, among such other things as Lender may require, (i) the amounts paid to date to such parties for the Construction and design of the Project and the amount of Retainage then held by or on behalf of Borrower, (ii) that all sub-contractors of the respective parties have been paid all amounts owed to such sub-contractors for work performed with regard to the Project to the date of such agreements and (iii) that no mechanic's or materialmen's liens or lien claims exist as of the date of such agreements for the benefit of the General Contractor or any of the Design Professionals or any of their respective sub-contractors for any work theretofore performed with regard to the Project.  In addition, Borrower will cause to be delivered to Lender a sworn statement of the General Contractor, approved by Borrower and Lender, covering all work done and to be done, together with lien waivers covering all work and materials for which payments have been made by Borrower as of the date that is five (5) Business Days prior to the Closing.

(u) Lease.  Borrower shall have delivered to Lender the forms of Lease to be used for the leasing of Retail Space.  Prior to Full Loan Opening, Borrower shall have delivered to Lender the form of Lease to be used for the leasing of Restaurant Space and Office Space for approval by Lender, which approval will not be unreasonably withheld or delayed.

(v) Pre-sales.  Borrower shall have delivered to Lender, prior to Closing, Qualifying Sales Agreements (in full force and effect) for at least 70 Residential Units relating to the sale of at least 70,761 Saleable Square Feet together with Parking Spaces for such applicable Residential Units at prices greater than or equal to the List Price for each and every such Residential Unit, constituting, in the aggregate, gross sales of greater than or equal to $72,995,425.00 (collectively, the "Pre-sale Requirement").  The mix of Residential Unit types and locations within the Project must be reasonably acceptable to Lender.

(w) Earnest Money and Upgrade Deposits.  All existing Earnest Money Deposits and Upgrade Deposits, if any, (in the amounts set forth on Exhibit M) shall have been deposited with the Escrow Agent or with Lender in accounts in accordance with Section 14.3.  The Earnest

Money Deposits are being held by Escrow Agent in accordance with the terms and provisions of each Sales Agreement (such provisions are referred to herein as the "Escrow Agreement").  Prior to the Closing, Borrower shall deliver to Lender a letter from the Escrow Agent agreeing to deliver such Earnest Money Deposits to Lender when and as Borrower has a right to receive such Earnest Money Deposits for application in accordance with Section 14.3 and Section 14.9 below and recognizing that Lender will be entitled to all right, title and interest of Borrower in and to such Earnest Money Deposits upon foreclosure of Borrower's interest in the Sales Agreements and the Property after an Event of Default.  Prior to the Closing, Borrower will provide to Lender evidence satisfactory to Lender that all Earnest Money Deposits for all of the Sales Agreement included within the Pre-sale Requirement have been deposited with, and are currently held by, the Escrow Agent in the amounts shown on Exhibit M attached hereto.

(x) Required Condominium Approvals.  Except with respect to the requirements to be satisfied post Closing as set forth in Section 14.8 below, Borrower shall have furnished to Lender evidence satisfactory to Lender that Borrower has received all approvals required for the recordation of the Declaration of Condominium, the sale or marketing of the Residential Units under the requirements of ILSA, applicable laws of the State and any applicable local Laws.  Borrower also shall have furnished to Lender as filed copies of Borrower's HUD Property Report and any additional reports currently required by the State of Texas or City of Austin.

(y) Material Contracts.  Borrower shall have provided to Lender  the executed Hotel Documents, Non-Disturbance Agreement and estoppel letters addressed to Lender with respect to the Hotel Documents, and all of the foregoing must be in form and substance reasonably satisfactory to Lender.  A condition to Lender's obligation to make any advance of proceeds of the Loan, whether at the Closing, the Full Loan Opening or thereafter, is that no material default on the part of any party thereto may exist under any Material Contract and each Material Contract (other than, solely with regard to the Closing, the Venue Documents) must be in full force and effect.

(z) City Estoppel and Agreement. (i)  Prior to Closing, Borrower shall have provided to Lender an Estoppel Certificate and Agreement from the City of Austin, a Texas home rule city and municipal corporation ("City") in form and substance satisfactory to Lender addressing certain matters relative to the City Documents; (ii) prior to the Closing, a direction by Borrower to the City to pay any repurchase price payable under the City Documents to Lender (to be applied to the indebtedness under the Loan Documents in such order as Lender shall elect, with any excess payable to Borrower), which direction is accepted by the City; and (iii) prior to Full Loan Opening, Borrower shall have provided to Lender a Fourth Estoppel Certificate and Agreement from the City in all material respects in the form of Exhibit S or otherwise in form and substance satisfactory to Lender.

(aa) Patriot Act:  Borrower shall have provided Lender with proof that Borrower has complied in all respects with the provisions of the USA PATRIOT Act of 2001, as applicable, including without limitation, furnishing to Lender proof that Borrower has taken all action necessary to comply with Section 326 of such Act.

(bb) Additional Documents.  Borrower shall have furnished to Lender such other materials, documents, papers or requirements regarding the Project, Borrower, the Pledgors and/or the Guarantors as Lender shall reasonably request.

Article 9

CONSTRUCTION REQUIREMENTS PRECEDENT

9.1	Construction Documents Required as of Closing.

Borrower shall cause to be furnished to Lender and to Lender's Consultant the following, in form and substance satisfactory to Lender in its reasonable discretion (except as otherwise expressly set forth herein), and Lender shall have approved the following in its reasonable discretion (except as otherwise expressly set forth herein), prior to (and at the time of) Closing (or such later time as is specified in any subparagraph hereof) as additional conditions to Lender's obligations to make any disbursements of the Loan:

(a) Fully executed copies of the following shall be delivered: (i) prior to the Closing, a general contract with the General Contractor pertaining to the construction of the Project together with all Change Orders entered into between General Contractor and Borrower as of the date of this Agreement (collectively, the "General Contract"), which must be acceptable to Lender in all respects in Lender's sole discretion, with a guaranteed maximum price not to exceed $191,981,143.00 (the "General Contract Price"), and evidence satisfactory to Lender that the General Contract was not entered into until after the Deed of Trust was recorded; (ii) those certain fully-executed Subcontracts for the trades and divisions set forth on Exhibit J, which Subcontracts shall be in form and substance satisfactory to Lender in its reasonable discretion; (iii) copies of all other direct contracts previously entered into or to be entered into by Borrower for construction, purchase of materials or furniture, fixtures or equipment; and (iv) all contracts with the architects, engineers, third-party owner's representatives and other design professionals (the "Design Professionals") acceptable to Lender in all respects in Lender's reasonable discretion.  None of General Contractor and any Design Professionals shall be an Affiliate of Borrower, either Pledgor or either Guarantor, and all shall be of acceptable credit quality, as determined by Lender in its sole discretion.  Lender hereby approves the General Contract and approves Austin Building Company as General Contractor.  General Contractor may not be replaced without Lender's prior written consent. No Design Professional may be replaced without Lender's prior written consent, subject to its reasonable discretion;

(b) A schedule of values, as included in the General Contract;

(c) General Contractor shall have affirmed in writing the validity of the General Contract.  An additional condition to Closing shall be (i) that no more than two percent (2%) of the total General Contract may be an "Allowance" (as such term is defined under the AIA A201-1997 General Conditions of the Contract for Construction) (excluding general conditions, General Contractor's fees and the Contractor's Contingency) and such Allowances shall be subject to Lender's reasonable approval, and (ii) an initial sworn statement of the General Contractor, approved by Borrower, and Lender covering all work done prior to Closing, together with a lien waiver covering all work and materials for which payments have been made by Borrower prior to Closing;

(d) In lieu of payment and performance bonds, Lender agrees to accept subguard insurance with terms, limits, and endorsements (including a Financial Interest Endorsement naming Lender) acceptable to Lender in its reasonable discretion covering all Subcontracts;

(e) Copies of each of the Required Permits, except for those Required Permits that cannot be issued until a later stage or completion of Construction, in which event such Required Permits will be obtained by Borrower on a timely basis in accordance with all recorded maps and conditions and applicable building, land use, zoning and environmental codes, statutes and regulations and will be delivered to Lender promptly thereafter;

(f) The Plans and Specifications and the Finish Standards described on Exhibits "I", which do not include the Spa Plans and Specifications, are each approved by Lender as of the date hereof. As so approved, they are sometimes referred to as the "Approved Plans and Specifications" and the "Approved Finish Standards," respectively.  Other than Change Orders permitted pursuant to the terms of this Agreement and Change Orders entered into prior to the date of this Agreement, all of which are listed on Exhibit R and copies of which have been provided by Borrower to Lender, no changes to the Approved Plans and Specifications or the Approved Finish Standards shall be permitted without Lender's prior written approval to be determined in Lender's reasonable discretion except for Change Orders that do not require Lender's approval under this Agreement.  Borrower shall finish all Residential Units and the Hotel to the Approved Finish Standards as part of the Construction required hereunder;

(g) The Construction Schedule;

(h) The Soil Report;

(i) The Environmental Report, which shall, at a minimum, (i) demonstrate the absence of any existing or potential Hazardous Material contamination or violations of environmental Laws at the Project, except as acceptable to Lender in its sole and absolute discretion, (ii) include the results of all sampling or monitoring to confirm the extent of existing or potential Hazardous Material contamination at the Project, including the results of leak detection tests for each underground storage tank located at the Project, if any, (iii) describe response actions appropriate to remedy any existing or potential Hazardous Material contamination, and report the estimated cost of any such appropriate response, (iv) confirm that any prior removal of Hazardous Material or underground storage tanks from the Project was completed in accordance with applicable Laws, (v) confirm whether or not the Land is located in a wetlands district, and (vi) comply with the USEPA "all appropriate inquiry" rule contained in 40 C.F.R. Part 312.  Borrower shall also have caused to be furnished to Lender any environmental disclosure statement required pursuant to the law of the State;

(j) A report from Lender's Consultant that contains an analysis of the Approved Plans and Specifications, the Budget, the Construction Schedule, the General Contract, all subcontracts then existing and the Soil Report.  Such report shall be solely for the benefit of Lender and shall contain (i) an analysis satisfactory to Lender demonstrating the adequacy of the Budget to complete the Project and (ii) a confirmation that the Construction Schedule is realistic.  Lender's Consultant shall monitor construction of the Project and shall visit the Project at least one (1) time each month, and shall certify as to amounts of construction costs for all requested fundings; each report of Lender's Consultant is for the sole benefit of Lender and Lender shall not be bound by any recommendation or conclusion of Lender's Consultant;

(k) Each Architect's Certificate;

(l) The Budget, as approved by Lender pursuant to Article 10 hereof;

(m) Original executed consents, in form and substance satisfactory to Lender, of the General Contractor, the Architect, and any other Design Professional to the Collateral Assignment of Construction Documents; and

(n) Such other papers, materials and documents as Lender may reasonably require with respect to the Construction, the Project, Borrower, the Pledgors and/or the Guarantors.

9.2	Construction Deliveries Required as of Full Loan Opening.

Prior to Full Loan Opening, in addition to fully satisfying the conditions set forth above in Section 9.1, Borrower shall also provide the following documents and satisfy the following conditions:

(a) An update of the consultant's report set forth in Section 9.1(j) above;

(b) Executed contract(s) for all owner direct cost items (except for non-material items) signed by the applicable suppliers of such items, including, without limitation, those for the purchase of the furniture, fixtures and equipment for the Project;

(c) Borrower has provided evidence to Lender that all of the work contemplated by that certain Waste Management Plan dated March 4, 2008 and prepared by Terracon Consultants, Inc., and any amendments or updates thereto (the "Waste Management Plan") contemplated to be performed on or before the Full Loan Opening, has been completed or otherwise addressed to Lender's reasonable satisfaction, such evidence to include, but not be limited to, a written statement from an authorized representative of Terracon Consultants, Inc., affirming that the recommendations of such Waste Management Plan were complied with and no further actions, other than the ongoing use and maintenance of the water filtration system during the operation of the Project, are required to address the conditions at the Project site that were disclosed in any of Environmental Reports delivered to Lender;

(d) Hotel Operator, and, as may be required by the Hotel Documents, Starwood Hotels & Resorts Worldwide, Inc., shall have approved the Approved Plans and Specifications (including, without limitation, the Spa Plans and Specifications, as approved by Lender) and Approved Finish Standards and Borrower shall have provided to Lender evidence of such approval, reasonably satisfactory to Lender;

(e) To the extent not previously delivered at Closing, the Required Permits, and updates thereof, no later than thirty (30) days prior to Full Loan Opening;

(f) Fully executed Venue Documents and collateral assignment, estoppel and subordination agreements relating thereto, in forms, on terms and with counterparties acceptable to Lender; and

(g) A fully executed amendment to the Hotel Operating Agreement (the “Spa Amendment”) providing for (i) the management of the spa related to the Hotel, and (ii) the plans and specifications for finishout of the spa facility (the “Spa Plans and Specifications”) on terms acceptable to the Lender.  The Spa Plans and Specifications, once approved by Lender in conjunction with approval of the Spa Amendment, will be part of the Approved Plans and Specifications hereunder.

Article 10

BUDGET, CONTINGENCY FUND AND CHANGE ORDERS

10.1	Budget.

Disbursement of the proceeds of the Loan shall be governed by the Budget for the Project, in form and substance acceptable to Lender in Lender's reasonable discretion.  Borrower shall only be entitled to disbursements that are in accordance with the Budget.  The Budget shall specify the amount of cash equity invested in the Project, and all costs and expenses of every kind and nature whatsoever to be incurred by Borrower in connection with the Project.  Costs associated with Residential Unit sales (including but not limited to broker's commissions, closing and escrow costs) may be paid from proceeds resulting from any Residential Unit closing to the extent the gross sales price paid by any Residential Unit Purchaser for its respective Residential Unit exceeds the applicable Release Price; otherwise, such closing costs shall be paid in cash by Borrower. The Budget shall include, in addition to the Budget Line Items described in Section 10.2 below, the Owner's Contingency described in Section 10.3 below and amounts satisfactory to Lender for Hard Costs, Soft Costs and other reserves reasonably acceptable to Lender.  The construction trade line items contained in the General Contract (or in the schedule of values) shall each be deemed a Budget Line Item for purposes of this Agreement.  The Budget is attached hereto as Exhibit G and made a part hereof. Except as set forth in this Agreement, all changes to the Budget shall in all respects be subject to the prior written approval of Lender, which approval shall be granted or withheld in Lender's reasonable discretion.  Borrower shall promptly notify Lender of any anticipated changes in the line items of the Budget that, if approved, would result in a net increase in the total amount of the Budget and Borrower shall not enter into any agreement that would increase the total amount of the costs in the Budget without Lender's prior written consent.  In the event the total Project costs are less than the final Budget, Borrower shall have no right to borrow the balance of the Loan not needed for Project costs.

10.2	Budget Line Items.

(a) The Budget shall include as line items ("Budget Line Items"), to the extent determined to be applicable by Lender in its reasonable discretion, the cost of all labor, materials, equipment, fixtures and furnishings needed for the completion of the Construction, and all other costs, fees and expenses relating in any way whatsoever to the Construction of the Improvements, marketing and sales costs, commissions, operating deficits, real estate taxes, and all other sums due in connection with Construction and operation of the Project, the Loan, and this Agreement.  Each line item in the trade breakdown of the General Contract as provided to and approved by Lender prior to the Closing shall be considered a separate Budget Line Item for all purposes of this Agreement whether or not separately shown as Budget Line Items on the Budget attached hereto. Borrower agrees that all Loan proceeds disbursed by Lender shall be used only for the Budget Line Items for which such proceeds were disbursed, except as reallocated in accordance with this Agreement or otherwise permitted by Lender in its reasonable discretion.  The Budget shall not contain any line items payable to Borrower, either Guarantor or any Affiliate of either Borrower or either Guarantor and Borrower and each Guarantor shall not pay or cause to be paid any Loan proceeds to any Affiliate of either, except for the Permitted Affiliate Expenses.  The Budget shall include as Budget Line Items, outside of Owner's Contingency, (i) all fees and sums payable to Hotel Operator or its Affiliates pursuant to the Hotel Documents, including without limitation, (a) the marketing assistance fee of $1,250 per Residential Unit payable in twenty-four (24) equal monthly installments commencing upon the effective date of the Condominium Marketing License Agreement, (b) pre-opening services budget of $2,536,085, (c) pre-opening information technology budget of $1,261,604 (which shall be included within the TV Lease and Technology Line Item), (d) pre-opening inventories budget of $3,276,000, (e) FF&E of $15,000 per Hotel key, (f) technical services fees of $513,000, consisting of $1,250 per Hotel key, plus $1,000 per Residential Unit, and (g) reimbursable expenses under the Technical Services Agreement up to $5,000 per Hotel key and initial working capital budget of $1500 per Hotel key, but excluding the Condominium Licensing Fee of 4.5% of gross sales revenue per Residential Unit, which shall be payable to Hotel Operator from sales proceeds, as opposed to the Budget, and (ii) all costs contemplated by the Waste Management Plan.

(b) Borrower shall have the right to reallocate cost savings effected by a final Change Order or other appropriate final documentation to other Budget Line Items subject to (x) Lender's prior written consent, in its reasonable discretion, and (y) the limits contained in this Section 10.2 and Section 10.3 of this Agreement. No reallocations shall be permitted to or from the Interest Reserve Budget Line Item, Developer Fee Budget Line Item or for any amounts payable to Borrower, either Guarantor or any Affiliates of Borrower or either Guarantor.  If there is a savings in Hard Costs upon completion of the construction work contemplated by the General Contract, as determined by Lender in its reasonable discretion, savings may be reallocated to Owner's Contingency (except to the extent a portion of such savings are paid to the General Contractor pursuant to the terms of the General Contract).  Notwithstanding the foregoing in the immediately preceding sentence and subject to Lender's reasonable approval, Borrower may reallocate any final savings in Hard Costs, which accrue prior to completion of the Project, to the Owner's Contingency for use by Borrower for other Hard Costs and/or Soft Costs.  If the total and final expenditures for any Soft Cost Budget Line Item are less than the amount provided for in the Budget, then the savings may be reallocated to the Owner's Contingency.  In the event that the final costs of the Project are less than the total amount of sources of funds in the Budget (including the Loan), the amount of the cost savings shall not be available for borrowing (e.g., as a return of equity).  Without limitation of the foregoing, if as a result of any amendment or modification of any Subcontract as permitted by this Agreement the Borrower realizes any savings, the amount of such savings shall be reallocated to the Owner's Contingency.

(c) Except as reallocated in accordance with this Agreement or otherwise permitted by Lender in its reasonable discretion, Lender shall not be obligated to disburse any amount for any category of costs set forth as a Budget Line Item that is greater than the amount set forth for such category in the applicable Budget Line Item.  Borrower shall pay as they become due all amounts set forth in the Budget with respect to costs to be paid for by Borrower.

10.3	Owner's Contingency.

The Budget shall contain a contingency Budget Line Item available to Borrower for payment of Hard Costs and Soft Costs that is separate and apart from General Contractor's contingency in the General Contract (the "Owner's Contingency").  At Closing, the funds in the Owner's Contingency Budget Line Item must be in an amount equal to $5,100,000.00, and at Full Loan Opening, the remaining unallocated Owner's Contingency must equal at least 4% of the unpaid cost of all construction hard cost Budget Line Items.

Lender shall not be obligated to disburse or reallocate all or any part of the Owner's Contingency, except as set forth herein.  The Owner's Contingency may be used by Borrower to pay the cost of Change Orders (which have been approved by Lender or as to which Lender's approval is not required under Section 10.5) or reallocated to other Budget Line Items on a pro rata basis over the course of Construction according to the percentage of construction trade items (which shall equal the amount of the General Contract Price less general conditions costs, the General Contractor’s fee and any Contractor Contingency) expended by Borrower.

The Budget Line Item for amounts payable to the General Contractor under the General Contract may also include a contingency amount that is available to the General Contractor (the "Contractor's Contingency").  This is in addition to the Owner's Contingency, which is intended to afford protection to Lender, and any Contractor's Contingency may not be counted towards the amounts required to be contained in the Owner's Contingency by the preceding paragraphs of this Section 10.3. The Contractor's Contingency shall be used in accordance with the terms of the General Contract.

10.4	Optional Method for Payment of Interest / Additional Interest Reserve.

For Borrower's benefit, the Budget includes a Budget Line Item for interest on the Loan (the "Interest Reserve Budget Line Item"). Prior to Full Loan Opening, Borrower will pay interest on the Loan from the Initial Equity Investment.  Upon Full Loan Opening, the Interest Reserve Budget Line Item will be in the amount equal to the difference between (i) $4,700,000.00 and (ii) the amount of interest on the Loan paid by Borrower prior to Full Loan Opening.  Borrower hereby authorizes Lender from time to time after Full Loan Opening,  for the mutual convenience of Lender and Borrower, to disburse Loan proceeds to pay all the then accrued interest on the Note when due, regardless of whether Borrower shall have specifically requested a disbursement of such amount.  Any such disbursement, if made, shall be added to the outstanding principal balance of the Note and shall, when disbursed, bear interest pursuant to the Note.  Lender will promptly notify Borrower of any such disbursement.  So long as no Event of Default or material Default exists, Borrower may utilize the Interest Reserve Budget Line Item to pay interest on the Loan.  Without limiting the foregoing, (i) once the Interest Reserve Budget Line Item has been expended or (ii) if an Event of Default or material Default exists, Borrower shall pay interest from the Additional Interest Reserve and, to the extent not available in the Additional Interest Reserve, from Borrower's own funds.  Lender will notify Borrower in writing when additional amounts are required to be funded into the Additional Interest Reserve together with reasonable backup documentation of the amount required to be funded (the "Funding Notice").  Borrower will fund the required amounts into the Additional Interest Reserve within ten (10) days of receipt of the related Funding Notice.

10.5	Change Orders.

Borrower agrees that no changes will be made in the Approved Plans and Specifications (or in such Plans and Specifications as have been approved by Lender from time to time) without the prior written approval of Lender in Lender's reasonable discretion, and Borrower must notify Lender in writing of any such change at least seven (7) days prior to the date such change order will be implemented, provided, however, that Borrower may make changes to the Approved Plans and Specifications without Lender's approval if (a) Borrower notifies Lender in writing of such change in no event later than the next construction draw following Borrower's agreement to the changes; (b) Borrower obtains the approval of all parties whose approval is legally required, including any affected Residential Unit Purchaser, sureties, and any Governmental Authority to the extent approval from such parties is required; (c) the structural integrity of the Improvements is not impaired; (d) no change in architectural appearance is effected; (e) the performance of the mechanical, electrical, and life safety systems of the Improvements is not affected; (f) the change does not result in a use of a particular component that is not of similar quality or functional equivalency as the original components of the Project and as a result of such change there would be no diminution in value or impairment of the marketability of the Project as described in the Approved Plans and Specifications; (g) the cost of, or reduction in cost, resulting from any such change or Change Order, together with any related changes and related Change Orders, does not exceed $200,000; and (h) the Loan will remain In Balance (after giving effect to any reallocation of the Owner's Contingency or other Budget Line Items that Borrower has qualified for pursuant to this Article 10).  Changes in the scope of construction work or to any construction related contract must be documented with a Change Order on the AIA Form G 701 or equivalent form.  Borrower shall not agree to or implement any Change Order without the prior written consent of Hotel Operator (or its Affiliate) where such approval is required under any of the Hotel Documents.

Article 11

SUFFICIENCY OF LOAN

11.1	Loan In Balance.

(a) The Loan is required to be In Balance at all times.  The Loan shall be "In Balance" only when both (i) the Available Sources of Funds equal or exceed Lender's Estimate of Remaining Costs and (ii) each Budget Line Item is sufficient to pay the costs such Budget Line Item was established to pay for, all as determined by Lender from time to time in its reasonable discretion in accordance with the provisions of this Article 11.  The determination by Lender at any time that the Loan is In Balance shall not preclude Lender from determining at a later time that the Loan is not In Balance.  Lender shall not be obligated to make any disbursements of proceeds of the Loan unless the Loan is In Balance.

(b) Borrower agrees that if Lender determines in its reasonable discretion that the Loan is not In Balance, regardless of how such condition may have been caused, Borrower shall within ten (10) days after written request by Lender (and in any event prior to any further disbursement of the Loan) deposit the deficiency with Lender ("Deficiency Deposit"). The Deficiency Deposit shall be first exhausted for costs of the Project before any further disbursements of the Loan shall be made.  Disbursement of a Deficiency Deposit shall be subject to the same conditions precedent and the same requirements as apply to a disbursement of the Loan pursuant to this Agreement.  Any Deficiency Deposit deposited with Lender shall be added to and made a part of the Equity Investment of Borrower in the Project, and no interest shall be paid to Borrower with respect to any such amounts.  Borrower pledges to Lender any Deficiency Deposit (and Borrower's rights in any such account and interest earned thereon) as security for the Loan.

(c) (i) The "Available Sources of Funds" shall mean the Unfunded Commitment, adjusted as provided below, plus any remaining unexpended Deficiency Deposit, less the remaining balance of the Owner's Contingency, the remaining balance of the Interest Reserve Budget Line Item, and the remaining balance of the Additional Interest Reserve.  Prior to Full Loan Opening, the unfunded Initial Equity Investment shall be an Available Source of Funds.  Borrower may seek to increase the Available Sources of Funds (or the amount of any Budget Line Item) by requesting that Lender reallocate cost savings in another Budget Line Item or a portion of the Owner's Contingency to pay for cost increases in Budget Line Items, and Lender shall grant or deny such request in accordance with the provisions of Sections 10.2(b) or 10.3.  Lender may, so long as it is entitled to do so under Sections 10.2(b) or 10.3, deny a request for reallocation of cost savings or a portion of the Owner's Contingency, even if as a result thereof Borrower would be required to make a Deficiency Deposit to maintain the Loan In Balance.

(ii) The following specific adjustments shall be made to the Available Sources of Funds for this transaction:  (i) Upgrade Deposits may be counted as an Available Source of Funds but only up to the amount of costs of upgrades included in Lender's Estimate of Remaining Costs, and (ii) tax escrow deposits may be counted as an Available Source of Funds to the extent real estate taxes are included in Lender's Estimate of Remaining Costs.

(d) "Lender's Estimate of Remaining Costs" shall mean the amount which Lender estimates in its reasonable discretion is necessary to pay for all Hard Costs and Soft Costs of the Project which have not yet been paid, including, without limitation, the following:  (i) all costs of the Construction in accordance with the Approved Plans and Specifications; (ii) all costs required to complete the preparation of the Residential Units and the Hotel in accordance with the Approved Finish Standards, including, without limitation, all finishes of Residential Units required to be paid for by Borrower under Sales Agreements or reasonably anticipated for unsold Residential Units; (iii) marketing and sales costs for the Residential Units (other than closing costs which are paid from gross sales proceeds or by Borrower pursuant to Section 10.1); (iv) marketing, sales, and operation costs for the Hotel, Commercial Space and Venue; (v) costs of furniture, fixtures and equipment for the Hotel, Commercial Space and Venue; (vi) any work to be completed by Borrower in accordance with the Budget; (vii) all expenses payable or reimbursable to Lender under the terms of this Agreement; (viii) all real estate taxes, insurance premiums and operating costs of the Project (in excess of any Net Operating Income which Lender estimates will be available for payment of such costs); (ix) all amounts needed for tenant allowances, tenant improvements and leasing commissions with respect to executed Leases and with respect to unleased space at the Project; and (x) all other amounts of any type or nature incurred or expected to be incurred in connection with the acquisition, Construction, marketing and sale of the Project or in order for Borrower to comply with the Loan Documents or the requirements of Governmental Authorities. Lender's Estimate of Remaining Costs excludes interest requirements for the Loan since these are addressed with the Interest Reserve Funding Requirement.

(e) In determining Lender's Estimate of Remaining Costs (or the amount of any Budget Line Item), Lender shall be entitled to take into account all conditions, facts and circumstances related to the Project or the Loan then existing, and all other considerations which Lender, in its reasonable discretion, determines are relevant to, or reasonably likely to have an impact upon, any of the amounts included in Lender's Estimate of Remaining Costs.  By way of example and not limitation, Lender shall have the right, in making Lender's Estimate of Remaining Costs (or determining the sufficiency of any Budget Line Item), to consider in such manner and to such extent as Lender determines is appropriate in its reasonable discretion: (i) all existing and proposed modifications to the Approved Plans and Specifications (whether or not Lender has the right to approve the same), whether the same are proposed by Borrower or by a contractor, (ii) all existing construction contracts and purchase orders or, in those instances where construction contracts or purchase orders have not yet been let, written bids from responsible contractors, tradesmen and material suppliers acceptable to Lender in its reasonable discretion, or Lender's estimate of such costs, (iii) all Change Orders and pending Change Orders, (iv) all claims by any contractors or suppliers for increased or additional amounts, including all claims by the General Contractor for increases in the amount payable under General Contract, (v) all disputes between Borrower and any supplier or contractor (including the General Contractor), (vi) whether any savings in a Budget Line Item have been demonstrated to Lender's satisfaction to be final and permanent and whether any proposed reallocation of such savings to pay other costs satisfies the limitations and restrictions in Section 10.2(b) of this Agreement (and any applicable restrictions or limitations in the General Contract), and (vii) the effect of actual or anticipated delays, whether or not permitted by the terms of this Agreement.

Article 12

CONSTRUCTION PAYOUT REQUIREMENTS

12.1	Applicability of Sections.

The provisions contained in this Article 12 shall apply to the Full Opening of the Loan and to all disbursements of proceeds during Construction.

12.2	Monthly Payouts.

After the Full Opening of the Loan, further disbursements of proceeds of the Loan shall be made during Construction from time to time as the Construction progresses, but no more frequently than once in each calendar month, except to pay interest from the Interest Reserve Budget Line Item in accordance with Section 10.4 or as Lender may otherwise permit in its sole discretion.  Hard Costs shall be disbursed as incurred, less the Retainage.  The General Contractor's fee shall be disbursed on a prorata basis according to the percentage of construction trade items (excluding general conditions, Contractor's fees and the Contractor's Contingency) completed.  All disbursements of Loan proceeds must be approved by Lender in its reasonable discretion based on costs expended as contained in the Budget and must be at least $500,000.00 (except for the final draw of the Loan).  Lender shall have no obligation to disburse funds (i) if an Event of Default or Default has occurred and is continuing or (ii) subsequent to April 30, 2013.  Lender reserves the right to at any time to make disbursements into an escrow to be subsequently disbursed to Borrower by the Title Insurer.

Lender, through Lender's Consultant and/or its own employees, may perform site inspections to confirm that progress on the Project conforms to the sworn statements, and that the Project is progressing within the Budget and the Approved Plans and Specifications.  Such inspections and confirmations are solely for the benefit of Lender and may not be relied upon by Borrower.  Upon such confirmation, and upon receipt of a title company's commitment to issue a date down endorsement insuring the funds about to be disbursed, the Lender shall disburse money to Borrower, or, after any, and during the continuance of, any Default or Event of Default, directly to General Contractor, subcontractors and/or other payees.  Provided Lender receives complete and orderly draw requests, together with the appropriate lien waivers, it shall make every commercially reasonable effort to fund such requests within ten (10) Business Days.  No disbursements for costs arising under the General Contract for a particular component of the Project shall be made later than ninety (90) days after the applicable Completion Date for such component.

12.3	Documents to be Furnished for Each Disbursement.

As a condition precedent to each disbursement of the Loan proceeds (including the initial disbursement at the Full Opening of the Loan), Borrower shall furnish or cause to be furnished to Lender the following documents covering each disbursement, in form and substance reasonably satisfactory to Lender:

(a) A completed draw request in the form attached as Exhibit H hereto and made a part hereof, including a Borrower's Sworn Statement executed by an Authorized Representative and a completed standard AIA Form G702 and Form G703 (or similar forms acceptable to Lender) signed by the General Contractor and certified by the Architect, together with General Contractor's sworn statements and unconditional waivers of lien, and all Design Professionals', consultants', vendors', contractors', subcontractors', material suppliers' and laborers' waivers of lien (except that partial lien waivers from subcontractors and Design Professionals may be delivered on a trailing thirty (30) day basis, except for the final disbursement to each subcontractor) substantiating each line item of the draw request and covering all work paid with the proceeds of the prior draw requests, together with such invoices, contracts or other supporting data as Lender may reasonably require to evidence that all costs for which disbursement is sought have been incurred, to be followed by lien waivers for such draw no later than the subsequent draw request, so long as the Title Insurer provides Lender with a date down endorsement to the Title Policy as provided in Section 12.3(f) below;

(b) A sworn owner's statement detailing the names of all suppliers, vendors, consultants and contractors with whom Borrower has contracted, amounts of contracts, amounts paid to date, and amounts of current payment and balances due, broken down in a consistent manner with the Budget;

(c) A Contractor's statement detailing the names and addresses of all suppliers, contractors and its own forces contracted to perform work including amounts of contracts, amounts paid to date, change orders, amounts of current payment, Retainage, and balances due;

(d) The Contractor's application and certification for payment executed by Borrower's lead Design Professional;

(e) Paid invoices or other evidence reasonably satisfactory to Lender that fixtures and equipment, if any, have been paid for and are free of any lien or security interest therein;

(f) A date down endorsement to the Title Policy issued to Lender covering the date of disbursement and showing the Deed of Trust as a first, prior and paramount lien on the Project subject only to the Permitted Exceptions and real estate taxes that have accrued but are not yet due and payable and particularly that nothing has intervened to affect the validity or priority of the Deed of Trust.  If the Title Policy is subject to a pending disbursement endorsement, the amount of such endorsement must be increased to the full amount funded;

(g) A monthly report from Lender's Consultant (who shall be retained by Lender, but whose fees and expenses shall be reimbursed to Lender by Borrower from time to time upon request by Lender) that contains an analysis satisfactory to Lender demonstrating the adequacy of the Budget to complete the Project, a confirmation that Construction is proceeding in accordance with the Construction Schedule and the Approved Plans and Specifications, and a certification as to amounts of Construction costs for the applicable requested funding, provided, however, that the opinion of Lender's Consultant shall not be binding on Lender;

(h) Copies of any proposed or executed Change Orders on the standard AIA G701 form that have not been previously furnished to Lender;

(i) Copies of all construction contracts (including subcontracts) that have been executed since the last disbursement;

(j) Verification of expenditures for Soft Costs;

(k) All Required Permits not previously delivered to Lender;

(l) Upon commencement of sales, the Sales Report;

(m) Evidence satisfactory to Lender, in its reasonable business judgment, that the Loan is In Balance;

(n) True, correct and complete copies of all reports provided to Borrower, any Guarantor or any Affiliate of Borrower or any Guarantor with regard to the Construction and/or the request for an advance of Loan proceeds, including, without limitation, the reports prepared by Newbanks, Inc./ Dallas and La Jolla Pacific, Ltd.; and

(o) Such other instruments, documents and information as Lender or the Title Insurer may reasonably request.

12.4	Retainages.

At the time of each disbursement of Loan proceeds, ten percent (10%) of the draw request for Hard Cost Line Items in the Budget (excluding the General Contractor's fee line item and the General Contractor's general conditions) shall be withheld from the amount disbursed to the various contractors, subcontractors and material suppliers for costs of the Construction (the "Retainage").  Once Lender determines, in its sole discretion, that any given Subcontract is 50% complete and all such work thereunder has been approved by Lender and Lender's Consultant, no further Retainage for such Subcontract will be required. Once Lender determines, in its sole discretion, that any given Subcontract is fully complete and all work thereunder has been approved by Lender and Lender's Consultant, any Retainage payable under such Subcontract shall be released. The remaining Retainage shall be disbursed when Borrower has satisfied the requirements set forth in Article 13 below.  Retainage may be withheld from tenant improvement work to be performed by Borrower on the same basis.  Notwithstanding the foregoing, Lender shall not withhold a Retainage for purchases of those materials set forth on Exhibit P attached hereto.

12.5	Disbursements for Materials Stored On-Site.

Any requests for disbursements that in whole or in part relate to materials, equipment or furnishings that Borrower owns and that are not incorporated into the Improvements as of the date of the request for disbursement, but are to be temporarily stored at the Project, shall be made in an aggregate amount not to exceed $3,000,000 with respect to materials covered by the General Contract plus $1,000,000 for materials under owner direct contracts other than the General Contract (such amounts are subject to increase at Lender's reasonable discretion upon request of Borrower).  Any such request must be accompanied by evidence satisfactory to Lender that (a) such stored materials are included within the coverages of insurance policies carried by Borrower, (b) the ownership of such materials is vested in Borrower free of any liens and claims of third parties, and Lender has a purported security interest in such stored materials; (c) such materials are properly protected against theft or damage, (d) Lender's Consultant has viewed and inspected the stored materials, and (e) in the opinion of Lender's Consultant the stored materials are physically secured and can be incorporated into the Project within forty-five (45) days.

12.6	Disbursements for Off-site Materials.

Lender shall make disbursements for materials stored off-site, in which event all of the requirements of Section 12.5 shall be applicable to such disbursement, provided that the following additional requirements must have been complied with:  (a) such stored materials are stored in a bonded public warehouse or another facility acceptable to Lender in its sole discretion; (b) Borrower has caused any warehouseman (as defined in Section 7-102 of the Uniform Commercial Code) that possesses, holds or controls the stored materials to execute (i) a bailment letter in the form of Exhibit K and (ii) a non-negotiable warehouse receipt covering such stored materials in form sufficient to enable Lender to have a perfected security interest therein and (c) Borrower has caused any party other than a warehouseman that possesses, holds or controls the stored materials to execute and deliver to Lender a bailment letter in the form of Exhibit L.  At any one time, the maximum amount of disbursements for materials stored offsite shall not exceed $3,000,000 with respect to materials  covered by the General Contract plus $3,000,000 for materials under owner direct contracts other than the General Contract (such amounts are subject to increase at Lender's reasonable discretion upon request of Borrower). If, as of the Closing, Borrower is storing any materials off-site, Borrower will cause the warehouseman storing such materials to execute and deliver to Lender a bailment letter in the form of Exhibit K.   In addition, if Borrower proposes to store materials off-site in premises leased by Borrower, Borrower must first obtain Lender's written consent to such proposed action, which consent will not be unreasonably withheld, and if such consent is given, Borrower must obtain Lender's written consent to the lease applicable to the premises in which such materials are to be stored, and the Borrower must provide to Lender an agreement (which will include a waiver of landlord's lien) in form as required by Lender, executed by the landlord under such lease.

12.7	Specific Limitation on Disbursements.

No amounts in the Budget shall be disbursed to Borrower, either Pledgor, either Guarantor, any direct or indirect beneficial owner of an interest in Borrower, either Pledgor, either Guarantor or any Affiliate of any of the foregoing, except for (a) the Developer Fee Budget Line Item equal to $6,000,000, with $3,750,000 left to fund (the "Permitted Affiliate Expenses"), which shall be paid, provided no Event of Default or material Default exists and the Loan is In Balance, in equal monthly installments of $150,000.00 over the remaining term of the Construction Schedule (or until such time as such amount has been fully disbursed) provided that if the Construction Schedule is extended by Change Order, then such monthly amount will be adjusted pro rata to reflect the extended Construction Schedule.  Borrower shall have no right to borrow any portion of the developer's fee referred to in clause (a)(ii) above from Lender.

All disbursements of Permitted Affiliate Expenses are subject to the same conditions precedent as apply to disbursements generally under this Agreement.

12.8	Disbursements Related to Commercial Space Leases.

Loan proceeds may be used to fund leasing commissions and tenant improvements with respect to Approved Leases, provided (a) the maximum cost to be funded with respect to each Commercial Space Lease shall not exceed (i) for tenant improvements, the dollar amount per Rentable Square Foot set forth on Exhibit Q attached hereto with respect to the type of space being leased (the "Allowable Tenant Improvements"), and (ii) for leasing commissions, the applicable dollar amount set forth on Exhibit Q, payable to Borrower's representative and the applicable Tenant's representative as set forth on Exhibit Q and (b) the undisbursed amount in the (i) Tenant Improvements Budget Line Item must be sufficient to pay for the Allowable Tenant Improvements for all Commercial Space for which tenant improvements have not been paid, and (ii) the undisbursed amount in the Commercial Leasing Commissions Budget Line Item must equal at least the applicable dollar amount set forth on Exhibit Q times the number of unleased Rentable Square Feet in the Commercial Space.  Borrower shall fund any excess as the first dollars to be funded for any Commercial Space, provided that cost savings in (i) tenant improvements for any one Commercial Space Lease may be reallocated to tenant improvements with respect to any other Commercial Space Lease, and (ii) leasing commissions for any one Commercial Space Lease may be reallocated to leasing commissions with respect to any other

Commercial Space Lease. In addition to any items to be provided by Borrower pursuant to Section 12.3 hereof, and as a condition precedent to the first advance for any tenant improvements pursuant to a Lease, Borrower shall furnish to Lender for approval a budget for the tenant improvements, an estimated schedule for the completion of the improvements, copies of all proposed contracts with trades or subcontractors relating to the completion of the tenant improvements, plans and specifications for the tenant improvements and such other documents and information which will demonstrate that the tenant improvements will be completed in accordance with the Lease and the Budget.  Borrower shall also promptly provide to Lender proof of payment of all leasing commissions and compliance by Borrower with the requirements of Exhibit Q.

Article 13

FINAL DISBURSEMENT FOR CONSTRUCTION

13.1	Final Disbursement for Construction.

Lender will advance to Borrower the final disbursement for the cost of the Construction (including retainages not yet disbursed) when the following conditions have been complied with, provided that all other conditions in this Agreement for disbursements have been complied with:

(a) The Improvements have been fully completed and equipped substantially in accordance with the Approved Plans and Specifications free and clear of materialmen's liens and security interests and are ready for occupancy;

(b) Borrower shall have furnished or caused to be furnished to Lender "all risks" casualty insurance and windstorm and flood insurance each in form and amount and with companies reasonably satisfactory to Lender in accordance with the requirements contained herein;

(c) Borrower shall have furnished to Lender copies of all licenses and permits required by any Governmental Authority having jurisdiction for the occupancy of the Improvements and the operation thereof, including a final certificate of occupancy from the City or a temporary certificate of occupancy, so long as (i) Residential Units may still be sold and occupied, (ii) the Hotel is open and operating in accordance with the Hotel Documents, (iii) the Commercial Space may still be rented and/or sold and occupied, and (iv) the Venue is open and operating in accordance with the management agreement reviewed and approved by Lender in accordance herewith;

(d) Borrower shall have furnished a plat of survey covering the completed Improvements in compliance with Section 8.1(d);

(e) All fixtures, furnishings, furniture, equipment and other property required for the operation of the Project shall have been installed free and clear of all liens and security interests, except in favor of Lender;

(f) Borrower shall have furnished to Lender copies of all final waivers of lien (other than the liens that Borrower is contesting and has insured or bonded over in accordance with Section 15.1(f) of this Agreement), and sworn statements from contractors, subcontractors and material suppliers and an affidavit from the General Contractor in accordance with the mechanic's lien law of the State or as otherwise established by Lender;

(g) Borrower shall have furnished to Lender a certificate from the Architect or other evidence satisfactory to Lender in Lender's sole discretion dated at or about the Completion Date stating that (i) the Improvements have been completed substantially in accordance with the Approved Plans and Specifications, and (ii) the Improvements as so completed comply with all applicable Laws in all material respects; and

(h) Lender shall have received a certificate from Lender's Consultant for the sole benefit of Lender that the Improvements have been satisfactorily completed substantially in accordance with the Approved Plans and Specifications.

Borrower shall comply with and satisfy each of the foregoing final disbursement conditions contained in this Section 13.1 within ninety (90) days after the Completion Date.

Article 14

SALE OF RESIDENTIAL UNITS

14.1	Price List Schedule.

Borrower has submitted to Lender for its written approval a Price List Schedule (the "Price List Schedule") stating, at a minimum, a detailed breakdown of each condominium Residential Unit's size, type, location and gross sales price ("List Price") for each Residential Unit (including, but not limited to, a weighted average gross sales price (excluding Parking Spaces and Upgrades) of not less than $620 per Saleable Square Foot for each Residential Unit).  The approved Price List Schedule is attached to this Agreement as Exhibit M-2.  No changes to the approved Price List Schedule shall be permitted without Lender's prior written approval, in Lender's sole and reasonable discretion.  The List Prices for each Residential Unit include the price of one (1) Parking Space per bedroom in such Residential Unit, up to two (2) Parking Spaces per Residential Unit, except for the penthouse Residential Units on floors 35, 36 and 37, which are each allocated three (3) Parking Spaces but does not include storage space.  Of the 300 Parking Spaces allocated to the Residential Units collectively, 275 Parking Spaces shall be included in the List Prices of such Residential Units as set forth above, and 25 Parking Spaces (the "Excess Parking Spaces") shall not be included in the List Price of any Residential Unit and shall be available for sale at an additional charge.

14.2	Sales Agreements.

Each Residential Unit shall be sold under a written agreement (the "Sales Agreement") in the form of the sales agreements attached hereto as Exhibit O, or on a form otherwise approved by Lender, in its sole discretion in all material respects conforming to all Laws, including those requiring disclosures to prospective and actual buyers.  Lender has previously approved the form of the Sales Agreement to be used for such Residential Unit sales, which form of sales contract is attached hereto as Exhibit O and has approved the Sales Agreement for each of the pending sales listed on Exhibit M-1.  No Residential Unit may be leased, sold or conveyed under any lease, conditional sales contract or other arrangement where Borrower retains a deferred portion of the purchase price or any residual or contingent interest in the Residential Unit, including any purchase money security interest, without the express prior written consent of Lender in each instance.  All agreements (each, also a "Sales Agreement") with respect to the sale of any portion of the Project other than the Residential Units shall be subject to the prior written approval of Lender in its reasonable discretion; provided, however, that (i) no portion of the Project other than Residential Units that are sold as permitted by this Agreement, may be sold without the prior written consent of Lender, which consent may be granted or withheld by Lender, in its sole discretion and (ii) Borrower may not enter into any Sales Agreement for any part of the Project, other than Sales Agreements for Residential Units which satisfy the requirements set forth in this Agreement, without the Lender's prior written consent, which may be granted or withheld in Lender's sole discretion. Borrower shall deliver to Lender a copy of each executed Sales Agreement within thirty-one (31) days of its execution.  Borrower shall promptly enforce the obligations of the purchasers under each Sales Agreement upon default by any such purchaser, except as Lender may otherwise agree in writing in its reasonable discretion.

14.3	Purchaser Deposits.

(a) On or before Closing (as to earnest money deposits received prior to Closing), and promptly after receiving any additional earnest money deposits made by the Residential Unit Purchasers from time to time (as to earnest money deposits received following Closing), Borrower shall deposit with Armbrust & Brown, L.L.P. and Heritage Title Company of Austin, Inc., jointly and severally, as escrow agent (or any successor agent approved by Lender in writing in its sole discretion) (together, jointly and severally, the "Escrow Agent"), in accordance with the Escrow Agreement, and shall cause Escrow Agent to maintain in one or more accounts titled in the name and subject to the control of Escrow Agent all earnest money deposits paid by Residential Unit Purchasers under the Sales Agreements (the "Earnest Money Deposits").

(b) Except as reflected on Exhibit M, Borrower shall require all Residential Unit Purchasers to make cash Earnest Money Deposits of at least ten percent (10%) of the gross sales price at the time of Sales Agreement execution.  If Earnest Money Deposits are held by an Escrow Agent, Borrower shall cause Escrow Agent to deliver to Lender within seven (7) days of the end of each calendar month a statement indicating the amount of funds on deposit representing Earnest Money Deposits, together with information on the date of deposit, and to which Residential Unit all such deposits apply.  Borrower shall not accept any non-cash Earnest Money Deposits or non-cash Upgrade Deposits.  Borrower shall not be permitted to use or apply the Earnest Money Deposits prior to the closing of the sale of a Residential Unit, whereupon the related Earnest Money Deposit shall be considered part of the Net Sales Proceeds and applied as set forth in Section 14.9.

(c) If a Residential Unit Purchaser desires to alter the Approved Finish Standards, which results in additional costs to Borrower to complete a Residential Unit (an "Upgrade"), Borrower shall require such Residential Unit Purchaser to deposit funds with Lender prior to the commencement of any work relating to such Upgrade (the "Upgrade Deposit").  Borrower shall require Residential Unit Purchasers to make Upgrade Deposits equal to one hundred percent (100%) of the cost to Borrower of such Upgrade.  All Upgrade or Residential Unit customization costs shall be subject to Lender's approval if such costs for any Residential Unit are in excess of ($40.00) per Saleable Square Foot.  Loan proceeds shall not be available for payment of costs incurred in connection with Upgrades or customization items, the sole responsibility for such costs being with Borrower.  So long as permitted under applicable Laws, Lender shall permit Borrower to use Upgrade Deposits to pay for such Upgrades as provided in this Agreement.  To the extent that the amount of Upgrade Deposit on deposit with Lender is not sufficient to pay in full the costs of any such Upgrades when due, Borrower shall promptly deposit with Lender an additional Equity Investment equal to the costs of the Upgrade.  Such deposit will be required at the time of the execution of the Sales Agreement containing the Upgrade.  Lender shall also be entitled to inspect any Upgrade work, and shall be entitled to review and approve reasonable supporting documentation with respect to such Upgrade work, in a manner commensurate with other Hard Cost disbursements before approving payment therefor.  Borrower shall request release of Upgrade Deposits for payment of costs of the related Upgrade at the time and in the manner, and, to the extent lawful, subject to the conditions applicable to, Construction Disbursements.

(d) The Deposits shall be segregated from other funds and shall be held, applied or returned, as applicable, in accordance with the terms of the respective Sales Agreement and applicable Laws.  To the extent Borrower becomes entitled to retain any Deposits that have not been previously applied in accordance herewith (i.e. upon the forfeiture of any deposit by a Residential Unit Purchaser), such amounts shall be paid to Lender and applied to the Loan.  To the extent that a Residential Unit Purchaser becomes entitled to return of its Deposits under its Sales Agreement or under applicable Laws, so long as the Upgrade Deposit has not already been spent by Borrower, Borrower shall be entitled to notify either Lender or the Escrow Agent, as applicable, and withdraw from the escrow account such Deposit for return to the Residential Unit Purchaser, with a copy of such notice to be simultaneously sent to Lender if Deposits are held by an Escrow Agent; however, the return of such Deposit shall not affect any obligations of Borrower to Lender or any rights or remedies of Lender.  The Escrow Agent may not be changed without the prior written consent of Lender. Notwithstanding the foregoing, Lender hereby acknowledges and agrees that Borrower's rights to the Deposits are subject to the rights of the Residential Unit Purchasers to such Deposits as set forth in the Sales Agreements, the Escrow Agreement and under applicable Law, and that Lender or the Escrow Agent, as the case may be, may be obligated to return the Deposits to such Residential Unit Purchasers when and as so required even if an Event of Default exists.

(e) Borrower hereby grants to Lender a security interest in all of Borrower's right, title and interest in and to the Deposits and all accounts holding any such Deposits from time to time.  Upon request by Lender, Borrower shall promptly provide to Lender such documentation as Lender determines is necessary to confirm and perfect such security interest.  Such security interest is subject to the rights of Residential Unit Purchasers in and to such Deposits in accordance with the terms of their respective Sales Agreements and applicable Laws.

14.4	Residential Unit Sales.

Borrower may enter into Sales Agreements for Residential Units and sell Residential Units without Lender's prior written consent only if:

(a) A Sales Agreement is executed with the Residential Unit Purchaser, the form and substance of which does not materially differ from the form of sales contract attached hereto as Exhibit O and approved by Lender in writing and that otherwise conforms to the requirements of this Agreement, and Borrower has not entered into any side agreements relating to the purchase of the Residential Units with any Residential Unit Purchaser.

(b) The Sales Agreement requires full payment in cash not later than closing, with no purchase money financing provided by Borrower, and the sale of the Residential Unit is for a base purchase price (including one (1) Parking Space per bedroom in such Residential Unit, up to two (2) Parking Spaces per Residential Unit, except for the penthouse Residential Units, which are allocated three (3) Parking Spaces per Residential Unit) that is greater than or equal to  such Residential Unit's List Price set forth in the Price List Schedule, excluding from such base sale price any Upgrades and any seller concessions or discounts; provided, however, Borrower may hereafter enter into Sales Agreements for Residential Units with a base purchase price that is not less than 90% the subject Residential Unit's List Price set forth in the Price List Schedule so long as at no time will the aggregate of the base purchase prices under all then existing Sales Agreements be less than 95% of the related List Prices for all Residential Units then subject to a Sales Agreement as set forth on the Price List Schedule;

(c) The Sales Agreement requires a non-refundable Earnest Money Deposit of at least ten percent (10%) of the gross sales price to be deposited with Lender or the Escrow Agent in accordance with Section 14.3 hereof except as otherwise set forth on Exhibit M-1;

(d) The Residential Unit Purchaser is not affiliated with Borrower, either Pledgor or either Guarantor, and no more than two Residential Units may be purchased by any single Residential Unit Purchaser or its Affiliates without Lender's prior approval, except that up to three (3) Residential Units, in the aggregate, may be sold to Affiliates of Borrower, either Pledgor or either Guarantor;

(e) The Sales Agreement must not be cancelable or contain any unexpired contingencies except as set forth in Exhibit O;

(f) The Sales Agreement must not include a Residential Unit completion, delivery, or closing date which gives the Residential Unit Purchaser the ability to cancel or terminate the Sales Agreement.  Notwithstanding the foregoing, the Sales Agreement may include an outside estimated Project completion date that is no earlier than one (1) year following the completion date for the floor upon which such Residential Unit is to be located, as stated in the Construction Schedule, plus extensions for Unavoidable Delay;

(g) The Sales Agreement clearly identifies any Upgrade required to be provided by Borrower, as seller, which Upgrade and the related Upgrade Deposit shall comply with the requirements hereof and all Laws;

(h) The Sales Agreement is not assignable by the Residential Unit Purchaser, except to an Affiliate of the Residential Unit Purchaser;

(i) Any Sales Agreement executed (a) on or before May 31, 2011, the date that the residential condominium component of the Project is scheduled to be completed, must provide for a closing of the sale of the Residential Unit in question on or before the later (i) thirty (30) days after Borrower secures a certificate of occupancy for the Residential Unit being sold, or (ii) one hundred eighty (180) days after the effective date of such Sales Agreement, but in no event later than three hundred sixty (360) days after the scheduled date of completion for such Residential Unit as currently set forth in the Construction Schedule, and (b) after May 31, 2011 must provide for a closing of the sale of the Residential Unit in question on or before one hundred eighty (180) days after the effective date of such Sales Agreement;

(j) Subject to subsection (k) below, the Sales Agreement stipulates that, in the event that the Residential Unit Purchaser fails to perform thereunder, Borrower shall be entitled to the full amount of the Earnest Money Deposit and Upgrade Deposit and can sue the Residential Unit Purchaser to collect any unpaid portion of such Earnest Money Deposit; and

(k) The Sales Agreement complies with ILSA through a HUD filing, not through an exemption or exception, and complies with all other local and state regulations applying to condominium sales.  Lender shall have received an executed acknowledgement by each Residential Unit Purchaser stipulating that prior to the date of the Sales Agreement acceptance, Residential Unit Purchaser received a copy of the Property Report which has been accepted for filing by HUD.  The Sales Agreement must not be dated earlier than the effective date on which HUD accepted the Statement of Record.  In addition, Lender shall have approved the specific terms of the form contract, which shall contain provisions required by ILSA including:

(i) A statement that the Residential Unit Purchaser may revoke the Sales Agreement for a period of seven (7) days from the date of signing, or if applicable state law provides for a longer period, the longer period shall be stated.

(ii) A statement that if the Residential Unit Purchaser has not received the ILSA Property Report prior to executing the Sales Agreement, the Sales Agreement shall be revocable for two (2) years from the date the Sales Agreement was signed by Residential Unit Purchaser.

(iii) A provision which states that if the Residential Unit Purchaser defaults under the terms of the Sales Agreement, the Residential Unit Purchaser shall receive written notice of default, and shall have a period of twenty (20) days from the date of the notice to cure the default.

(iv) Damages payable to Borrower under the Sales Agreement must conform to the limitations in ILSA, which generally limit damages to the greatest of 15% liquidated damages or actual damages.

"Qualifying Sales Agreement" shall mean (i) an agreement for the sale of a Residential Unit meeting all of the conditions required by this Agreement, and (ii) those certain Sales Agreements described on Exhibit M attached hereto that have been delivered to Lender prior to the date of this Agreement.  Borrower shall not, without the prior written consent of Lender, enter into any Sales Agreement that is not a Qualifying Sales Agreement, or any other documentation pertaining to the sale of any portion of the Project; provided, however, that Borrower may enter into a Qualifying Sales Agreement subject to a commercially reasonable financing contingency for up to sixty (60) days provided such Qualifying Sales Agreements will not be deemed Qualifying Sales Agreements until the expiration or satisfaction of the financing contingency.  Borrower shall not terminate a

Qualifying Sales Agreement for any reason other than the default of the Residential Unit Purchaser thereunder without Lender's prior written consent.

14.5	Sales Operations and Seller's Obligations; Amendment and Termination of Sales Agreements.

(a) Borrower shall at all times maintain adequate marketing capability, and shall timely perform all obligations required to be performed by it under each Sales Agreement.

(b) Borrower may not amend or modify any Sales Agreement without Lender's prior written consent, which will not be unreasonably withheld except Borrower may amend a Sales Agreement without Lender's prior written consent to provide for (i) upgrades to the Residential Unit to be purchased pursuant to such Sales Agreement provided that the Residential Unit Purchaser under such Sales Agreement pays the costs of the upgrades contemporaneously with the execution of the amendment, and (ii) so long as the Lender is satisfied that the remaining, uncommitted Parking Spaces and storage units are sufficient for the sale of Residential Units not then subject to a Sales Agreement, the addition of one or more Parking Spaces or storage units to the Sales Agreement in accordance with the approved Price List Schedule provided that the Residential Unit Purchaser under such Sales Agreement pays an additional Earnest Money Deposit in the amount of 10% of the cost of such Parking Space(s) and/or storage unit(s) contemporaneously with the execution of the amendment.  In such case, Borrower will provide to Lender a copy of the amendment promptly following its execution.

(c) Borrower may not terminate a Sales Agreement without Lender's prior written consent except as a result of the default of the Residential Unit Purchaser under such Sales Agreement and provided the Deposits paid under such Sales Agreement are released to Borrower, as the seller, subject to the requirements of the Loan Documents in regard to such Deposits.

14.6	Delivery of Sales Information and Documents.

Within thirty (30) days after the end of each month, Borrower shall deliver to Lender a sales report (the "Sales Report") showing (a) each Residential Unit under a Sales Agreement, including the date of the Sales Agreement, the Residential Unit number, the base contract price plus the charge for Upgrades, the amount of the Earnest Money Deposit and, if applicable, the Upgrade Deposit, and the date expected to close; and (b) for each Residential Unit closed, the Residential Unit number, the base contract price plus the charge for Upgrades, the date closed, and the Net Sales Proceeds from the sale of such Residential Unit; and (c) for each Sales Agreement cancelled by a Residential Unit Purchaser, the Residential Unit number, the date cancelled, the reason the Sales Agreement was cancelled by the Residential Unit Purchaser and a statement regarding whether the Deposit was returned to the Residential Unit Purchaser or retained by Borrower (and remitted to Lender).  Borrower shall also promptly deliver to Lender such other sales information and documents that Lender from time to time may reasonably request, including operating statements, all new Sales Agreements, and notice of or information regarding any claimed breach or disavowal of buyer's or seller's obligations under any one or more Sales Agreements.

14.7	Borrower's Acknowledgment Regarding Buyer Financing.

Borrower acknowledges that Lender is not committed to, and does not intend to offer to,  provide any financing to or for the buyers of any individual Residential Units or any other part of the Project.

14.8	Condominium Regime.

(a)           Borrower shall revise the Condominium Information Statement, the Master Condominium Declaration and the Residential Condominium Declaration in accordance with Exhibit N attached hereto.  Borrower shall promptly, and in any event prior to the closing of the first purchase and sale of any Residential Unit, cause the Condominium Documents, including, without limitation, the Master Condominium Declaration and the Residential Condominium Declaration, each in form and containing terms approved by Lender as provided below, to be filed or recorded, as appropriate. At least thirty (30) days prior to recording or filing any of the Condominium Documents, Borrower shall submit to Lender for Lender's final review and approval (which approval will not be unreasonably withheld provided the final Condominium Documents provided by Borrower to Lender are in substantially the forms of the Condominium Documents approved by Lender prior to the Closing with the changes required by Exhibit N made thereto), executed copies of the proposed Condominium Documents, which, once approved, shall be filed or recorded, as applicable.  Borrower shall on an ongoing basis comply with all requirements of ILSA, TUCA and all other Applicable Condominium Laws.  Without limiting the generality of the foregoing, Borrower shall (i) timely file its Annual Report of Activity with HUD each year during the term hereof; (ii) pay any fees in connection therewith before the due date; (iii) deliver financial statements to HUD within one hundred and twenty (120) days after the close of Borrower's fiscal year; and (iv) amend the HUD Property Report to reflect any change in any material representation of a material fact required in the Statement of Record within fifteen (15) days of learning of the change.  Borrower shall deliver to Lender (simultaneously with delivery to the applicable governmental authority) copies of all filings and notices delivered to HUD in accordance with ILSA, and Borrower shall, within five (5) Business Days after receipt thereof, deliver to Lender all notices, requests, correspondence and demands delivered by HUD, the State or the City to Borrower.  Borrower shall not amend the HUD Property Report or the City or State Property Report without Lender's prior written consent which approval will not be unreasonably withheld.  Provided that no Event of Default or material Default exists, Lender, prior to the initial conveyance of Residential Units, shall execute such subordinations of the Deed of Trust and other documents as are needed to permit the recordation or filing of Condominium Documents.  Prior to such execution by Lender and as a condition thereto, Borrower shall furnish to Lender a copy of (a) a notice sent by Borrower to the condominium association informing the association of Lender's rights under the declaration as a beneficiary under the Deed of Trust and furnishing the association with Lender's address for notice purposes, (b) resignations of all Borrower-appointed directors and officers, which Lender may deliver at any time an Event of Default exists, and (c) such other documents in connection with the establishment of such condominium regime as Lender reasonably requests.

(b)           Notwithstanding the foregoing or any other provision of this Agreement, Lender shall not be deemed to have represented or warranted that the Condominium Documents comply with Applicable Condominium Laws.  Lender shall have no liability for the failure of the Condominium Documents to comply with any Applicable Condominium Law.

(c)           Borrower represents and warrants that:

(i)           The sale of Units, as defined in the Declarations, has complied, and at all times will comply, with ILSA and regulations promulgated in connection therewith and Texas Uniform Condominium Act, Tex. Prop. Code, Ch. 82 (2009) ("TUCA").

(ii)           Borrower has delivered to Lender true, correct and complete copies of all ILSA-related disclosure statements and property reports that, as of the date hereof, have been prepared or delivered in connection with the Condominiums, the Condominium Documents or the Project, together with evidence those items that are, as of the date hereof, required by law to be delivered to prospective purchasers of Residential Units, have been so delivered.

(iii)           From time-to-time as Residential Units are sold, Borrower shall deliver to Lender evidence those items required by Applicable Condominium Laws to be delivered to prospective purchasers of Residential Units have been so delivered in a timely manner.

(iv)           There shall be no material agreements relating to the Condominiums entered into after date of this Agreement other than the Condominium Documents unless the same have been approved by Lender in advance and in writing, which approval will not be unreasonably withheld or delayed or are otherwise expressly permitted by this Agreement (such as the Sales Agreement).

(v)           Borrower shall at all times (a) exercise its rights and powers as  "Declarant" "Member" or "Owner" (as defined in the Condominium Documents) strictly in accordance with this Loan Agreement, the Condominium Documents and the Applicable Condominium Laws, and (b) take all steps and action necessary to assure that all officers and directors of the Associations appointed or elected by Borrower or any principal or affiliate of Borrower, exercise their rights and powers in accordance with the Applicable Condominium Laws and consistent with their duties under Applicable Condominium Laws, including the Texas Business Organizations Code, and the terms and provisions of this Agreement.

(vi)           Not later than the recordation of the Master Condominium Declaration and the Residential Condominium Declaration, Block 21 Hotel/Residential Condominiums ("Residential Condominium") and the Block 21 Master Condominiums ("Master Condominium") shall each comply with all of the requirements of TUCA, ILSA, and each other state and federal law applicable to the creation, management, ownership or operation of the Residential Condominium or Master Condominium or sale of units located therein (the "Applicable Condominium Laws").  Borrower shall indemnify and hold Lender harmless from any and all costs, damages, claims, or losses incurred by Lender, including attorneys' fees and court costs, arising from the failure of the Condominium Documents or the Condominiums to comply with Applicable Condominium Laws.

(d)           (i)           Not later than the date of recordation of the Master Condominium Declaration or the Residential Condominium Declaration, whichever is first recorded:

(x)           The Block 21 H/R Condominium Community, Inc., a Texas nonprofit corporation (the "Residential Association"), described in the Residential Condominium Declaration shall have been formed as a nonprofit corporation under the laws of the State of Texas, the board of directors shall have been appointed or elected in accordance with the requirements of the Residential Condominium Declaration and the applicable law and all officers contemplated by the Residential Condominium Declaration and the bylaws of the Residential  Association shall have been properly appointed or elected, as the case may be.

(y)           The Block 21 Master Condominium Community, Inc., a Texas nonprofit corporation (the "Master Association"), described in the Master Condominium Declaration shall have been formed as a nonprofit corporation under the laws of the State of Texas, the board of directors shall have been appointed or elected in accordance with the requirements of the Master Condominium Declaration and the applicable law and all officers contemplated by the Master Condominium Declaration and the bylaws of the Master Association shall have been properly appointed or elected, as the case may be.  The Residential Association and Master Association are referred to collectively as the "Associations."

(ii)           Not later than 15 days after the recordation of the Master Condominium Declaration or the Residential Condominium Declaration, whichever is first recorded, Borrower shall cause the dedicatory instruments with respect to the Condominiums described in Texas Property Code Section 202.006, as the same may be amended or superceded, to be recorded in Travis County, Texas and certified copies of the same delivered to Lender.

(iii)           Concurrently with the recordation, filing, or adoption, as the case may be, of the Condominium Documents true, correct, and legible copies thereof, including without limitation, a certified copy of each of the recorded Master Condominium Declaration or the Residential Condominium Declaration, the Associations' certificates of formation, bylaws, minute books, other books and records, and any rules and regulations and other Condominium Documents which may have been promulgated, shall have been delivered to Lender and, where applicable, showing the recordation or filing data.  After the date thereof, Borrower shall not amend or supplement or consent to the amendment or supplement of any of the Condominium Documents unless Lender first approves such amendment or supplement in writing, which approval will not be unreasonably withheld.  Borrower covenants and agrees to make or cause to be made each revision to any Condominium Document requested by Lender in Lender's reasonable judgment.

(e)           Concurrently with the recordation of the Declarations, Borrower shall cause to be delivered to the Lender an opinion, reasonably acceptable to the Lender, from Armbrust & Brown, LLP or, at Borrower's option, other Texas legal counsel acceptable to Lender, opining that the Condominium Documents are in compliance with the Applicable Condominium Laws.

(f)           Concurrently with the recordation of the Master Condominium Declaration and the Residential Condominium Declaration, Borrower shall deliver true, complete, and legible copies of the following to Lender:

(i)           A current accounting for the Associations' funds and financial statements certified by Borrower and stating unconditionally that the financial statements present fairly the financial position of each Association in conformity with generally accepted accounting principles;

(ii)           The budgets for the Master Condominium and Residential Condominium in the form required by TUCA, including Section 82.153 (a) 6 and (b), for the calendar year(s) the Master Condominium Declaration and the Residential Condominium Declaration are recorded and the proposed budgets for the calendar year following such recordation;

(iii)           A current inventory of tangible personal property owned: by the Associations; or by Borrower and used in connection with the ownership or operation of the Condominiums.

(iv)           A copy of the final as built plans and specifications used for the construction of the improvements in the Condominiums, together with a CAD version of the same;

(v)           Certified duplicate copies of all insurance policies currently in force, in which the Borrower, the Residential Unit Owners, the Associations, and/or the directors and officers of the Associations are named as insured persons;

(vi)           Copies of any certificates of occupancy that have been issued with respect to any improvements comprising the Condominiums;

(vii)           Any other permits issued by governmental bodies applicable to the Condominiums and which are currently in force or which were issued within one year prior to the date construction of the Project was commenced, including without limitation, all licenses for the use of public property;

(viii)           Written warranties of the contractor, subcontractors, suppliers, and manufacturers that are still effective related to the Project or any portion thereof or interest therein;

(ix)           A roster of Owners, Eligible Mortgagees, and Mortgagees, each as defined in the Declarations, and their addresses and telephone numbers;

(x)           Employment contracts in which the Associations are a contracting party;

(xi)           Service contracts in which the Associations are a contracting party or in which the Associations or the Owners have any obligation to pay a fee to the persons performing the services;

(xii)           To the extent not previously delivered to Lender, true, correct and complete copies of all other documents and records the Associations are required to keep pursuant to TUCA § 82.114; and

(xiii)           Copies of all recorded deeds and all recorded and unrecorded leases evidencing ownership or leasehold rights in general common elements within the Condominiums.

(xiv)           During the term of the Loan, to the extent of any material change in any of the foregoing or the Condominium Documents, Borrower shall promptly deliver a copy of the same to Lender.  It is the intention of the Borrower and Lender that Lender shall have at all times duplicate copies of all of the foregoing that are in the possession or control of Borrower, including in its capacity as Declarant under the Declarations.

(g)           The addresses of the respective Associations for the purposes of Article 18 of the Master Declaration and Article 16 of the Residential Declaration are:

Block 21 H/R Condominium Community, Inc.
c/o Armbrust & Brown, LLP
Attn:  Bob Burton
100 Congress Avenue, Suite 1300
Austin, Texas 78701

Block 21 Master Condominium Community, Inc.
c/o Armbrust & Brown, LLP
Attn:  Bob Burton
100 Congress Avenue, Suite 1300
Austin, Texas 78701

Borrower may change the addresses set forth above upon thirty (30) days prior written notice to Lender specifying the new address or addresses.  On behalf and for the benefit of Lender, concurrently with the recordation of the Master Condominium Declaration and the Residential Condominium Declaration, Borrower shall deliver written notice in accordance with the Declarations to the Associations that Lender is an "Eligible Mortgagee" with respect to the Condominiums.  Such notice shall include the name and address of Lender as set forth in this Agreement. Evidence of the delivery of the foregoing shall be delivered to Lender not later than five (5) days after filing of the Certificates of Formation of the Associations or each Association, if filed at different times.  If the address of an Association shall change, Borrower shall (i) immediately notify Lender in writing of the new address and (ii) send notice to such Association at such new address that Lender is an "Eligible Mortgagee", as defined in the Condominium Documents, together with such other information as may be required to assure Lender is recognized by each Association as an Eligible Mortgagee.  Time is of the essence of the foregoing sentence.

(h)           Borrower shall not permit control of any Association to be turned over to the Residential Unit owners more than thirty (30) days prior to the date that is required by Texas law.

14.9           Release of Residential Units.

(a) At Borrower's request upon or promptly following the closing of a Residential Unit sale, Lender shall issue a partial release of the Residential Unit from the Deed of Trust, so long as all of the following conditions are satisfied at the time of, and with respect to, the partial release:

(i) The Master Declaration of Condominium and the Residential Condominium Declaration have each been recorded in the public records of Travis County, Texas;

(ii) No Event of Default exists;

(iii) Such sale is pursuant to a Qualifying Sales Agreement;

(iv) the Release Price (defined below) for the Residential Unit in an amount determined as set forth below has been funded into the Net Sales Proceeds Account (defined below) pending Lender’s determination of whether to apply the Net Sales Proceeds to the Loan in accordance with Section 4.5 above;

(v) Lender receives from Borrower a written notice of the sale in question (each a "Sales Notice") which will include a copy of the closing statement and applicable Residential Unit release no later than 5:00 p.m. (Dallas time) on the day of such Residential Unit sale; and

(vi) All escrow, closing and recording costs have been paid at no expense to Lender.

(b) The execution of a Sales Agreement shall not by itself satisfy the conditions for release of the Residential Unit that is being sold; those conditions must be satisfied in full at the time the Residential Unit is to be released.

(c) If Lender does not require satisfaction of all of the conditions described above before releasing one or more Residential Units, that alone shall not be a waiver of such conditions, and Lender reserves the right to require their satisfaction in full before releasing any further Residential Units from the Deed of Trust.

(d) The "Release Price" for a Residential Unit (including one (1) Parking Space per bedroom in such Residential Unit, up to two (2) Parking Spaces per Residential Unit, except for the penthouse Residential Units, which are each allocated three (3) Parking Spaces ) shall be 100% of Net Sales Proceeds from the sale of the applicable Residential Unit and associated Parking Spaces (including any additional charge or fee in excess of the purchase price payable to Borrower or its Affiliates).  The "Net Sales Proceeds Account" is an interest bearing account established at Lender or, at Lender's option, Beal Bank, for the deposit of the Release Price for each closing of a sale of a Residential Unit in accordance with this Agreement.  Borrower hereby pledges the Net Sales Proceeds Account and all funds on deposit therein to Lender.  Net Sales Proceeds may, however, be disbursed from the Net Sales Proceeds Account pursuant to and subject to the terms and conditions of Section 4.5 above. The Escrow Agent will be jointly instructed by Lender and Borrower (and will agree in writing) to pay (by wire transfer pursuant to instructions provided by Lender) and deliver all Net Sales Proceeds from the sale of each Residential Unit into the Net Sales Proceeds Account on the Business Day following the day on which the sale of the Residential Unit in question is closed.

(e) Borrower shall pay all reasonable costs and expenses associated with the sale of the Residential Unit, including title expenses, reasonable legal fees, brokerage and sales commissions and other closing costs, from the portion of the sales price in excess of such Release Price and, if such excess is insufficient for such purpose, shall pay such excess costs from its own funds.

(f) If requested by Lender, Borrower shall also deposit with Lender (to the extent not required to be deposited in condominium association bank accounts) all amounts deducted or set aside for real estate taxes or retained for assessments or working capital (and pledges its interest in such account(s) to Lender).  Lender shall hold such amount subject to the rights of Residential Unit Purchasers and the condominium association therein, provided, however, Lender shall permit Borrower to use the funds deposited in such accounts for their legally required purposes.

14.10           Application of Sales Proceeds.

Except as otherwise expressly provided herein, all Release Prices in connection with the sale of a Residential Unit shall be offered by Borrower to Lender as a payment on the Loan as provided in Section 4.5, and if Lender elects to accept some or all of such offered payment so much of such offered payment as Lender shall designate shall be applied by Lender as follows (regardless of any contrary order of payment specified by Borrower):

(a)           First, to the payment of principal then due and owing under the Note, until the amounts due thereunder have been paid in full; and

(b)           Finally, to any other amounts payable to Lender under the Loan Documents, including any costs and expenses of Lender.

Notwithstanding the foregoing, (i) Lender may elect in its sole discretion to apply Release Price proceeds first to payment of accrued interest (but shall never be obligated to do so, even if doing so would cure a default in the payment of interest) and (ii) if an Event of Default exists, Lender may apply all amounts received to the indebtedness under the Loan Documents in such order as Lender may elect in its sole discretion.

Article 15

OTHER COVENANTS

15.1	Borrower further covenants and agrees as follows:

(a) Full Opening of Loan on or Prior to Full Loan Opening Date.  Borrower shall cause all conditions precedent to the Full Opening of the Loan to be complied with, and Borrower shall qualify for Full Loan Opening, no later than July 31, 2010.  If Borrower fails to satisfy timely such requirement, an Event of Default shall exist and, without limitation of the other rights and remedies of Lender, Lender may terminate its commitment to fund the Loan by written notice to Borrower.

(b) Compliance with Condominium Documents.  Once the Declaration of Master Condominium and/or Residential Condominium Declaration are recorded, and subject to the provisions of Section 82.112(b) of the TUCA, Borrower shall pay all general and special assessments for common charges and expenses and insurance premiums made against or relating to the Residential Units owned by Borrower or otherwise payable by Borrower under the Condominium Documents as the same shall become due and payable and prior to delinquency, and not later than the fifteenth (15th) day of each month provide to Lender evidence of such payments, and in the event Borrower shall fail to make such payments as the same become due and payable and prior to delinquency, Lender may from time to time at its option, but without any obligation to do so and without notice or demand upon Borrower, make such payments, and all expenses paid by Lender for such purpose, including, without limitation, attorneys' fees, shall be added to the outstanding principal amount of the Loan and shall be payable on demand and bear interest at the Default Rate until repaid.  Borrower shall not (and shall not permit any Borrower appointed directors to), without the prior written consent of Lender which may be granted or withheld in Lender's sole discretion), give any consent or perform any action in furtherance of any material modification or amendment of the Condominium Documents, including any modifications or amendments to the Condominium Documents which would permit a Residential Unit Purchaser to rescind its Sales Agreement under applicable Laws.  Borrower shall comply with all of the material terms, covenants and conditions on its part to be performed under the Condominium Documents, as the same shall be in force and effect from time to time; provided, however, that if Borrower fails to cure such non-compliance within any applicable cure periods provided in the Condominium Documents, Lender may from time to time at its option, but without any obligation to do so, cure or remedy any such default by Borrower (Borrower hereby authorizing Lender to enter upon the Project as may be necessary for such purposes), and all reasonable expenses paid by Lender for such purpose, including, without limitation, reasonable attorneys' fees, shall be added to the outstanding principal balance of the Loan and shall be payable on demand and bear interest at the Default Rate until repaid.  Borrower shall deliver to Lender a true and complete copy of each and every notice of default, if any, received by Borrower with respect to Borrower under any of the Condominium Documents or applicable law regarding the condominium regimes created thereby.  Borrower shall not (and shall not permit any Borrower appointed director to), without the prior written consent of Lender, exercise any right it may have to vote for (x) the expenditure of insurance proceeds (which are governed by Article 16 below) or condemnation awards for the repair or restoration of the Project or (y) any additions or improvements to the common elements of the Project.

(c) Construction of Improvements.  The Improvements shall be constructed and fully equipped in a good and workmanlike manner with materials of high quality, substantially in accordance with the Approved Plans and Specifications (or in accordance with any changes therein that may be approved in writing by Lender or as to which Lender's approval is not required).  Such construction and equipping shall be commenced and completed, as applicable, and shall be prosecuted with due diligence and continuity in substantial accordance with the Construction Schedule, the requirements of all Sales Agreements and the Operating Agreement.  Without limiting the foregoing, Borrower has commenced construction of the Project, and shall substantially complete (i) the entire Project no later than the Completion Date applicable to the entire Project, and (ii) each particular portion of the Project no later than the Completion Date applicable to such portion.  The Completion Dates are not subject to extension for any reason, except that Lender may elect, but shall be under no obligation, to extend such dates at its sole discretion, but such election shall not constitute a waiver of Lender's right to enforce any other Completion Date or a waiver of any of Lender's remedies and shall not constitute any custom or course of dealing between the parties hereto.

(d) Payment for Work.  Borrower agrees to fully pay and discharge when due and payable all claims for labor done and material and services furnished in connection with the construction of the Project and to take all other steps to forestall the assertion of claims against the Project or the Loan.

(e) Inspection by Lender.  Borrower shall reasonably cooperate with Lender in arranging for inspections by representatives of Lender of the progress of the Construction from time to time including an examination of (i) the Improvements, (ii) all materials to be used in the Construction, (iii) all plans and shop drawings that are or may be kept at the construction site, (iv) any contracts, bills of sale, statements, receipts or vouchers in connection with the Improvements, (v) all work done, labor performed, and materials furnished in and about the Improvements, (vi) all books, contracts and records with respect to the Improvements, and (vii) any other documents relating to the Improvements or the Construction. Borrower shall cooperate with Lender's Consultant to enable him to perform his functions hereunder and will promptly comply with Lender's requirements and remove any defect regarding the Construction of the Improvements or the progress thereof.

(f) Materialmen's Liens and Contest Thereof.  Borrower shall not suffer or permit any materialmen's lien claims to be filed or otherwise asserted against the Project or any funds due to the General Contractor, and shall promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrower shall have the right to contest in good faith by appropriate legal proceeding and with reasonable diligence the validity of any such lien or claim, provided that Borrower posts a statutory lien bond over such lien.  Lender shall not be required to make any further disbursements of the proceeds of the Loan until any materialmen's lien claims have been removed or bonded over, and Lender may, at its option, restrict disbursements to reserve sufficient sums to pay 125% of the face amount of the lien unless and until the lien is removed or bonded over.

(g) Settlement of Materialmen's Lien Claims.  If Borrower shall fail promptly either (i) to discharge any such lien, or (ii) to post a statutory lien bond over such lien, in each case, within thirty (30) days after the filing of the lien, Lender may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Insurer, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder.  In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

(h) Proceedings.  In addition to (and not in lieu of Borrower's covenants set forth in Section 15.1(f)), if any action, claim or proceeding affecting title to the Land, the construction of the Project, Borrower, either Pledgor, either Guarantor, the rights of Lender under any Loan Document, or otherwise affecting the Project, be filed or commenced, then at the request of Lender, Borrower shall appear in and defend, at Borrower's sole cost and expense, any such action or proceeding and, if applicable, Borrower shall insure or bond over such action, claim or proceeding in accordance with Section 15.1(f).  If Borrower fails to appear and defend any such action or proceeding, then Lender may commence, intervene in, and defend actions or proceedings affecting the Project or the transactions contemplated herein, and compromise or settle any claim or controversy pertaining thereto, employing legal counsel acceptable to Lender to defend such claims at Borrower's sole cost, unless due to the willful misconduct of Lender.  Lender shall not be liable to Borrower for any action, error, mistake, omission or delay pertaining to the actions described in this Section or any damages resulting therefrom, unless due to the willful misconduct of Lender.  Any cost incurred by Lender under this Section shall be deemed to be expenses of the Loan payable by Borrower pursuant to Article 7 of this Agreement.

(i) Insurance.  Borrower shall cause insurance policies to be maintained in compliance with Exhibit E, or such other insurance requirements as may be reasonably required by Lender, at all times.  Borrower shall provide Lender, prior to the date hereof, a certificate(s) demonstrating appropriate insurance coverage(s), which shall demonstrate insurance coverage that meets or exceeds the requirements on Exhibit E.  Borrower shall timely pay all premiums on all insurance policies required hereunder, and as and when additional insurance is required, from time to time, during the progress of Construction, and as and when any policies of insurance may expire, furnish to Lender, premiums prepaid, additional and renewal insurance policies with companies, coverage and in amounts reasonably satisfactory to Lender in accordance with Exhibit E.

(j) Payment of Taxes.  Borrower shall pay all real estate taxes and assessments and charges of every kind upon the Project before the same become delinquent.  Borrower may use Loan proceeds for such purpose to the extent available in the Budget for such purpose upon meeting all conditions precedent set forth in this Agreement to any such disbursement.  Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Project or any part thereof or any interest therein, (ii) Borrower has notified Lender of Borrower's intent to contest such taxes, and (iii) Borrower has deposited security in form and amount reasonably satisfactory to Lender, in its reasonable discretion, and has increased the amount of such security so deposited promptly after Lender's request therefor.  If Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note).  Borrower shall furnish to Lender evidence that taxes are paid at least five (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest.

(k) Tax Escrow Accounts.  After an Event of Default and if Lender elects to require that Borrower escrow money for payment of taxes (a "Triggering Event"), Borrower shall make monthly tax escrow deposits in the amount of one-twelfth (1/12) of the annual real estate taxes as reasonably estimated by Lender, such deposit to be held in an interest bearing escrow account held by Lender in Lender's name and under its sole dominion and control.  (If an Event of Default occurs and Lender requires real estate tax escrow deposits to be made, but such Event of Default is thereafter cured, then, so long as no other Triggering Event exists, Lender shall not require further real estate tax deposits to be made.)  If at any time Lender determines in its sole discretion that the amount of the monthly escrow payments made pursuant to this Section 15.1(k) are not sufficient to pay in full the next installment of real estate taxes then due, then upon written notice from Lender of the amount of any expected deficiency (and regardless of whether a Triggering Event then exists), Borrower shall then deposit funds equal to such amount with Lender.  All payments deposited in the escrow account, and all interest accruing thereon, are pledged as additional collateral for the Loan.  Notwithstanding Lender's holding of the escrow account, nothing herein shall obligate Lender to pay any real property taxes with respect to any portion of the Project at any time an Event of Default exists.

(l) Personal Property.  All of Borrower's personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the Construction or the operation of the Project shall always be located at the Project and shall be kept free and clear of all liens, encumbrances and security interests, other than as otherwise permitted under the Loan Documents. Borrower shall not acquire by lease any of the personal property, fixtures, attachments or equipment which is to be used in connection with the Project without Lender's prior written consent, which consent will not be unreasonably withheld with regard to leases of non-essential, movable equipment utilized in the operation of the Project, but may otherwise be granted or withheld in Lender's sole discretion.  Borrower has notified Lender that Borrower does not currently intend to lease any such personal property and that the Budget includes funds necessary to purchase all such personal property.

(m) Leasing Restrictions.

(i) Borrower shall not enter into any Leases pertaining to the Project without Lender's prior written consent in its sole discretion.  Borrower shall provide Lender with a copy of any proposed Lease no less than ten (10) Business Days prior to the proposed execution date of such Lease.  Lender's approval of any Lease for the Commercial Space shall be predicated upon, among other things: (a) current tenant financial information in sufficient detail to assess the experience and credit worthiness of the proposed tenant, (b) credit worthiness of the proposed tenant, (c) form and content of the Lease, including, among other things, the proposed tenant's obligation to provide, at least annually, its financial information to Borrower, (d) the proposed tenant's agreement to enter into an acceptable subordination, non-disturbance and attornment agreement, and (e) a minimum (7) seven year term, without any right to cancel prior to five (5) years; provided, however, Lender shall approve a five (5) year Lease term, but the tenant improvement funding permitted for such Lease shall be reduced proportionately.  Except as otherwise consented to by Lender, each Lease must provide for a minimum annual triple net rent per Rentable Square Foot as specified in Exhibit Q  at all times throughout the term of the related Lease, and, for purposes of calculating such rent, the total value of free rent, non-

standard lease concessions and tenant improvements in excess of the budgeted amount will be amortized at a per annum rate of ten percent (10%) over the full term of the Lease, including any free rent period. The resulting amount will be deducted from the lowest stated rent at any point in the term of the Lease, and that figure must be equal to or greater than the applicable minimum rent as specified in Exhibit Q.  Furthermore, Borrower will in no event offer more than six (6) months of free rent, tenant improvements in excess of twenty percent (20%) more than the budgeted amount, or other non-standard concessions unacceptable to the Lender.  Each Lease must otherwise satisfy the applicable requirements set forth on Exhibit Q (including, without limitation, the amount of leasing commissions that may be paid to Borrower's representative and the Tenant's representative), unless Lender otherwise consents in writing, which consent may be granted or withheld in Lender's sole discretion.

(ii) Borrower shall not execute any Lease without written acknowledgement of Lease approval by the Lender, except that Leases of Office Space proposed to be entered into with third party tenants who are not Affiliates of Borrower, any Pledgor or any Guarantor covering not more than 1,500 Rentable Square Feet individually, and 8,000 Rentable Square Feet in the aggregate, and otherwise satisfying the leasing requirements set forth above may be entered into without Lender's consent.  Lender shall endeavor to provide (i) preliminary approval or disapproval of any proposed Lease within five (5) Business Days of the receipt of all pertinent information needed for approval, and (ii) final approval or disapproval of any proposed lease transaction within ten (10) Business Days of the receipt of final proposed lease documentation and any other information needed for its decision, and Lender's failure to approve a Lease within such ten (10) Business Day period shall be deemed its disapproval thereof.

(iii) A Lease, which has been consented to by the Lender (or as to which Lender's consent is not required under the terms of clause (ii)), is hereinafter referred to as an "Approved Lease."  Approval of a Lease shall not create a presumption that the Loan is In Balance as the result of excess tenant improvements or leasing commissions as set forth in Section 12.8 hereof.  To the extent that the Loan is not In Balance due to tenant improvements or leasing commissions in excess of the amount allowed pursuant to Section 12.8, Borrower shall deposit additional equity within ten (10) days following the execution of the Lease. An Approved Lease shall not be amended or modified (in any material respect) or terminated without the Lender's prior written consent.

(iv) Borrower shall not accept any rental payment under any Approved Lease in advance of its due date, other than acceptance of a prepayment of the first month's rent upon the execution of an Approved Lease.

(n) Defaults Under Leases.  Borrower will not suffer or permit any material breach or default to occur in any of Borrower's obligations under any of the Leases, nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement of any Lease, including those requirements with respect to any time limitation within which any of Borrower's work is to be done or the space is to be available for occupancy by the lessee.  Without limiting the generality of the foregoing, a default by Borrower under the terms of an Approved Lease that would allow the tenant to withhold or delay the payment of rent, or to terminate or cancel the Approved Lease, shall constitute a Default hereunder.  Borrower shall notify Lender promptly in writing in the event a tenant commits a material default under a material Lease.

(o) Lender's Attorneys' Fees for Enforcement of Agreement.  In case of any Event of Default or material Default hereunder, Borrower (in addition to Lender's attorneys' fees, if any, to be paid pursuant to Section 7.5) will pay Lender's reasonable attorneys' and paralegal fees (including, without limitation, any attorney and paralegal fees and costs incurred in connection with such Event of Default or material Default, including, without limitation, any litigation or bankruptcy or administrative hearing and any appeals therefrom and any post-judgment enforcement action including, without limitation, supplementary proceedings) in connection with the enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter Lender employs counsel (whether or not any suit has been or shall be filed and whether or not other legal proceedings have been or shall be instituted) for advice or other representation with respect to the Project, this Agreement, or any of the other Loan Documents, or to protect, collect, lease, sell, take possession of, or liquidate any of the Project, or to attempt to enforce any security interest or lien in any portion of the Project, or to enforce any rights of Lender or Borrower's obligations hereunder, then in any of such events all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto (including fees and costs of paralegals), shall constitute an additional liability owing by Borrower to Lender, payable on demand.  Such attorneys' fees and expenses shall include fees and expenses of Lender's in-house counsel as specified in Section 7.5.

(p) Appraisals.  Lender shall have the right to obtain a new or updated Appraisal of the Project at any time and from time to time.  Borrower shall cooperate with Lender in this regard.  If the Appraisal is obtained to comply with any applicable law or regulatory requirement, or bank policy promulgated to comply therewith, or if a material Default or an Event of Default exists, Borrower shall pay the reasonable costs for any such Appraisal upon Lender's request. In addition, the Borrower shall pay the reasonable costs for two (2) Appraisals obtained by Lender which are not obtained for any of the reasons specified in the preceding sentence.

(q) Financial Statements and Reports.

(i) Borrower and each Guarantor shall deliver or cause to be delivered to Lender annual financial statements with respect to Borrower and each Guarantor within ninety (90) days after the end of its fiscal year. Each Guarantor's financial statements shall be audited and Borrower's financial statements shall be certified by Borrower's managing member. Each Guarantor and, or Borrower shall also each deliver to Lender quarterly financial statements within sixty (60) days after the end of each fiscal quarter. Each such quarterly financial statement shall be accompanied by a certification by an authorized financial officer of each Guarantor as to such Guarantor's compliance with the Guarantor Financial Covenants and attaching information sufficient to demonstrate such compliance. All such financial statements shall be in a format approved in writing by Lender in Lender's reasonable discretion and in substance acceptable to Lender.  Each financial statement shall be certified as true, complete and correct by its preparer and by Borrower or, in the case of each Guarantor's financial statements, by the Guarantor to whom it relates.  Financial statements of each Guarantor shall include verifications, supporting schedules and additional statements as needed to substantiate the information contained in such statements.  In addition, such financial statements shall include disclosure of any pending or threatened litigation and judgments entered against Borrower or each Guarantor.  Borrower and each Guarantor shall deliver to Lender Borrower's, each Guarantor's, and each entity in which a Guarantor has a material interest, federal and state tax returns by April 15 of each year (except that if the date on which such returns may be filed is extended beyond April 15, then such entity shall provide Lender with a copy of the extension request and shall furnish such tax returns to Lender within thirty (30) days after the date such returns are filed).  Borrower shall inform Lender as to any filed or threatened (in writing) litigation which would have a material adverse effect on Borrower's, either Pledgor's or either Guarantor's ability to perform their respective obligations under the Loan Documents promptly after learning thereof.  Within thirty (30) days following the end of each month during the term of the Loan, Borrower will provide to Lender, unaudited, certified (by Borrower) operating statements of the Project, and leasing reports relating to the Project, in such form as Lender may reasonably request.  Borrower and each Guarantor shall provide such additional financial information as Lender reasonably requires.  Borrower shall during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project and, in addition, agrees to provide Lender with copies of any purchase contracts pertaining to the Project.  Borrower agrees that Lender may retain an investigator to research available public records and information relating to Borrower, the principals of Borrower and each Guarantor;

(ii) Borrower shall furnish to Lender within three (3) Business Days of receipt from time to time each proposed budget and "Operating Plan" received from Hotel Operator.  Borrower shall not approve any such budget or Operating Plan without Lender's prior written consent, to be granted or withheld in Lender's reasonable discretion;

(iii) Borrower shall, within five (5) Business Days of receipt from time to time furnish to Lender (1) all "Operating Reports" received under Section 10.2 of the Hotel Operating Agreement, (2) all financial statements received under Section 10.3 of the Hotel Operating Agreement, (3) all other material information or notices received from Hotel Operator, and, (4) all material notices, reports and other information received by or issued by or on behalf of Borrower under any Venue Document or any other Material Contract; and

(iv) After the Closing and up to and including Full Loan Opening, Borrower shall provide to Lender on or before the 15th day of each month, a certified (by Borrower) statement, in form acceptable to Lender, specifying amounts paid during the preceding month from the Equity Investment to pay costs set forth on the Budget Line Items and a reconciliation of the unfunded Equity Investment and unpaid Budget Line Items.

(r) Sign and Publicity.  Upon Lender's request, Borrower shall, at Lender's sole cost and expense, promptly erect a sign approved in advance by Lender in a conspicuous location on the Project during the Construction indicating that the financing for the Project is provided by Lender, so long as such sign complies with Laws and requirements of all Governmental Authorities.  Lender reserves the right to publicize the making of the Loan.  Without limiting the foregoing, following Closing, Lender shall have the right to announce publicly in print or otherwise that Lender has made and closed the Loan to Borrower.  In connection therewith, Lender shall have the right to describe the Loan, including Borrower's name, the type of loan and the amount thereof (but excluding the interest rate and the amounts of Lender's fees), and to identify the Project and the location thereof by way of description and/or photographs of the Project.

(s) Lost Note.  Upon Lender's furnishing to Borrower an affidavit to such effect, Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new note containing the same terms and conditions as the Note

(t) Indemnification.  Borrower shall indemnify Lender, including each party owning an interest in the Loan and their respective officers, directors, employees and consultants (each, an "Indemnified Party") and defend and hold each Indemnified Party harmless from and against all claims, injury, damage, loss, liability, cost and/or expense (including reasonable attorneys' fees, costs and expenses) of any and every kind to any persons or property by reason of (i) the Construction; (ii) the sale, operation or maintenance of the Project; (iii) any claim with respect to application, disposition or return of any Earnest Money Deposit or Upgrade Deposit, (iv) any breach of representation or warranty, Default or Event of Default under this Agreement or any other Loan Document or related Document; or (v) any other matter arising in connection with the Loan, Borrower, Pledgors, Guarantors, any Residential Unit Purchaser or Sales Agreement, or the Project.  No Indemnified Party shall be entitled to be indemnified against its own gross negligence or willful misconduct.  The foregoing indemnification shall survive repayment of the Loan.

(u) No Additional Debt.   Except for the Loan, Borrower shall not incur or guarantee any indebtedness (whether personal or nonrecourse, secured or unsecured) other than customary trade payables paid within ninety (90) days after they are incurred.  Except for the liens securing the Loan and except for the Permitted Exceptions, Borrower shall keep the Project free and clear of liens, provided, however, mechanics' liens may be contested in compliance with Section 15.1(f).

(v) Compliance With Laws.  Borrower shall comply with all applicable requirements (including applicable Laws) of any Governmental Authority having jurisdiction over Borrower or the Project.

(w) Organizational Documents.  Borrower shall not, without the prior written consent of Lender, permit or suffer (i) a material amendment or modification of its organizational documents (however, Lender's consent will not be unreasonably withheld with regard to any such amendment or modification to provide for the admission of a new member, partner or shareholder as permitted by Section 17.2 of this Agreement), (ii) the admission of any new member, partner or shareholder in violation of Section 17.2 of this Agreement, or (iii) any dissolution or termination of its existence.

(x) Furnishing Reports.  Upon Lender's request, Borrower shall provide Lender with copies of all inspections, reports, test results and other information received by any Borrower, that in any way relate to the Project or any part thereof.

(y) Management Contracts.  Borrower shall not enter into, modify, amend, terminate or cancel any Material Contract or any other management, sales or marketing contracts for the Project, without the prior written approval of Lender, not to be unreasonably withheld or delayed.

(z) Furnishing Notices.  Borrower shall provide Lender with copies of all material notices pertaining to the Project received by Borrower from any Governmental Authority, any counterparty under any Material Contract or insurance company within seven (7) days after such notice is received.  Borrower shall promptly notify Lender of any judgment entered against, or any material litigation filed against, Borrower, either Pledgor or either Guarantor.

(aa) Construction Contracts.  Borrower shall not enter into, materially modify or materially amend, or terminate or cancel the General Contract, any Subcontract or any other material contracts for the Construction, without the prior written approval of Lender.  Borrower shall not enter into any contract which would cause the Loan to cease to be In Balance.  Borrower will furnish Lender promptly after execution thereof, executed copies of all contracts between Borrower, architects, engineers and contractors and all Subcontracts between the General Contractor or contractors and all of their subcontractors and suppliers, which contracts and Subcontracts may not have been furnished pursuant to Section 9.1(a) at Closing.  The development agreement between the Borrower and Stratus Block 21 Investments, L.P. may be modified without Lender's consent so long as such modification does not materially adversely affect Lender and may be terminated upon satisfaction of the same conditions as are applicable to CJUF's replacement of Stratus Block 21 Investments, L.P. as the managing member of Borrower under Section 17.2 below.

(bb) Correction of Defects.  Within five (5) days after Borrower acquires knowledge of or receives notice of a material defect in the Improvements or any material departure from the Approved Plans and Specifications, or any other requirement of this Agreement, Borrower shall notify Lender in writing and proceed with diligence to correct all such defects and departures.

(cc) Hold Disbursements in Trust.  Borrower shall receive and hold in trust for the sole benefit of Lender (and not for the benefit of any other person, including, but not limited to, contractors or any subcontractors) all advances of Loan proceeds and/or Equity made hereunder directly to Borrower, for the purpose of paying costs of the Construction in accordance with the Budget and for the purposes and to the parties for which such proceeds are advanced.  Borrower shall use the proceeds of the Loan solely for the payment of costs as specified in the Budget.  Borrower shall pay all other costs, expenses and fees relating to the acquisition, equipping, use, sale and operation of the Project.

(dd) Food and Liquor Licenses.  Borrower does not currently believe it will, or will need to, obtain any food or liquor licenses in connection with the Project.  Instead, all such licenses will be obtained by the Hotel Operator and the lessee(s) of the Restaurant Space.

(ee) Alterations.  Without the prior written consent of Lender, Borrower shall not make any material alterations to the Project (other than completion of the Construction in accordance with the Approved Plans and Specifications).

(ff) Cash Distributions.  Borrower shall not make any distributions to its partners or other equity holders (including, without limitation, either Pledgor), either Guarantor or any Affiliate of Borrower, either Pledgor or either Guarantor until the Loan has been repaid, except for (i) the disbursements set forth in Section 12.7 hereof and (ii) Net Sales Proceeds and Net Operating Income not applied to payment of the Loan under Section 4.5 and not used to fund the Additional Interest Reserve in accordance with Section 10.4.

(gg) Injunctive Proceedings.  If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful the construction, sale, occupancy, maintenance or operation of the Project, including, without limitation, the Residential Units, Borrower shall cause such proceedings to be diligently contested in good faith, and in the event of an adverse ruling or decision, shall prosecute all allowable appeals therefrom, and shall, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use commercially reasonable efforts to bring about a favorable and speedy disposition of all such proceedings.  Lender's reasonable costs and disbursements (including attorney's fees) in connection with any such proceedings, whether or not Lender is a party thereto, shall be deemed to be expenses of the Loan payable by Borrower in accordance with Article 7 of this Agreement.

(hh) Reserved.

(ii) Operating Revenues.  In the event the Project produces gross operating revenues, Borrower shall establish with Lender or, at Lender's option, Beal Bank, an interest bearing operating account for the Project (the "Project Operating Account") into which Borrower shall deposit, on the Business Day received or, if received on a day which is not a Business Day, the first Business Day following the day of receipt, all revenue associated with the Project (including any Net Operating Income distributed by Hotel Operator to the Borrower), and from which Borrower shall make withdrawals to pay all operating expenses (other than interest on the Loan) of the Project  and, to the extent of any remaining Net Operating Income, payments on the Loan pursuant to Section 4.5 if accepted by Lender and to fund the Additional Interest Reserve if required by Section 10.4.  Borrower's failure to deposit operating revenues or Net Operating Income into the Project Operating Account as set forth above shall constitute an Event of Default hereunder.  In the event that there is excess Net Operating Income in the Project Operating Account after satisfaction of the requirements of this paragraph, they may be retained by Borrower and disbursed at Borrower's discretion pursuant to and upon satisfaction of the requirements of Section 4.5.  Borrower hereby pledges the Project Operating Account and all funds on deposit therein to Lender subject, however, to Borrower's rights to excess Net Operating Income under Section 4.5.  Borrower hereby pledges, to the extent permitted by, and subject to the limits of, the Hotel Operating Agreement and the Non-Disturbance Agreement, all

other accounts to be established in accordance with the terms and provisions of the Hotel Operating Agreement, and all funds on deposit therein to Lender.  Prior to the opening of the Hotel, Borrower shall deliver, or shall cause to be delivered, to Lender, a control agreement from each depository bank with which each such Hotel operating account has been established substantially similar in form and substance to the reasonable form of same prepared by Lender's legal counsel to the extent a pledge is permitted under the Hotel Operating Agreement and the Non-Disturbance Agreement.

(jj) Environmental Remediation.  Borrower has performed all recommended remediation set forth in those certain Environmental Reports dated October 24, 2007, May 3, 2007, October 18, 2006, and October 9, 2009, prepared by Terracon Consultants, Inc. in each case, by the dates such remediation is recommended to be completed in such Environmental Report, except in the case of the Waste Management Plan, the water filtration system discussed in the Waste Management System shall continue to be operated and maintained in accordance with the Waste Management Plan during the construction and operation of the Project.

(kk) Hotel Documents.  Borrower shall timely perform and comply with all of its obligations under the Hotel Documents and all other agreements with Hotel Operator, Starwood Hotels & Resorts Worldwide, Inc., and their affiliates with respect to the Hotel, and shall keep all such agreements in full force and effect.  Borrower shall not modify, amend or terminate any such agreements without Lender's prior written consent, to be given in its reasonable discretion.

(ll) Venue Documents.  Once fully executed, Borrower shall timely perform and comply with all of its obligations under the Venue Documents, shall keep all such Venue Documents in full force and effect.  Once fully executed, Borrower shall not modify, amend or terminate any such Venue Document without Lender's prior written consent, to be given in its reasonable discretion.

(mm) Pre-sale Requirement.  The Pre-sale Requirement must remain satisfied throughout the Loan Term.

15.2	Single Purpose Entity Covenants.

Borrower hereby represents, warrants and covenants that without Lender's prior written consent, which may be withheld in Lender's sole discretion, and except as otherwise expressly permitted hereunder, Borrower has not, will not and shall not:

(a) engage in any business or activity other than the ownership, management, construction and operation of the Project;

(b) acquire or own any material assets other than the Project, and such incidental personal property as may be necessary for the operation of the Project;

(c) merge into or consolidate with any Person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person, without in each case the prior written consent of Lender, which consent may be withheld or delayed in Lender's sole and absolute discretion;

(d) fail to preserve its (i) existence as an entity duly organized, validly existing and in good standing under the laws of the State of Delaware or (ii) qualification to do business in the State, or without the prior written consent of Lender amend, modify, terminate or fail to comply with the provisions of Borrower's formation documents, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Borrower to perform its obligations under the applicable Loan Documents or jeopardize Borrower's existence as a single purpose entity;

(e) own any subsidiary or make any investment in, any Person without the consent of Lender;

(f) commingle its assets with the assets of any of its Affiliates, or of any other Person;

(g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than other indebtedness, if any, expressly permitted under this Agreement, provided that any such debt is paid before such payments are past due;

(h) become insolvent and fail to pay its debts, liabilities and obligations of any kind, including all administrative expenses, from its own separate assets as the same shall become due;

(i) fail to maintain its records, books or accounts and bank accounts separate and apart from those of any Affiliate of Borrower, any Affiliate of a partner of Borrower and any other Person or entity;

(j) enter into any contract or agreement with any of its Affiliates except on terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an Affiliate or as provided in this Agreement;

(k) seek the dissolution or winding up in whole, or in part, of Borrower;

(l) maintain its assets in such manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any partner, member, constituent, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof, or any other person;

(m) hold itself out to be responsible for the debts of another Person except as specifically permitted in this Agreement;

(n) make any loans or advances to any third party, including any partner, member, constituent, principal or Affiliate of Borrower or any member, general partner, principal or Affiliate thereof;

(o) fail to file its own tax returns; provided, however, that Borrower may file a consolidated tax return with any of its Affiliates, but only because such consolidated tax return is required by applicable Laws, and provided such consolidated tax return includes footnotes identifying the separate assets or liabilities of Borrower and/or its Affiliates, as applicable;

(p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any partner, principal, member of Affiliate or Borrower, or any partner, principal, member or Affiliate thereof) except as specifically permitted in this Agreement;

(q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(r) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(s) fail to maintain a reasonably sufficient number of employees in light of its contemplated business operations if any employees are required for the contemplated business operations;

(t) fail to allocate fairly and reasonably any overhead expenses that are shared with any of their respective partners, members, principals or Affiliates of Borrower, any guarantor or indemnitor, or any partner, member, principal or Affiliate thereof, including paying for office space and services performed by any employee of any of their respective partners, of any members, principals or Affiliates, any guarantor or indemnitor, or any partner, member, principal or Affiliate of any thereof;

(u) except to the extent required by generally accepted accounting principles or applicable law, fail to maintain separate financial statements, which shows its assets and liabilities, separate and apart from those of any other Person or entity and not have its assets listed in the financial statement of any other entity; or

(v) fail to correct any known misunderstanding regarding its separate identity.

15.3	Authorized Representative.

Borrower hereby appoints the Authorized Representative as its authorized representative for purposes of dealing with Lender on behalf of Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loan.  The Authorized Representative shall have the power, in his discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take any other action on behalf of Borrower.  All actions by the Authorized Representative shall be final and binding on Borrower.  Lender may rely on the authority given to the Authorized Representative until actual receipt by Lender of a duly authorized resolution substituting a different person as the Authorized Representative.  If Borrower appoints more than one Authorized Representative, the action of any one Authorized Representative shall be binding and sufficient.

Article 16

CASUALTIES AND CONDEMNATION

16.1	Lender's Election to Apply Proceeds on Indebtedness.

(a) Subject to the provisions of Section 16.1(b) below, Lender may elect to negotiate, settle, collect, retain and apply upon the indebtedness of Borrower under this Agreement or any of the other Loan Documents all proceeds of insurance or condemnation (individually and collectively referred to as "Proceeds") after deduction of all expenses of collection and settlement, including reasonable attorneys' and adjusters' fees and charges.  Lender shall have the right to participate with Borrower in negotiation of any settlement, adjustment or compromise of any claim arising in connection with a casualty to the Improvements or any condemnation of all or part of the Project; provided, however, if an Event of Default exists, Lender shall have the right to settle any claim without Borrower's participation or consent.  Any Proceeds remaining after repayment of the indebtedness under the Loan Documents shall be paid by Lender to Borrower.

(b) Notwithstanding anything in Section 16.1(a) to the contrary, in the event of any casualty to the Improvements or any condemnation of part of the Project, Lender agrees to make available the Proceeds for restoration of the Improvements if and as required by the Non-Disturbance Agreement or if (i) no Event of Default or material Default exists, (ii) all Proceeds are deposited with Lender, (iii) in Lender's reasonable judgment, the amount of Proceeds available for restoration of the Improvements (together with undisbursed proceeds of the Loan, if any, allocated for the cost of the Construction and any sums deposited with Lender by Borrower for such purpose) is sufficient to pay the full and complete costs of such restoration, (iv) the cost of restoration does not exceed twenty percent (20%) of the stated amount of the Note, (v) if Lender determines that the cost of restoration exceeds $5,000,000, Lender determines in its reasonable discretion that the values set forth in the Appraisal reviewed and approved by Lender at Closing remain valid; (vi) in Lender's reasonable determination, the Project can be restored to an architecturally and economically viable project in compliance with applicable Laws, (vii) each Guarantor reaffirms the Guaranty in writing, (viii) Borrower shall have provided evidence reasonably acceptable to Lender that following restoration (and completion of the Project) the Pre-Sale Requirement will remain satisfied, (ix) the Hotel Documents, and the Venue Documents, will each remain in full force and effect; and (x) in Lender's reasonable determination, such restoration is likely to be completed so that the Residential Units sufficient to satisfy the Pre-sale Requirement may be delivered to all Residential Unit Purchasers prior to the outside delivery dates contained in their respective Sales Agreements and in any event not later than the Maturity Date.  On and after such time as the condominium is formed, Borrower agrees to vote its votes with respect to all unsold Residential Units (and to cause all Borrower appointed directors to vote their votes) in a manner consistent with the provisions of this Article 16.

16.2	Borrower's Obligation to Rebuild and Use of Proceeds Therefor.

In case Lender does not elect to apply or does not have the right to apply the Proceeds to the indebtedness, as provided in Section 16.1 above, Borrower shall:

(a) Proceed with diligence to make settlement with insurers or the appropriate Governmental Authorities and cause the Proceeds to be deposited with Lender;

(b) In the event the Proceeds and the available proceeds of the Loan are insufficient to assure Lender that the Loan will be In Balance, promptly deposit with Lender any amount necessary to place the Loan In Balance; and

(c) Promptly proceed with the assumption of construction of the Improvements, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

Any request by Borrower for a disbursement by Lender of Proceeds and funds deposited by Borrower shall be treated by Lender as if such request were for an advance of proceeds of the Loan hereunder, and the disbursement thereof shall be conditioned upon Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of proceeds of the Loan.

Article 17

ASSIGNMENTS BY LENDER AND BORROWER

17.1	Assignments and Participations.

Lender may from time to time, with written notice to Borrower, sell all or any part of the Loan and the Loan Documents (or any interest therein) and may grant participations in the Loan (i) if and to the extent required by applicable regulatory authority and (ii) to any Affiliate of Lender.  Except as provided in the preceding sentence, Lender will not sell all or any part of the Loan or grant participation in the Loan without Borrower's prior written consent. Borrower agrees to reasonably cooperate with Lender's efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith that do not materially adversely affect Borrower's or either Guarantor's rights under the Loan Documents or materially increase Borrower's or either Guarantor's obligations under the Loan Documents.  No such assignment or participation will release Lender from any liability under the Loan Documents.

17.2	Prohibition of Assignments and Transfers by Borrower.

Borrower shall not assign or attempt to assign its rights under this Agreement and any purported assignment shall be void.  Without the prior written consent of Lender, in Lender's sole discretion, Borrower shall not suffer or permit any change in the ownership, or management or economic interests (whether direct or indirect) of the Project, or any Transfer.  Notwithstanding the foregoing, so long as all owners of interests in Borrower satisfy the requirements of Section 3.1 (y) above (a) so long as CJUF continues to hold the ownership interest in Borrower (directly or indirectly including through CJUF II Block 21 Member, LLC) which CJUF held at Closing (directly or indirectly including through CJUF II Block 21 Member,

LLC) and no monetary Event of Default then exists (including without limitation default in making a Deficiency Deposit), or if a monetary Event of Default does exist and is cured by Borrower or CJUF, CJUF may  with prior written notice to Lender (but without Lender's consent) replace Stratus Block 21 Investments, L.P. as the managing member of Borrower (with Stratus Block 21 Investments, L.P. retaining its current ownership interest but as non-managing member), (b) even if a monetary Event of Default then exists, so long as CJUF continues to hold the ownership interest in Borrower (directly or indirectly including through CJUF II Block 21 Member, LLC) which CJUF held at Closing (directly or indirectly including through CJUF II Block 21 Member, LLC), CJUF may request that Lender approve CJUF replacing Stratus Block 21 Investments, L.P. as managing member of Borrower (with Stratus Block 21 Investments, L.P. retaining its current ownership interest but as non-managing member), and Lender shall grant or deny such consent in its reasonable discretion, (c) any buyout of a member's interest or change in control permitted by the Operating Agreement of Borrower, as such Operating Agreement has been consented to by Lender, may be effected provided all membership interests in Borrower remain encumbered by the Pledge Agreement, it being agreed that when and as required by Lender, any new member in Borrower must execute and deliver to Lender a Joinder Agreement relating to the Pledge Agreement and (d) the following Transfers of interests in Borrower's direct or indirect constituent entities shall be permitted without Lender's consent:  (i) Transfers of direct or indirect interests in Canyon-Johnson Urban Fund II, L.P., (ii) Transfers of non-controlling interests in either Guarantor, (iii) the transfer of an interest of no more than twenty percent (20%) in Borrower to Wheelock Street Capital (or an entity affiliated with Wheelock Street Capital) or another preferred equity provider who may provide up to $35,000,000.00 of equity through Borrower for the Project and any transfers of direct and indirect interests in that new equity partner; (iv) Leases permitted hereunder; and (v) the sale and release of Residential Units pursuant to Article 14 hereof.  Borrower may also dispose of immaterial quantities of personal property in the ordinary course of business without Lender's prior consent.

17.3	Prohibition of Transfers in Violation of ERISA.

In addition to the prohibitions set forth in Section 17.2 above, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Project, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower assign, sell, pledge, mortgage, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Lender's rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lender being deemed in violation of any applicable provision of ERISA.  Borrower agrees to indemnify and hold Lender free and harmless from and against all losses, costs (including reasonable attorneys' fees and expenses), taxes, damages (including consequential damages) and expenses Lender may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Lender's sole judgment or by reason of a breach of the foregoing prohibitions.  The foregoing indemnification shall be a recourse obligation of Borrower and shall survive repayment of the Note, notwithstanding any limitations on recourse contained herein or in any of the Loan Documents.

17.4	Successors and Assigns.

Subject to the foregoing restrictions on transfer and assignment contained in this Article 17, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

Article 18

TIME OF THE ESSENCE

18.1	Time is of the Essence.

Time is of the essence under this Agreement.

Article 19

EVENTS OF DEFAULT

19.1	Events of Default.

The occurrence of any one or more of the following shall constitute an "Event of Default" as said term is used herein:

(a) Failure of Borrower (i) to make any principal, interest or other payment on or with regard to the Loan, when due, and such payment remains unpaid upon the expiration of five (5) days following the date written notice of such failure to pay is provided to Borrower; provided, however, Lender will not be obligated to give such written notice more than twice during any twelve (12) month period and following the second such notice, any subsequent default during the then current twelve (12) month period will constitute an Event of Default without any notice being required and the Lender shall not be obligated to provide any such written notice or cure period in regard to the payment due on the Loan on the maturity date of the Loan, whether such maturity date is the stated Maturity Date thereof or any accelerated maturity date declared by the Lender pursuant to the Loan Documents or (ii) to observe or perform any of the other covenants or conditions by Borrower to be performed under the terms of this Agreement or any other Loan Document for a period of thirty (30) days after written notice from Lender, provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional ninety (90) day period to cure such failure and no Event of Default shall be deemed to exist under this paragraph (a) so long as Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within the one hundred and twenty (120) day period from the date of Lender's notice; and provided further that if a different notice or grace period is specified under any other subsection of this Article 19 with respect to a particular breach, or if another subsection of this Article 19 applies to a particular breach and does not expressly provide for a notice or grace period, the specific provision shall control.

(b) The disapproval by Lender or Lender's Consultant at any time of any material aspect of the construction work and failure of Borrower to cause the same to be corrected to the satisfaction of Lender within the cure period provided in Section 19(a)(ii) above.

(c) (i) a discontinuance of the Construction for a period of twenty (20) consecutive days (other than by reason of Unavoidable Delays), or in any event a delay in the Construction of any component of the Project so that such component is not, in Lender's sole judgment, likely to be completed on or before the applicable Completion Date, (ii) failure of Borrower to comply with the Construction Schedule resulting in a delay (which is not an Unavoidable Delay) of more than forty-five (45) days  behind the Construction Schedule with respect to any material component of Construction, or (iii) failure to complete Construction of the all or any component of the Improvements substantially in accordance with the Approved Plans and Specifications (or in accordance with any changes therein that may be approved in writing by Lender or as to which Lender's approval is not required) on or before the applicable Completion Date.

(d) The bankruptcy or insolvency of the General Contractor and failure of Borrower to procure a contract with a new contractor satisfactory to Lender within forty-five (45) days from the occurrence of such bankruptcy or insolvency.

(e) Any Transfer or other disposition in violation of Section 17.2 or 17.3.

(f) Any warranty, representation, statement, report or certificate made now or hereafter by Borrower, any Pledgor or any Guarantor is untrue or incorrect in any material respect at the time made or delivered, provided that if such breach is reasonably susceptible to cure, then no Event of Default shall exist so long as Borrower cures said breach (i) within the notice and cure period provided in (a)(ii) above.

(g) Borrower, either Pledgor or either Guarantor shall commence a voluntary case concerning Borrower, either Pledgor or either Guarantor under the Bankruptcy Code; or an involuntary proceeding is commenced against Borrower, either Pledgor or either Guarantor under the Bankruptcy Code and relief is ordered against Borrower, either Pledgor or either Guarantor, or the petition is controverted but not dismissed or stayed within sixty (60) days after the commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for or takes charge of all or substantially all of the property of Borrower, either Pledgor or either Guarantor; or Borrower, either Pledgor or either Guarantor commences any other proceedings under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to Borrower, either Pledgor or either Guarantor; or there is commenced against Borrower, either Pledgor or either Guarantor any such proceeding that remains undismissed or unstayed for a period of sixty (60) days; or Borrower, either Pledgor or either Guarantor fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or Borrower, either Pledgor or either Guarantor by any act or failure to act indicates its consent to, approval of, or acquiescence in any such case or proceeding or the appointment of any custodian or the like of or for it for any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days.

(h) Borrower, either Pledgor or either Guarantor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof or if all or a substantial part of the assets of Borrower, either

Pledgor or either Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

(i) Borrower, either Pledgor or either Guarantor shall dissolve or its existence shall otherwise terminate.

(j) Either Guarantor shall breach any of the Guarantor Financial Covenants.

(k) Borrower is enjoined, restrained or in any way prevented by any court order from constructing or operating the Project or marketing or selling Residential Units for a period in excess of thirty (30) days.

(l) Failure by Borrower to (i) make any Deficiency Deposit to Lender within the time and in the manner required by Article 11 hereof, or (ii) deposit Net Operating Income into the operating account addressed in Section 15.1(ii)(i) or Hotel operating revenue into the Hotel operating account addressed in Section 15.1(ii)(ii).

(m) One or more final, unappealable judgments are entered against (i) Borrower in amounts aggregating in excess of $250,000, or (ii) against either Pledgor or either Guarantor in amounts aggregating in excess of $250,000 for either Pledgor or either Guarantor, and said judgments are not paid, stayed or bonded over within thirty (30) days after entry.

(n) Borrower, either Pledgor or either Guarantor shall fail to pay any debt owed by it or him, as applicable, when due (either by maturity (without forbearance) or acceleration) to Lender or any other party (other than a failure or default for which Borrower's maximum liability does not exceed $200,000 and either Pledgor's or either Guarantor's maximum liability does not exceed $500,000).

(o) If a Material Adverse Change occurs with respect to Borrower, the Project, either Pledgor or either Guarantor.

(p) Borrower shall fail to comply with its obligations under this Agreement and/or any other Loan Document relating to the obtaining and maintenance of insurance coverages.

(q) The Pre-Sale Requirement shall cease to be satisfied.

(r) Borrower shall default under any of the Hotel Documents and shall fail to cure such default within the shorter of (i) the applicable cure period set forth in Section 19.1(a), and (ii) the applicable grace or cure period set forth in the applicable Hotel Document, or any Hotel Document shall otherwise cease to be in full force and effect (or any other event occurring thereunder which would give the Hotel Operator the right to terminate a Hotel Document).

(s) Borrower shall default under any Material Contract, other than the Hotel Documents, and shall fail to cure such default within the shorter of the applicable cure period set forth in Section 19.1 (a) or the applicable grace or cure period set forth in such Material Contract, or such Material Contract shall otherwise cease to be in full force and effect.

(t) The occurrence of any other event or circumstance identified as an Event of Default in this Agreement or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be.

Article 20

LENDER'S REMEDIES IN EVENT OF DEFAULT

20.1	Remedies Conferred Upon Lender.

Upon the occurrence and during the continuance of any Event of Default, Lender may pursue any one or more of the following remedies concurrently or successively, in the sole discretion of Lender, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a) Take possession of the Project and complete the Construction and do anything that is necessary or appropriate in its sole judgment to fulfill the obligations of Borrower under this Agreement and the other Loan Documents, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others.  Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution to complete the Construction in the name of Borrower; to use unadvanced proceeds of the Loan or that may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note, to complete the Construction; to make changes in the Plans and Specifications that shall be necessary or desirable to complete the Construction in substantially the manner contemplated by the Approved Plans and Specifications; to retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims that may be liens or security interests, or to avoid such bills and claims becoming liens against the Project; to execute all applications and certificates in the name of Borrower prosecute and defend all actions or proceedings in connection with the Improvements or Project; and to do any and every act that Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b) Withhold further disbursement of the proceeds of the Loan and/or terminate Lender's obligations to make further disbursements hereunder;

(c) Accelerate the Maturity Date and declare the Note to be immediately due and payable;

(d) Use and apply any monies or letters of credit deposited by Borrower with Lender, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any indebtedness under this Agreement that is due and owing to Lender;

(e) Reserved;

(f) Assess interest on all amounts outstanding under the Note at the Default Rate; and

(g) Exercise or pursue any other remedy or cause of action permitted under this Agreement and/or any of the other Loan Documents (including, without limitation, the exercise of the power of sale under the Deed of Trust), or conferred upon Lender by operation of Law.

Notwithstanding the foregoing, upon the occurrence of any Event of Default under Section 19.1(g) with respect to Borrower, all amounts evidenced by the Note shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrower.

If, prior to the fourth (4th) anniversary of the Full Loan Opening, the Maturity Date of the Loan has been accelerated as a result of an Event of Default and the Loan is subsequently repaid, Borrower must pay to Lender (i) a yield maintenance fee, calculated as provided below, for the period from the date the Loan is repaid until the third (3rd) anniversary of the Full Loan Opening, if the Loan is repaid prior to such third (3rd) anniversary and (ii) a fee equal to one percent (1%) of the principal repaid if the Loan is repaid after the third (3rd) anniversary, and before the fourth (4th) anniversary, of the Full Loan Opening (but in any case not in excess of the maximum amount the Lender may charge or receive without violating applicable law). The yield maintenance fee will be equal to the amount of interest, based on the Margin, that would accrue on the principal balance of the Loan as of the date the Loan is repaid until the third (3rd) anniversary of the Full Loan Opening Date, plus one percent (1%) of such principal balance of the Loan, discounted at the Federal Funds Rate-Target, as published in The Wall Street Journal as of the date of such repayment, minus one-half percent (½ %).

Article 21

GENERAL PROVISIONS

21.1	Captions.

The captions and headings of various Articles, Sections and subsections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

21.2	Modification; Waiver.

No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought.

21.3	Governing Law.

Irrespective of the place of execution and/or delivery, this Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Texas.

21.4	Acquiescence Not to Constitute Waiver of Lender's Requirements.

Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any construction or nonconstruction conditions precedent to the Closing Funding, the Full Opening of the Loan or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds.

21.5	Disclaimer by Lender.

This Agreement is made for the sole benefit of Borrower and Lender, and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement.  Lender shall not be liable to any contractors, subcontractors, supplier, architect, engineer, tenant or other party for labor or services performed or materials supplied in connection with the Construction.  Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Project.  Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or fiduciary of Borrower.  No payment of funds directly to a contractor or subcontractor or provider of services shall be deemed to create any third-party beneficiary status or recognition of same by Lender.  Without limiting the generality of the foregoing:

(a) Lender shall have no liability, obligation or responsibility whatsoever with respect to the Construction.  Any inspections of the Construction made by or through Lender are for purposes of administration of the Loan only and neither Borrower nor any third party is entitled to rely upon the same with respect to the quality, adequacy or suitability of materials or workmanship, conformity to the Plans and Specifications, state of completion or otherwise;

(b) Lender neither undertakes nor assumes any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Project, including matters relating to the quality, adequacy or suitability of:  (i) the Plans and Specifications, (ii) architects, contractors, subcontractors and material suppliers employed or utilized in connection with the Construction, or the workmanship of or the materials used by any of them, or (iii) the progress or course of Construction and its conformity or nonconformity with the Plans and Specifications; Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Lender in connection with such matters is for the protection of Lender only, and neither Borrower nor any third party is entitled to rely thereon; and

(c) Lender owes no duty of care to protect Borrower, either Pledgor, either Guarantor, any Tenant or Residential Unit Purchaser or any other person or entity against negligent, faulty, inadequate or defective building or construction.

21.6	Partial Invalidity; Severability.

If any of the provisions of this Agreement, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

21.7	Definitions Include Amendments.

Definitions contained in this Agreement that identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender.  Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

21.8	Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Notwithstanding anything to the contrary contained herein or in the Commitment Letter, in the event of any conflict between the terms and conditions of this Agreement and those of the Commitment Letter, then the conflicting terms and provisions of this Agreement will supersede those of the Commitment Letter.

21.9	Entire Agreement.

This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Lender, embodies the entire agreement and supersede all prior agreements, written or oral, relating to the subject matter hereof.

21.10	Waiver of Damages and Limitation of Liability.

IN THE EVENT  THE CLOSING FUNDING IS MADE BUT  THEREAFTER THE LENDER DEFAULTS IN ITS OBLIGATION TO ADVANCE PROCEEDS OF THE LOAN PROVIDED ALL APPLICABLE CONDITIONS TO ITS OBLIGATION TO FUND SUCH PROCEEDS HAVE BEEN SATISFIED, OR THE  LENDER IS OTHERWISE IN DEFAULT OF ANY OF ITS OTHER MATERIAL OBLIGATIONS WITH REGARD TO THE LOAN, AND IN ANY SUCH CASE SUCH FUNDING OR OTHER MATERIAL DEFAULT REMAINS UNCURED FOR A PERIOD OF (i) FIVE (5) BUSINESS DAYS FOR A FUNDING DEFAULT OR (ii) THIRTY (30) DAYS FOR ANY OTHER MATERIAL DEFAULT, IN EACH CASE FOLLOWING LENDER'S RECEIPT FROM BORROWER OF WRITTEN NOTICE OF THE DEFAULT IN QUESTION,  THEN:

           (i)           IF, PRIOR TO THE DATE THE DEFAULT BY LENDER IS CURED,  LITIGATION IS FILED BY ONE OR MORE OF THE PARTIES IN A COURT OF COMPETENT JURISDICTION WITH REGARD TO THE ALLEGED DEFAULT BY LENDER AS DESCRIBED ABOVE, BORROWER MAY, AT ITS OPTION REQUIRE THAT LENDER, CONCURRENTLY WITH THE DELIVERY OF THE PAYMENTS DESCRIBED IN (a) AND (b) BELOW, AND PRIOR TO A DETERMINATION BY SUCH COURT OF

WHETHER LENDER IS IN DEFAULT (BUT SUBJECT TO THE REQUIREMENTS BELOW), ASSIGN (WITHOUT RECOURSE, REPRESENTATION OR WARRANTY) THE LOAN DOCUMENTS (INCLUDING THE DEED OF TRUST LIEN WITH ITS EXISTING FIRST LIEN POSITION) TO A REPLACEMENT LENDER FOR THE PROJECT (WHICH MAY BE AN AFFILIATE OF BORROWER) AND ENDORSE THE NOTE, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY, TO THE REPLACEMENT LENDER AND RELEASE ALL OTHER COLLATERAL FOR THE LOAN.  IN THAT CASE, THE LOAN WILL BE ASSIGNED TO THE REPLACEMENT LENDER IN ACCORDANCE WITH A CUSTOMARY ASSIGNMENT AND ASSUMPTION AGREEMENT IN CONFORMITY WITH THE FOREGOING PROVISIONS.  CONTEMPORANEOUSLY WITH, AND AS A CONDITION TO SUCH TRANSFER OF THE LOAN AND RELEASE OF COLLATERAL, BORROWER MUST (a) PAY OR CAUSE TO BE PAID TO LENDER THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN AND ALL ACCRUED, UNPAID INTEREST THEREON AND OTHER AMOUNTS OWED TO LENDER WITH REGARD TO THE LOAN, INCLUDING OUTSTANDING REIMBURSABLE EXPENSES BUT WITHOUT PAYMENT OF ANY PREPAYMENT PREMIUM OR YIELD MAINTENANCE, AND (b) PAY OR CAUSE TO BE PAID INTO THE REGISTRY OF SUCH COURT ALL REQUIRED YIELD MAINTENANCE AND PREPAYMENT FEES (CALCULATED IN ACCORDANCE WITH THE LOAN DOCUMENTS) TO BE HELD BY SUCH COURT PENDING FINAL DETERMINATION OF THE DISPUTE BETWEEN THE PARTIES, WITH SUCH YIELD MAINTENANCE AND PREPAYMENT FEES TO BE RELEASED AND PAID (1) TO BORROWER IF SUCH COURT DETERMINES LENDER WAS IN DEFAULT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AS ALLEGED BY BORROWER AND (2) TO LENDER IF SUCH COURT DOES NOT DETERMINE LENDER WAS IN DEFAULT AS ALLEGED BY BORROWER AND

           (ii)           IF SUCH COURT DETERMINES LENDER WAS IN DEFAULT AS ALLEGED BY BORROWER, BORROWER AND ANY GUARANTOR WILL BE ENTITLED TO RECOVERY OF ACTUAL DAMAGES (BUT NO PUNITIVE, SPECIAL OR OTHER DAMAGES) INCURRED AGAINST LENDER DUE TO LENDER'S DEFAULT AND AWARDED BY THE COURT IN A FINAL JUDGMENT WHICH IS UNAPPEALED AND UNAPPEALABLE; PROVIDED, HOWEVER, THAT THE AGGREGATE AMOUNT OF ALL SUCH ACTUAL DAMAGES INCLUDING ATTORNEYS FEES AND RELATED COSTS THAT MAY BE RECOVERED AGAINST LENDER WILL BE LIMITED TO THE "DAMAGE CAP" AS DEFINED BELOW.  THE "DAMAGE CAP" FOR LENDER WITH REGARD TO ALL LENDER DEFAULTS OCCURRING AFTER THE CLOSING FUNDING WILL BE (a) THE SUM OF $15,000,000.00 UP UNTIL THE DATE THAT LENDER HAS FUNDED $60,000,000.00 OF THE LOAN, (b) THE SUM OF $10,000,000.00 AFTER LENDER HAS FUNDED $60,000,000.00 OF THE LOAN BUT BEFORE ALL AMOUNTS LENDER IS OBLIGATED TO FUND UNDER THE PROCEEDS OF THE LOAN DOCUMENTS HAVE BEEN FUNDED, AND (c) THE SUM OF $5,000,000.00 AFTER ALL PROCEEDS OF THE LOAN LENDER IS OBLIGATED TO FUND UNDER THE LOAN DOCUMENTS HAVE BEEN FUNDED.  THE FOREGOING NOTWITHSTANDING, IN THE EVENT LENDER IS PUT INTO RECEIVERSHIP BY APPLICABLE REGULATORY AUTHORITIES, THEN THE DAMAGE CAP WILL AUTOMATICALLY BE VOID AND OF NO FURTHER FORCE OR EFFECT.

THIS SECTION SETS FORTH THE SOLE REMEDIES AND RELIEF OF THE BORROWER AND THE GUARANTORS FOR A DEFAULT BY LENDER UNDER THE LOAN DOCUMENTS.  THE BORROWER AND THE GUARANTORS HEREBY WAIVE ALL OTHER REMEDIES AND RELIEF, INCLUDING, WITHOUT LIMITATION, EQUITABLE RELIEF (INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE OR INJUNCTIVE RELIEF EXCEPT TO THE EXTENT NECESSARY TO ENFORCE THE REMEDIES SET FORTH ABOVE).

21.11	Reserved.

21.12	Jurisdiction.

TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER.  WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A "PROCEEDING"), BORROWER IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE COUNTY OF DALLAS AND STATE OF TEXAS, AND (b) WAIVES ANY OBJECTION THAT IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.  NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.  BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY TEXAS STATE OR UNITED STATES COURT HAVING JURISDICTION OVER THE COUNTY OF DALLAS, TEXAS MAY BE MADE, TO THE EXTENT PERMITTED BY LAW, BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY (AS OPPOSED TO UNABLE TO RECEIVE DELIVERY), SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

21.13	Set-Offs.

After the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs Lender from time to time to charge Borrower's accounts and deposits with Lender (or its Affiliates), and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document.  Borrower hereby grants to Lender a security interest in and to all such accounts and deposits maintained by Borrower with Lender (or its Affiliates).

21.14	Binding Effect.

The covenants, conditions, waivers, releases and agreements contained in this Agreement shall bind, and the benefits thereof shall inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns.

21.15	Waiver of Accord and Satisfaction.

Borrower hereby expressly waives any and all rights to effect an accord and satisfaction of any secured obligation or any other debt of Borrower to Lender in accordance with section 3-311 of the UCC.  Notwithstanding anything to the contrary contained in this agreement or any other Loan Document, except as expressly directed in a writing addressed to Borrower after the date hereof, any and all communications or notices by Borrower or any other loan party to Lender concerning disputed debts, obligations or liabilities, whether arising under this agreement or otherwise, including without limitation any instrument tendered as full satisfaction of a debt, shall be, in addition to the notices required under Article 22 hereof, delivered to Lender, attention Stephen J. Costas, 6000 Legacy Drive, Plano, Texas 75024.

Article 22

NOTICES

Any notice, demand, request or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (c) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Borrower:

c/o Stratus Properties

98 San Jacinto, Suite 220

Austin, Texas 78701

Attention:	W.H. Armstrong III

Telephone:	(512) 478-6396

Facsimile:	(512) 478-5788

And to:

Armbrust & Brown, L.L.P.

100 Congress Avenue, Suite 1300

Austin, Texas 78701

Attention:	Kenneth N. Jones, Esq.

Telephone:	(512) 435-2312

Facsimile:	(512) 435-2360

And to:

Canyon-Johnson Urban Funds

2000 Avenue of the Stars, 11th Floor

Los Angeles, California 90067

Attention:	Head of Asset Management

Telephone:	(310) 272-1500

Facsimile:	(310) 272-1523

And to:

Canyon-Johnson Urban Funds

2000 Avenue of the Stars, 11th Floor

Los Angeles, California 90067

Attention:	General Counsel

Telephone:	(310) 272-1500

Facsimile:	(310) 272-1523

And to:

DLA Piper US LLP

550 South Hope Street, Suite 2300

Los Angeles, California 90071

Attention:	Steven A. Fein, Esq.

Telephone:	(213) 330-7772

Facsimile:	(213) 330-7572

If to Lender:

Beal Bank Nevada
6000 Legacy Drive
Plano, Texas 75024
Attention:                      Stephen J. Costas, General Counsel

Telephone:                      (469) 467-5534

Facsimile:                         (469)

With a copy to:

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention:	Lawrence C. Adams

Telephone:	(469) 467-5513

Facsimile:	(469) 241-9568

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

Article 23

WAIVER OF JURY TRIAL

BORROWER AND LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP THAT IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first set forth above.

BORROWER:

CJUF II STRATUS BLOCK 21 LLC,
a Delaware limited liability company

By:        Stratus Block 21 Investments, L.P.,
a Texas limited partnership, Manager

By:          Stratus Block 21 Investments GP, L.L.C.,
a Texas limited liability company,
General Partner

By:    /s/ Erin D. Pickens
Name:         Erin D. Pickens
Title:           Senior Vice President

By:        CJUF II Block 21 Member, LLC,
a Delaware limited liability company, Member

By:          Canyon-Johnson Urban Fund II, L.P.,
a Delaware limited partnership, Member

By:          Canyon-Johnson Realty Advisors II LLC,
a Delaware limited liability company,
General Partner

           By:      /s/ K. Robert Turner
Name:          K. Robert Turner
Title:            Managing Partner

LENDER:

BEAL BANK NEVADA

By:  /s/ Anthony Sassine
Name:   Anthony Sassine
Title:   Authorized Signer

EXHIBIT A

Legal Description of Land

Lots 1 through 12, Block 21, of the Original City of Austin, Travis County, Texas, according to the map or plat of record in the General Land Office of the State of Texas, together with the area within the alley traversing said Block, which was vacated by Ordinance recorded under Document No. 1999086902 and described in Memorandum Designating the Vacation of a 20 foot wide alley on Block 21 and Block 22, in the City of Austin as recorded under Document No. 2004040650 of the Official Public Records of Travis County, Texas.

Exhibit A - Page 1

EXHIBIT B

Construction Schedule

Exhibit B - Page 1

EXHIBIT C

Permitted Exceptions

1.	Restrictive Covenants recorded under Document No(s). 2006234734, 2006240877, 2008013712, 2008078527 and 2008085863 of the Official Public Records of Travis County, Texas.

2.
All interest in all oil, gas and other minerals reserved by Missouri Pacific Railroad Company in instrument recorded in Volume 8687, Page 248 of the Real Property Records of Travis County, Texas, as modified and amended by the Modification of Mineral Reservation dated January 7, 2000, recorded under Document No. 2000010490 in the Official Public Records of Travis County, Texas.  Said mineral estate not traced further herein.  (Surface Rights waived therein) (Lots 7-12)

3.
The terms, conditions and stipulations, including but not limited to repurchase rights, set forth in that certain Special Warranty Deed dated to be effective December 15, 2006 and recorded under Document No. 2006240878 of the Official Public Records of Travis County, Texas, as further affected by Estoppel Certificate and Agreement recorded under Document No(s). 2008078527 and 2008085863 of the Official Public Records of Travis County, Texas and Estoppel Certificate and Agreement recorded concurrently with the Deed of Trust.

4.
The terms, conditions and stipulations set out in that certain Restrictive Covenant Regarding Unified Development and Maintenance of Drainage Facilities dated January 9, 2008, recorded under Document No. 2008013712 of the Official Public Records of Travis County, Texas.

5.
The terms, conditions and stipulations set out in that certain Temporary Right of Way Encroachment License Agreement dated June 4, 2008, recorded under Document No. 2008094734 of the Official Public Records of Travis County, Texas.

6.
The terms, conditions and stipulations set out in that certain Temporary Right of Way Encroachment License Agreement dated August 29, 2008, recorded under Document No. 2008151032 of the Official Public Records of Travis County, Texas.

7.
Terms, conditions and stipulations set out in that certain Operating Agreement dated October 26, 2006, as amended by First Amendment to Operating Agreement dated January 30, 2008 (and by Second Amendment to Operating Agreement dated as of May 6, 2008), as evidenced by Subordination and Non-Disturbance Agreement, recorded under Document No. 2008078528 of the Official Public Records of Travis County, Texas, and as further evidenced by Subordination and Non-Disturbance Agreement in recorded concurrently with the Deed of Trust.

8.
Apparent easement evidenced by the location of electric panel, abandoned service pole, power poles and guy anchors, breaker box, overhead electric line, electric meter outside of a dedicated easement as shown on the Survey dated February 26, 2008, prepared by William H. Ramsey, Registered Professional Land Surveyor No. 4532.

Exhibit C - Page 1

9.
The terms, conditions and stipulations set out in that certain Electric Utility Easement and Vault Agreement dated August 4, 2009, recorded under Document No. 2009133082 of the Official  Public Records of Travis County, Texas.

Exhibit C - Page 2

EXHIBIT D

Litigation

NONE

Exhibit D - Page 1

EXHIBIT E

INSURANCE REQUIREMENTS DURING AND POST CONSTRUCTION

I.           Insurance.  Borrower shall obtain, and maintain at all times during term of the Loan, such insurance as Beal Bank Nevada ("Lender") may reasonably require, including, but not limited to the insurance coverage set forth below.  Unless otherwise expressly defined herein, capitalized terms set forth in this Exhibit are terms of art, as used in and understood in the insurance industry or are defined terms in the Construction Loan Agreement to which this is attached.

A.           During Construction.

(a)           Builder's Risk.  From the closing of the loan until replaced by permanent property insurance, "All Risk" form of Builder's Risk Insurance, in such amount as Lender shall reasonably require, but in no event less than 100% of the replacement cost value of the Project (including Upgrades and any leasehold improvements) (the "Builder's Risk Insurance").  Such policy shall be written on a Builder's Risk Completed Value Form (100% non-reporting) or its equivalent and shall not contain a permission to occupy limitation or a coinsurance clause.  Such policy shall not have exclusion for sidewalks, retaining walls or underground property.  The policy shall include coverage for Flood and Earthquake with sub-limits no less than $250,865,764 per occurrence and in the annual aggregate. Such insurance policy shall also include coverage for:

(i)
Loss suffered with respect to Borrower's materials, equipment, machinery, and supplies whether on-site, in transit, or stored off site, with a limit in amounts sufficient to cover the replacement cost of such exposure subject to a minimum limit of $10,000,000 for both transit and off site storage (per location)  provided that Borrower shall obtain or cause to be obtained additional insurance whenever the value of materials in transit or storage exceed those limits;

(ii)
$21,820,000 in coverage will be provided for additional Soft Cost expenses including coverage for all types (including but not limited to interest expense; fees; and plans, specifications, blueprints and models, in connection with any restoration following an insured loss);

(iii)	If applicable, loss or delay of rental income will be provided up to a minimum of $12,302,173 on an actual loss sustained basis.

(b)           Comprehensive Broad Form Boiler and Machinery Insurance, covering all mechanical and electrical apparatus and pressure vessels.  Such insurance shall provide coverage against loss or damage from an accident to and/or caused by boilers and machinery, including but not limited to: heating

Exhibit E - Page 1

apparatus, pressure vessels, pressure pipes, electrical or air conditioning equipment on a blanket comprehensive coverage form, in such amount as Lender shall reasonably approve but no less than $10,000,000.  All exclusions for testing shall be removed.

(c)           Professional Liability.  Borrower will require the architect, engineers (including Structural and MEP contractors) and all other design professionals retained by Borrower to purchase and maintain continuous professional liability coverage in the amount of $1,000,000 per claim.  This policy may be on a  "claims made" basis, and shall include coverage for bodily injury and property damage and retroactive coverage back to the first date that professional services were provided to the Project.

(d)           Commercial General Liability and Umbrella Liability coverage, for contractors excluded from the Owner Controlled Insurance Program, including but not limited to, coverage for Personal Injury, Bodily Injury, Death, Property Damage, with limits of not less than $2,000,000 per occurrence and in the annual aggregate. The policies described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors, contractual liability (covering, to the maximum extent permitted by the commercial general liability policy, Borrower's obligation to indemnify Lender as required under this Exhibit) and Products and Completed Operations Liability coverage. Coverage should also include host liquor liability. Borrower shall add Lender, its directors, officers, employees and agents as additional insured.

(e)           Worker's Compensation.  Worker's compensation insurance, for contractors excluded from the Owner Controlled Insurance Program, covering Borrower and its employees at the site to the extent required, and in the amounts required by applicable Laws. An endorsement providing U.S. Longshore and Harbor Workers Compensation Act (USL&HW) coverage should be added on an "if any" basis if there is an exposure.

(f)           Employers Liability.  If applicable in the amount of $1,000,000 per accident, $1,000,000 per illness, per employee and $1,000,000 per illness, in the aggregate, for contractors excluded from the Owner Controlled Insurance Program.

(g)           Owner Controlled Insurance Program.  The following coverage shall be provided by the Borrower for all enrolled parties. Coverage shall include Borrower as an additional insured on the general liability and excess liability policies. If applicable, the Workers Compensation/Employers Liability policy shall also cover the Borrower.

(i)           Workers' Compensation Insurance - Statutory Limits of the Workers' Compensation Laws of the State of Texas, with Coverage B - Employer's Liability (with limits of $1,000,000 each accident for Bodily Injury by accident, $1,000,000 each employee for Bodily Injury by disease

Exhibit E - Page 2

and $1,000,000 policy limit Bodily Injury by disease), covering operations of the enrolled party performing Work at the project site.

Coverage under the CIP will remain in force through completion or other similar period described in the CIP policy. This insurance is extended for an additional period of time with respects to liability for "bodily injury" or "property damage" arising out of "repair work".  This extension shall commence as of the date that work is completed and shall end as of the expiration of any express warranty for the work, or up to 24 months from the date of completion of  work, whichever comes first.

(ii)           Commercial General Liability Insurance -(Excluding Automobile and Professional Liability) in form providing coverage not less than a Commercial General Liability insurance policy, including hazards of explosion, collapse, underground, independent Contractor(s), employees as additional insureds, completed operations for 10 years after the Project has reached substantial completion as defined in Article 9.8 of the General Conditions of the Contract for construction,  contractual liability coverage for claims arising out of the Work for personal injury, bodily injury and property damage in policy or policies of insurance such that the total available limits, reinstated annually to all insureds combined will not be less than:

$2,000,000 per occurrence
$2,000,000 personal and advertising injury aggregate
$2,000,000 general aggregate
$2,000,000 completed operations aggregate - term limit.

Coverage will apply only to work performed at the Project site.  Such insurance will not include coverage for products liability for any product(s) manufactured, assembled, or otherwise worked upon away from the Project site for any enrolled party or excluded party performing such off-site work.

(iii)           Umbrella/Excess Liability Insurance in limits of:

$150,000,000 per occurrence
$150,000,000 general aggregate
$150,000,000 products/completed operations aggregate

excess of Employers Liability and Commercial General Liability stated above, to all insureds combined.

(h)           Automobile Liability.  Contractors shall be required to carry automobile liability insurance for all owned, hired and no owned vehicles with limits of at least $1 million.

Exhibit E - Page 3

(i)           Contractors Pollution Liability.  The Project will have a limit of $15,000,000 per claim and a $15,000,000 aggregate limit.  The policy period shall coincide with the construction term.  Coverage will apply to all claims as a result of Bodily Injury, Property Damage or Clean-up Costs caused by Pollution Conditions resulting from Covered Operations that are performed by or on the behalf of the Contractor at the project site.  Coverage shall also include transportation, disposal site coverage and a minimum of ten (10) years completed operations.

B.           Post Construction.  After the earlier of: (i) substantial completion of the Project, or (ii) cancellation or expiration of the Builder's Risk Policy, Borrower shall provide the following coverages:

(a)           "All Risk" insurance including Flood and Earthquake, and such other insurable hazards as, under good insurance practices are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. The amount of such insurance shall be not less than one hundred percent (100%) of the replacement cost without depreciation of the Project.  Such insurance policy shall contain an agreed amount endorsement.  Flood and Earthquake sublimits shall be what is commercially available at reasonable costs in the market but in no event be less than $100,000,000 each per occurrence and in the annual aggregate. Such insurance shall cover increased cost of law or ordinance insurance, costs of demolition and increased cost of construction with a sublimit of not less than $10,000,000, debris removal with a sublimit of not less than $15,000,000.    Deductibles shall not exceed $250,000 for physical damage.   Cover shall also include extra expense cover with sublimits not less than $5,000,000. Lender shall be named as sole Loss Payee and Mortgagee for the Project, for all claim proceeds, including business interruption insurance loss proceeds, in excess of $250,000.

(b)           Comprehensive Broad Form Boiler and Machinery. Insurance, in the minimum amount of $10,000,000 covering all mechanical and electrical equipment against physical damage and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to any lease on a replacement cost basis.  Such insurance shall provide coverage against loss or damage from an accident to and/or caused by boilers and machinery, including but not limited to: heating apparatus, pressure vessels, pressure pipes, and electrical or air conditioning equipment on a blanket comprehensive coverage form, in such amount Lender shall reasonably approve.  All exclusions for testing shall be removed. Coverage shall be extended to include loss of rental income for 6 months as a result of damage from an insured peril.

(c)           Business Interruption.  Loss of rental income on an actual loss sustained, in an amount equal to 12 months of projected rental income, with a 120 day extended period of indemnification.  Cover shall also include extra expense with a sublimit of not less than $5,000,000.  Waiting period of not greater than 30 days can apply.

Exhibit E - Page 4

(d)           Commercial General Liability. Commercial General Liability Insurance, for Personal Injury, Bodily Injury, Death, Accident and Property Damage providing in combination no less than $100,000,000 per occurrence (with sublimits approved by Lender) and in the annual aggregate, per location.  The policies described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors, contractual liability and Products and Completed Operations Liability coverage. It is understood that umbrella or excess policies can be used to meet the required limits.

(e)           Dram Shop.  Prior to any tenant selling alcoholic beverages on any part of the Project, Borrower either itself or through the Tenant shall provide evidence of so-called "Dram Shop" against claims or liabilities arising directly or indirectly to Persons or property on account of the sale or dispensing of alcoholic beverages.  Coverage shall include loss of means of support. Limits shall equal those limits as may be required by applicable Laws or $5,000,000, whichever is greater. If state law allows, Lender shall be named as an additional insured on such policy.

(f)           Worker's Compensation.  If applicable, worker's compensation insurance covering Borrower and its employees at the site to the extent required, and in the amounts required by applicable Laws.

(g)           Employers Liability.                                           If applicable in the amount of $10,000,000 per accident; $10,000,000 per illness, per employee; and $10,000,000 per illness, in the aggregate.  Such limits can be met through excess liability policies of insurance.

(h)           Auto Liability for Owned (if any) and Hired and Non Owned with limits not less than $10,000,000, unless otherwise approved by Lender.  If owner /Operator does not have any Automobiles , the Commercial General Liability policy must be endorsed to cover Non-Owned Automobile Liability.

(i)           Directors & Officers Liability.  To the extent the project has the exposure at the time it becomes operational, Directors and Officers liability insurance providing cover for Side A and Side B in an amount not less than $5,000,000 subject to industry standard deductibles.  If deemed to be required, this requirement can be satisfied by the separate coverage of the individual Borrower membership entities.

(j)           Other.  Such other insurances as may be reasonably requested by Lender.

II.           Requirements of Insurance Policies.

(a)           All insurance policies shall be issued by an insurer or insurers with an A.M. Best rating of A:IX or better or a Standard and Poor's rating of "AA", or equivalent rating from another agency acceptable to Lender and be authorized in the state where the Project is located.  All insurance acquired pursuant to this

Exhibit E - Page 5

Exhibit shall be in form, amounts and with coverage and deductibles satisfactory to Lender, in Lender's sole discretion.

(b)           The Builder's Risk insurance policies required to be carried pursuant to Section I.A., Subsections (a) and (b) of this Exhibit, and the All Risk required pursuant to Section I.B, Subsections (a) and (b), shall name Borrower as the insured and shall also name Lender as Loss Payee and Mortgagee, under a non-contributing standard mortgagee clause.

(c)           The Commercial General Liability, Automobile Liability, and Pollution Liability policies required in this Exhibit E shall name Lender, its directors, officers, and employees as Additional Insured.

(d)           Lender shall be named as a dual-obligee on the Performance Bond required to be obtained by General Contractor pursuant to Section I.A., Subsection (i) of this Exhibit.

(e)           The amount of any deductible under any insurance policy must be reasonably acceptable to Lender.

(f)           Borrower may provide required insurance under blanket policies.  Borrower shall not maintain any insurance on the Project that does not name Lender as Loss Payee.

(g)           Borrower shall pay the premiums for the insurance policies as the same become due and payable.  Borrower shall deliver to Lender certified copies of the insurance policies required to be maintained pursuant to this Exhibit within sixty (60) days after the date of this Agreement or ten (10) days after the issuance of the policies by the insurer, whichever is later, but in all events, no later than ninety (90) days after the date of this Agreement, and failure to do so will be an immediate Event of Default.  Notwithstanding the foregoing, Lender shall not be deemed by reason of the custody of such insurance policies to have knowledge of the contents thereof.  Borrower also shall deliver to Lender, within ten (10) days of Lender's request, a certificate of Borrower or Borrower's insurance agent setting forth the particulars as to all such insurance policies, that all premiums due thereon have been paid currently and that the same are in full force and effect.  BORROWER SHALL DELIVER A CERTIFICATE OR OTHER EVIDENCE OF INSURANCE ACCEPTABLE TO LENDER EVIDENCING THE INSURANCE REQUIRED HEREUNDER ON THE CLOSING DATE, TOGETHER WITH RECEIPTS FOR THE PAYMENT OF PREMIUMS THEREON.  ALL CERTIFICATES FOR PROPERTY INSURANCE MUST BE ON ACORD FORM 27 or the equivalent; ACORD 25 certificates are acceptable for liability insurance.  Not later than fifteen (15) days prior to the expiration date of each of the insurance policies or as soon as coverage has been bound, but no later than prior to the renewal date.  Borrower shall deliver to Lender a certificate of insurance evidencing renewal of coverage as required herein.  Within ten (10) days after such renewal, Borrower shall deliver to Lender evidence of payment of

Exhibit E - Page 6

premium satisfactory to Lender.  Not later than ninety (90) days after the renewal of each of the insurance policies, Borrower shall deliver to Lender an original or certified copy (as required pursuant to this Section) of a renewal policy or policies.

(h)           Each insurance policy shall contain a provision whereby the insurer agrees that so long as the Loan is outstanding, such policy shall not be canceled without at least thirty (30) days prior written notice to Lender, except ten (10) days for non-payment of premium

(i)           In the event any insurance policy (except for general and other liability and Workers Compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of; (a) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured; (b) the occupancy or use of the property for purposes more hazardous than permitted by the terms thereof; or (c) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of this Agreement.

(j)           Any insurance maintained pursuant to this Agreement may be evidenced by blanket insurance policies covering the premises and other properties or assets of Borrower or its affiliates; provided that any such policy shall in all other respects comply with the requirements of this section.  Lender, in its reasonable discretion, shall determine whether such blanket policies contain sufficient limits of insurance.

(k)           Any insurance carried by Lender shall be for its sole benefit and shall not inure to the benefit of Borrower and Insurance required from Borrower shall be primary to any available, if any, to Lender.

(l)           All required policies, other than professional liability, shall provide that insurers have waived rights of subrogation against Lender.  The required insurance shall be primary without right of contribution from any insurance, which may be carried by Lender.

(m)           The required limits are minimum limits established by Lender and nothing contained herein shall be construed to mean the required limits are adequate or appropriate to protect Borrower from greater loss.

Exhibit E - Page 7

EXHIBIT F

Architect’s Certificate

The firm of BOKA Powell, LLC (“Architect”), hereby certifies for the benefit of Beal Bank Nevada and CJUF II Stratus Block 21 LLC, to the best of its current knowledge, information and belief, that:

Architect has been employed by Stratus Block 21 Investments GP, L.L.C., a Texas limited liability company (“Stratus Block 21”), pursuant to a contract dated May 3, 2006 (as amended and assigned, the “Architect Agreement”), to provide architectural and engineering services for what is commonly known as W Hotel & Residences, which is located at Block 21 in Austin, Texas (the “Project”).  The Architect Agreement was assigned by Stratus Block 21 to CJUF II Stratus Block 21 LLC, a Delaware limited liability company, the current owner of the Project, by assignment dated July 30, 2007 (referred to herein as the “Owner”).  The Project is located on the property described on Exhibit “A” attached hereto (the “Land”) and the improvements being constructed on the Land in conjunction with the Project is referred to herein as the “Improvements.”

A true and correct copy of the Architect Agreement, together with all amendments thereto, which sets out Architect’s services is attached hereto as Exhibit “B.”

The firm is duly licensed and in good standing under laws of the State of Texas, License No. 10147.

The foundations were designed by a structural engineer retained by Architect in accordance with the recommendations contained in a soil report dated August 10, 2007, which was prepared by Henley-Johnston & Associates, Inc.

Plans listed on the attached Schedule I comprise the plans which are necessary for the construction of the Project, excepting tenant space designs, and when the Project is built in accordance therewith the Project will (excepting completion of tenant improvements) be ready for occupancy.  Calculations of the gross building and the net rentable building area are attached as Schedule II.  The plans as prepared by Architect and Architect’s consultants (and the Project will, when constructed in accordance therewith) comply with all applicable building, zoning, land use, subdivision, environmental, fire, safety and other applicable governmental laws, statutes, codes, ordinances, rules and regulations.  In addition, (i) the Urban Design Section of the Neighborhood Planning and Zoning Department at the City of Austin approved the design of the streetscape improvements for the Project in accordance with Restrictive Covenant recorded under Document No. 2006234734 of the Official Public Records of Travis County, Texas, (ii) the Project is designed as a unified Development under its Site Development Permit No. SP-20070371C issued by the City of Austin (the “Site Development Permit”) in accordance with Restrictive Covenant Regarding Unified Development and Maintenance of Drainage Facilities recorded under Document No. 2008013712 of the Official Public Records of Travis County, Texas (the “Unified Development RC”), (iii) joint access for the Project is designed in accordance with Section 4 of the Unified Development RC, and (iv) parking for the Project is designed in accordance with Section 5 of the Unified Development RC.

Exhibit F - Page 1

The attached Schedule III, establishing a timetable for completion of the Project and showing on a monthly basis the anticipated progress of the work, is realistic and can be adhered to.

The following design drawings or plans have been prepared with assistance from other designers or contractors.

Type of Plans	Name of Preparing Firm

Construction Document Package No. 1	BOKA Powell & all Consultants
Construction Document Package No. 2	BOKA Powell & all Consultants
Construction Document Package No. 3	BOKA Powell & all Consultants
Construction Document Package No. 4	BOKA Powell & all Consultants
Construction Document Package No. 5	BOKA Powell & all Consultants

The Construction Document Pages have been supplemented by the Addenda issued as described on Schedule I attached hereto.  The Specifications are included as part of the aforementioned Construction Documents.

Architect has received payment of all sums due under the Architect Agreement (the “Progress Payments”) other than the current amount due in the amount of $145,572.29 (the “Current Amount”) for services provided through September 21, 2009.  In consideration of the payment by Owner of the Progress Payments and other good and valuable consideration, the receipt of all of which is hereby acknowledged, Architect has waived and released and, acting herein by and through me, does hereby waive and release, any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic’s and materialman’s liens under the Constitution, statutes and laws of the State of Texas) owned, claimed or held, or to be owned, claimed or held by Architect in and to the Land and in and to the Improvements, whether now or hereafter constructed thereon, by reason of services performed by Architect to September 21, 2009 (but not after such date); and the Architect for itself, its representatives and assigns does release, acquit and forever discharge Owner, its successors and assigns from any and all claims, debts, demands and causes of action that Architect has or may have as a result of the same; provided, however, that the release contained in this paragraph shall in no way diminish, modify or otherwise affect the validity of any liens, rights and interests to be owned, claimed or held by Architect by reason of services performed subsequent to September 21, 2009 hereby by Architect or for the Current Amount due.

Architect has actual knowledge, and hereby certifies, that all bills owed by Architect to others for materials furnished and services performed in connection with any services or work product provided under the Architect Agreement with regard to the Land or the Improvements have been fully paid and satisfied except for amounts reflected in the Current Amount and for services and/or work product performed subsequent to September 21, 2009.

Exhibit F - Page 2

BOKA POWELL, LLC

By:

Name:__________________________

Title:

Date:

THE STATE OF TEXAS                     §
§
COUNTY OF ____________            §

This instrument was acknowledged before me on the ___ day of October, 2009 by ________________________________, ____________________________ of BOKA Powell, LLC, a____________________, on behalf of said entity.

      __________________________________________
Notary Public Signature

(SEAL)

Exhibit F - Page 3

EXHIBIT G

Budget

Exhibit G - Page 1

EXHIBIT H

Draw Request Form

Exhibit H - Page 1

EXHIBIT I

Approved Plans and Specifications and Approved Finish Standards

(see attached)

Exhibit I - Page 1

EXHIBIT J

Subcontracts

Exhibit J - Page 1

EXHIBIT K

PLEASE INCLUDE IN DRAW PACKAGE SENT TO BEAL BANK NEVADA

FORM OF BAILEE LETTER FOR PUBLIC WAREHOUSEMEN

[WAREHOUSEMEN LETTERHEAD]

[DATE]

Beal Bank Nevada
6000 Legacy Drive
Plano, Texas 75024
Attention: Anthony Sassine

Re:           W Hotel and Residences Condominiums

Austin, Texas

(the "Project")

This letter is to confirm that the undersigned, [Insert name of Public Warehousemen] ("Warehousemen"), is holding and will hold, from time to time, for storage in its public warehouse located at the address set forth above, the materials described on Schedule 1, attached hereto and made a part hereof, for the Project (the "Stored Materials").  Such Schedule 1 may be revised and updated as additional materials are delivered to Warehousemen and stored in accordance with this letter.

Warehousemen is holding such Stored Materials on behalf of [Insert name of Contractor], as the "Contractor" of the Project and [____________], as owner of the Project ("Owner") and the Owner owns and has title to the Stored Materials or will own and obtain title to the Stored Materials upon receipt of a bill of sale for such Stored Materials.  Pursuant to a certain Amended and Restated Construction Loan Agreement (the "Loan Agreement") between Owner and Beal Bank Nevada ("Lender"), Owner has granted to Lender a security interest in, among other things, the Stored Materials.

We acknowledge and agree that Lender's security interest in the Stored Materials is senior to all liens, claims and interests, other than our warehouseman's lien for any accrued and unpaid warehousing fees charged by us for the actual storage of the Stored Materials.  To protect Lender's security interest in the Stored Materials, from and after the date of this letter, all warehouse receipts and other documents of title which evidence any Stored Materials now or hereafter delivered by Owner to us shall be non-negotiable and issued to or for the account of Lender.  We shall provide Lender with a copy of such receipts or other documents upon Lender's request for those items.  We will notify all of our successors and assigns of the existence of the agreements contained herein.

Notwithstanding the issuance of such receipts or other documents to or for the account of Lender, we acknowledge and agree that Lender has authorized us to release any of the Stored

Exhibit K - Page 1

Materials to any authorized agent of Owner upon Owner's request (including, without limitation, Contractor); provided, however, upon our receipt of written direction from Lender, we shall refuse to release any of the Stored Materials to Owner or Owner's agent (including, without limitation, Contractor) and we shall only release such Stored Materials to Lender or the party designated by Lender in such written direction.

Very truly yours,

[PUBLIC WAREHOUSEMEN]

By:
Name:
Title:

Exhibit K - Page 2

SCHEDULE 1

DESCRIPTION OF MATERIALS

[Warehousemen: Please insert/attach a detailed inventory of the Stored Materials, including, without limitation, a statement of the quantity stored, relevant invoices, warehouse receipts or other documents of title and any applications for payment.]

Exhibit K - Page 3

EXHIBIT L

PLEASE INCLUDE IN DRAW PACKAGE SENT TO BEAL BANK NEVADA

FORM OF BAILEE LETTER

[SUBCONTRACTOR LETTERHEAD]

[DATE]

Beal Bank Nevada
6000 Legacy Drive
Plano, Texas 75024
Attention:  Anthony Sassine

Re:           W Hotel and Residences Condominiums

Austin, Texas

(the "Project")

This letter is to confirm that the undersigned, [Insert name of Sub-Contractor] ("Bailee"), is holding for processing and/or storage the materials described on Schedule 1, attached hereto and made a part hereof, for the Project (the "Stored Materials").  Such Schedule 1 may be revised and updated as additional materials are delivered to Bailee and stored in accordance with this letter.

Bailee is holding such Stored Materials on behalf of [Insert name of Contractor], as the "Contractor" of the Project and [_________________], as owner of the Project ("Owner") and the Owner owns and has title to the Stored Materials or will own and obtain title to the Stored Materials upon receipt of a bill of sale for such Stored Materials.  Pursuant to a certain Amended and Restated Construction Loan Agreement (the "Loan Agreement") between Owner and Beal Bank Nevada ("Lender"), Owner has granted to Lender a security interest in, among other things, the Stored Materials.

In order to protect Owner's ownership interest and Lender's security interest in the Stored Materials, Bailee agrees, acknowledges, represents and warrants as follows:

(i)	We are holding and will hold the Stored Materials on bailment for processing or warehousing;

(ii)	The Stored Materials are Owner's property and are subject to Lender's security interest, and we are holding and will hold the Stored Materials for Lender's benefit;

Exhibit L - Page 1

(iii)
Lender's security interest in the Stored Materials shall be senior to all liens, claims and interests, including any fees charged by us for the actual processing or storage of the Stored Materials and we will notify all of our successors and assigns of the existence of the agreements contained herein;

(iv)
If, at any time after the date of this letter, Lender shall notify us in writing that Owner has defaulted on its obligations to Lender under the Loan Agreement, we will comply with Lender's written instructions as to the disposition of the Stored Materials; and

(v)
Until we are notified in writing by Lender that the financing arrangements under the Loan Agreement have been terminated and Lender has been paid in full, we shall not deduct from or offset against any amounts due and owing to us by Owner, by applying any of the Stored Materials in payment for such amounts.

Very truly yours,

[BAILEE]

By:
Name:
Title:

Exhibit L - Page 2

SCHEDULE 1

DESCRIPTION OF MATERIALS

[Bailee: Please insert/attach a detailed inventory of the Stored Materials, including, without limitation, a statement of the quantity stored, relevant invoices and any applications for payment.]

Exhibit L - Page 3

EXHIBIT M

List of Sales Agreements

Exhibit M - Page 1

EXHIBIT M-1

List of Sales Agreements Discrepancies

Exhibit M-1 - Page 1

EXHIBIT M-2

Approved Price List

Exhibit M-2 - Page 1

EXHIBIT N

Required Changes to Condominium Documents

CIS Revisions

The CIS shall be revised to:

Comply with all of the requirements of § 82.153 of the Texas Uniform Condominium Act (“TUCA”) for both the Master and Residential Condominiums;

List with specificity each lien, lease, or encumbrance in the Declarations for the Master Condominium and the Residential Condominium;

Either list the written warranties to be provided with respect to the Master Units in addition to the Residential Master Unit or add a statement there are none;

Provide a general description of all insurance provided by declarant or any owners association with respect to either the Master or Residential Condominiums;

Provide a more detailed description of the expected fees to be paid by unit owners for use of common elements and other facilities related to the Condominiums;

State the pro forma or projected budgets for the Master and Residential Condominiums were prepared in accordance with generally accepted accounting principles and (a) taking into consideration the physical condition of the condominium or (b) are based on assumptions that, to the best of [Declarant’s/preparer’s] knowledge, are reasonable; each budget must also state the amount of each reserve or that no reserve is included; the budget for the Master Condominium must state the projected monthly common expense assessment for each Master Condominium; each budget must identify the person who prepared the budget, and contain a statement of the budget's assumptions concerning occupancy and inflation factors; and

Delete the word “maximum” when referring to the number of units that may be created when used in connection with the Declarant Control Period or appointment of directors to the board of directors of the owners association.

Master Condominium Declaration

The Master Condominium Declaration shall be revised to:

Attach a plat and plans that strictly comply with all applicable requirements of TUCA;

Exhibit N - Page 1

Modify Attachments 6 and 7 so that the allocated percentages of ownership interests and expenses total exactly 100 percent;

Limit § 19.4(h) to those amendments declarant expressly permitted by TUCA to make;

State that the Owner of the Parking Master Unit shall pay 18 percent of the Parking Master Unit Assessments described in Attachment 7 so that exactly 100 percent of such assessments are allocated to specifically named Owners;

Designate the number, size and location of sales, leasing, or management offices and model units;

Correct reference in § 19.4 to nonexistent § 17.4;

Clarify application of Tex. Prop. Code Ch. 27 (Residential Construction Liability Act) to commercial damage claims;

Delete the word “maximum” when referring to the number of units that may be created when used in connection with the Declarant Control Period or appointment of directors to the board of directors of the owners association; and

Attach original tax certificates or tax receipts with respect to the property.

Residential Condominium Declaration

The Residential Condominium Declaration shall be revised to:

Attach a plat and plans that strictly comply with all applicable requirements of TUCA;

Revise Exhibits C-1 and C-2 so that the allocated percentages of ownership interests and expenses total exactly 100 percent;

Limit § 17.4(h) to those amendments declarant expressly permitted by TUCA to make;

Designate the number, size and location of sales, leasing, or management offices and model units;

Clarify application of Tex. Prop. Code Ch. 27 (Residential Construction Liability Act) to hotel damage claims;

Delete the word “maximum” when referring to the number of units that may be created when used in connection with the Declarant Control Period; and

Attach original tax certificates or tax receipts with respect to the property.

Exhibit N - Page 2

EXHIBIT O

Approved Form of Sales Agreement

Exhibit O - Page 1

EXHIBIT P

Materials Purchases Not Subject to Retainage

Exhibit P - Page 1

EXHIBIT Q

LEASING PARAMETERS AND ALLOWABLE TENANT IMPROVEMENTS
W Austin Commercial Space Leases
                             Retail                                                                                                                    Restaurant                                                                                                               Office
Term (Years) Minimum 1st Year Base Rent Annual Bumps Minimum Average Base Rent Additional Rent Maximum Allowable Tenant Improvements Allowance Maximum Commission	5 7 10 $27.00 $27.00 $27.00 $ 0.50 $ 0.50 $ 0.50 $28.00 $28.50 $29.25 6% 6% 6% $28.00 $30.00 $35.00 $12.00 $16.80 $24.00	AVERAGE $27.00 $ 0.50 $28.58 6% $31.00 $17.60	5 7 10 $29.00 $29.00 $29.00 $ 0.50 $ 0.50 $ 0.50 $30.00 $30.50 $31.25 6% 6% 6% $80.00 $95.00 $120.00 $13.50 $18.90 $27.00	AVERAGE $29.00 $ 0.50 $30.58 6% $98.33 $19.80	5 7 10 $26.00 $26.00 $26.00 $ 0.50 $ 0.50 $ 0.50 $27.00 $27.50 $28.25 $28.00 $30.00 $35.00 $16.20 $22.68 $32.40	AVERAGE $26.00 $ 0.50 $27.58 $31.00 $23.76
Notes:
1.	Borrower has required duty to employ Urban Partners to market retail and restaurant space. U.P. represents all retail in the Second Street District.
2.	Retail and Restaurant commissions are calculated as 6% of base rent over the initial term of the lease. Split is 4% to tenant rep and 2% to landlord rep for Retail and Restaurant.
3.	Office commissions are calculated as 6% of gross rent over the initial term of the lease. Splits are the same as Retail.
4.	Additional Rent applies to the retail and restaurant leases. It is calculated as 6% of annual Gross Sales over the Natural Breakpoint.
The Natural Breakpoint = Base Rent / 6%. The landlord will then receive 6% of all annual Gross Sales in excess of the Natural Breakpoint.
For example: Base Rent = $30 psf. Natural Breakpoint = $30 / 6% = $500 psf. Gross Sales = $800 psf.
Landlord will receive additional rent on top of Base Rent equal to $18 psf = ($800 - $500) * 6%.
Total Rent = Base Rent + Percentage Rent = $30 + $18 = $48 psf.
Commissions are not payable on Percentage Rent.
5.	Lease terms not in compliance with this Exhibit or the Amended and Restated Construction Loan Agreement require Lender's prior written consent.
6.	Any leasing commissions payable to parties affiliated with Borrower shall require Lender's prior written consent.
7.	Each Lease to a tenant affiliated with the Borrower requires Lender's prior written consent.

Exhibit Q - Page 1

EXHIBIT R

W AUSTIN CHANGE ORDER SUMMARY

Date	Description	Total
10/01/2008 10/27/2008 10/27/2008 11/07/2008 12/29/2008 01/15/2009 02/25/2009 04/09/2009 05/05/2009 05/27/2009 06/18/2009 06/29/2009 08/19/2008 09/15/2009
Owner Change Order 1
Owner Change Order 2
Owner Change Order 3
Owner Change Order 4
Owner Change Order 5
Owner Change Order 6
Owner Change Order 7
Owner Change Order 8
Owner Change Order 9 A
Owner Change Order 9 B
Owner Change Order 10
Owner Change Order 11
Owner Change Order 12
Owner Change Order 13
Total
$ 39,645 $ 125,716 $ 101,002 $ 167,312 $ 417,003 $ 525,313 $ 238,237 $ 190,957 $ 102,886 $ 993,608 $ 255,071 $ 365,263 $ 100,818 $2,447,936 $ 6,070,767

Exhibit R - Page 1

EXHIBIT S

Form of Fourth Estoppel and Agreement from City of Austin

Exhibit S- Page 1

EXHIBIT T

Due Diligence Materials Provided to Lender

S-i